Exhibit 10.52

Portions of this exhibit marked by [***] have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and, if publicly disclosed, would likely cause competitive harm to the registrant.

AMENDMENT NO. 20 TO CREDIT AGREEMENT
This AMENDMENT NO. 20 TO CREDIT AGREEMENT (this “Amendment”), dated as of January 31, 2020, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, and, for purposes of Sections 1, 4, 7, 8 and 10 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement, dated as of May 11, 2015 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 10, 2016, Amendment No. 2 to Credit Agreement, dated as of February 24, 2017, Amendment No. 3 to Credit Agreement, dated as of August 9, 2017, Amendment No. 4 to Credit Agreement, dated as of September 20, 2017, Amendment No. 5 to Credit Agreement, dated as of March 1, 2018, Amendment No. 6 to Credit Agreement, dated as of April 10, 2018, Consent and Amendment No. 7 to Credit Agreement, dated as of June 1, 2018, Amendment No. 8 to Credit Agreement, dated as of August 9, 2018, Amendment No. 9 and Consent to Credit Agreement, dated as of September 14, 2018, Amendment No. 10 to the Credit Agreement, dated as of September 28, 2018, Amendment No. 11 to the Credit Agreement, dated as of October 4, 2018, Amendment No. 12 to the Credit Agreement, dated as of October 31, 2018, Amendment No. 13 to the Credit Agreement, dated as of December 19, 2018, Amendment No. 14 to the Credit Agreement, dated as of January 15, 2019, Amendment No. 15 and Limited Waiver to the Credit Agreement, dated as of March 19, 2019, Amendment No. 16 to the Credit Agreement, dated as of April 5, 2019, Amendment No. 17 to the Credit Agreement, dated as of August 7, 2019, Amendment No. 18 to the Credit Agreement, dated as of December 31, 2019, and Amendment No. 19 to the Credit Agreement, dated as of January 17, 2020 and from time to time further amended, supplemented, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby), pursuant to which the Revolving Credit Lenders have provided the Revolving Credit Facility to the Borrower and the Term Loan Lenders have provided the Term Loan Facility to the Borrower; and
WHEREAS, the Borrower has requested that (i) the Administrative Agent and the Required Lenders agree to, among other items, add an additional term loan tranche under the existing Term Loan Facility and the extension of credit and related obligations and liabilities arising from time to time thereunder shall be on a subordinated basis to the Revolving Credit Facility and (ii) the Administrative Agent, the L/C Issuers and the Revolving Credit Lenders agree to extend certain of

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their commitments upon the occurrence of certain events by amending and restating the Credit Agreement substantially in accordance with the Term Sheet attached hereto as Annex A (the “Refinancing Term Sheet”), and the Lenders and L/C Issuers signatory hereto are willing to consent to effect such amendments on the terms and conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Initial Amendments to the Credit Agreement.
The Credit Agreement is, effective as of the Amendment No. 20 Effective Date (as defined below), hereby amended as follows:

(a)
The Credit Agreement shall be amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) in the form set out in Annex B hereto.

(b)	Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement is hereby amended and restated in its entirety in the form set out on Annex C hereto.

(c)	Exhibit A (Committed Loan Notice) to the Credit Agreement is hereby amended and restated in its entirety in the form set out on Annex D hereto.

(d)	Exhibit E-1 (Assignment and Assumption) to the Credit Agreement is hereby amended and restated in its entirety in the form set out on Annex E hereto.

2.	Joinder
From and after the Amendment No. 20 Effective Date, pursuant to Section 10.01 of the Credit Agreement, each Tranche A-4 Term Loan Lender and Tranche A-5 Term Loan Lender executing this Amendment shall become a party to the Credit Agreement (to the extent not already a party) and have the rights and obligations of a Term Loan Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof.

3.	Subsequent Amendment and Restatement to the Credit Agreement

(a)
Upon the occurrence of each “Conditions Precedent to the Refinancing Transaction” set forth on Annex F hereto, the Administrative Agent, the Lenders and the L/C Issuers hereby agree to amend and restate the Credit Agreement substantially in accordance with the terms and conditions set forth in the Refinancing Term Sheet and in form and substance satisfactory to the Administrative Agent and the Loan Parties.

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(b)
Notwithstanding the above, nothing in this Section 3 shall be deemed a consent by the Administrative Agent, any Lender or any L/C Issuer to any amendment, waiver or modification to the Credit Agreement if the consent of the Administrative Agent, such Lender or such L/C Issuer would be required under Section 10.01 of the Credit Agreement, except to the extent expressly set forth in the Refinancing Term Sheet.

(c)	Condition precedent 5 [Flood Diligence] listed on Annex F hereto shall not be waived without the consent of each Revolving Credit Lender.

(d)
Upon the satisfaction of condition precedent 18 [Return of Certain Letters of Credit] listed on Annex F hereto, Credit Agricole Corporate and Investment Bank and its affiliates shall be deemed to have been removed in its capacity as L/C Issuer under the Credit Agreement, and Credit Agricole Corporate and Investment Bank consents to such removal.

4.	Additional Agreements and Acknowledgments

(a)
The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Credit Lender who consented to this Amendment by executing and delivering to the Administrative Agent a signature page hereto on or prior to the Amendment No. 20 Effective Date, an amendment fee equal to 100 basis points (1.00%) of the portion of the Revolving Credit Facility held by such consenting Revolving Credit Lender as of the Amendment No. 20 Effective Date which fees shall be earned on the Amendment No. 20 Effective Date and shall be payable in immediately available funds upon the Amendment No. 20 Effective Date (the fees under this Section 4(a)(i), the “Amendment Fees”).

(b)
The Borrower and the other Loan Parties shall promptly provide the Administrative Agent and advisors to the Lenders with any information (financial or otherwise) that the Administrative Agent or advisors to the Lenders reasonably request, including, without limitation, projections, forecasts, budgets and information regarding liquidity, cash flow, proposed financing activities (equity or debt) and proposed corporate transactions (including, any contemplated sales or mergers); provided, that the Borrower shall notify the Administrative Agent whether or not such information constitutes material non-public information.

(c)
Each of the Borrower and the other Loan Parties hereby jointly and severally agrees, on demand, to reimburse the Administrative Agent and the Revolving Credit Lenders for all reasonable and out-of-pocket costs and expenses of the Administrative Agent and the Revolving Credit Lenders related to or in connection with this Amendment and any documents, agreements or instruments referred to herein, including, without

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limitation, the reasonable fees and out-of-pocket expenses of Freshfields Bruckhaus Deringer US LLP (the “Agent’s Legal Advisor”), FTI, and any consultants, including any engineering consultant, attorneys or other professionals retained by the Administrative Agent and/or the Lenders in connection with the Loan Documents, including without limitation, in connection with (i) the negotiation and preparation of this Amendment, the enforcement of their rights and remedies under this Amendment, and (ii) the negotiation, documentation and analysis related to any “work out,” amendment to the Credit Agreement, or restructuring of the Obligations, or any of the Loan Documents (in each case, whether or not incurred prior to the date of this Amendment). All such fees, costs and expenses shall constitute Obligations under the Credit Agreement secured by the Collateral under the Security Instruments. Nothing in this Amendment shall be intended or construed to hold the Administrative Agent, the Revolving Credit Lenders or any other Secured Party liable or responsible for any expense, liability or obligation of any kind or nature whatsoever (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Loan Parties).

(d)
The Borrower, the Administrative Agent, and the Required Lenders reaffirm their agreement to negotiate in good faith modifications to (i) clause (e) of Section 7.03 (Investments) to limit the amount of Investments made by any Loan Party in any Foreign Subsidiary and (ii) clause (h) of Section 7.04 (Asset Sales), clause (b) of Section 7.05 (Restricted Payments), and clauses (a) and (b) of Section 7.06 (Fundamental Changes) to limit certain transactions with Foreign Security Providers. The Borrower reaffirms that the Borrower shall not, and shall cause its Subsidiaries not to, engage in any transactions with respect to its Foreign Subsidiaries outside of the ordinary course of business or outside of past practice prior to the effectiveness of such modifications (other than the Borrower or its Subsidiaries entry into and performance of its obligations under the Vølund Settlement Agreements (as defined below)).

(e)
As soon as commercially reasonable and in no event later than 15 days after the date hereof (or such longer period as permitted by the Administrative Agent in its sole discretion), the Borrower shall open and maintain the Recovery Event Proceeds Account (as defined in the Credit Agreement, as amended by Amendment No. 20) with the Administrative Agent.

(f)
The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 4 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement.

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5.	Effectiveness; Conditions Precedent.
The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 20 Effective Date”):

(a)	the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)
counterparts of this Amendment executed by the Loan Parties, the Administrative Agent, the Tranche A-4 Term Loan Lenders, the Tranche A-5 Term Loan Lenders, the Required Lenders, each Revolving Credit Lender and each L/C Issuer, in its capacity as L/C Issuer;

(ii)
a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 20 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist on, or would result from the occurrence of, the Amendment No. 20 Effective Date and (C) that since December 31, 2018, there have not occurred any facts, circumstances, changes, developments or events (other than with respect to the Vølund Projects located at [***] including but not limited to the Borrower or its Subsidiaries’ entry into and performance of its obligations under the settlement agreements with respect to the Vølund Projects located at [***] (the “Vølund Settlement Agreements”)) which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect;

(iii)
a certificate of the secretary or assistant secretary of each of the Loan Parties that are Domestic Subsidiaries certifying and confirming that (i) attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or similar governing body) of each such Loan Party, authorizing the execution, delivery and performance of the Amendment and the Loan Documents to which such Loan Party is a party, or is to be, a party,

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and that such resolutions have not been amended, rescinded or otherwise modified and are in full force and effect in the form adopted; (ii) a true, correct and complete copy of the certificate of incorporation or certificate of formation (or the equivalent organizational documents) of each such Loan Party, together with any amendments thereto, was previously delivered to the Administrative Agent on or prior to April 5, 2019 or is attached thereto, and that the certified charter has not been revoked, amended, rescinded or modified and remains in full force and effect as of the date thereof; (iii) a true, correct, and complete copy of the bylaws, partnership agreement or operation agreement (or the equivalent governing documentation) of each such Loan Party, together with any amendments thereto, was previously delivered to the Administrative Agent on or prior to April 5, 2019 or is attached thereto, and that the bylaws have not been revoked, amended, rescinded or modified and remain in full force and effect as of the date hereof; and (iv) attached thereto is a true, correct and complete list of names, offices and true signatures of the duly qualified, acting and elected or appointed officers of each such Loan Party authorized to sign the Amendment and the Loan Documents to which the such Loan Party is, or is to be, a party and the other agreements, instruments and documents to be delivered by such Loan Party pursuant to the Amendment and the Loan Documents;

(iv)
such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party that are Domestic Subsidiaries that each such Loan Party is validly existing and in good standing in its jurisdiction of organization;

(v)
satisfactory opinions of each of the Loan Parties’ counsel, including the Loan Parties’ in-house counsel, regarding due execution, enforceability and non-contravention of law, in form and substance satisfactory to the Administrative Agent (which opinions shall also retroactively cover the above described scope with respect to Amendment No. 17, Amendment No. 18 and Amendment No. 19 to the extent not previously delivered);

(vi)
a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent as of the date hereof;

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(vii)	a funds flow memorandum, in form and substance reasonably acceptable to the Administrative Agent, detailing the flow of funds in respect to the Tranche A-4 Term Loan Borrowing;

(viii)
a duly executed copy of a backstop financing commitment letter, between Borrower and B. Riley FBR, Inc., in form and substance satisfactory to the Administrative Agent and the Required Lenders, which fully backstops additional refinancing for the Borrower’s receipt of net cash proceeds of at least $200,000,000 (inclusive of proceeds used to repay Revolving Credit Loans on the effective date of the Refinancing (as defined in the Refinancing Term Sheet)), structured as set forth in the Refinancing Term Sheet.

(b)
without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Revolving Credit Lenders, including on account of the Agent’s Legal Advisor and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 20 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced);

(c)	The Administrative Agent shall have received, on account of each Revolving Credit Lender who consented to this Amendment, the Amendment Fees;

(d)
Each Tranche A-4 Term Loan Lender shall have made the full amount of its Tranche A-4 Term Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. Eastern time (or such later time as the Administrative Agent may agree in its sole discretion) on the Business Day specified for such Term Loan Borrowing in the applicable Committed Loan Notice;

(e)
All outstanding fees, costs and expenses in connection with the Amendment due to the Tranche A-4 Term Loan Lenders’ and the Tranche A-5 Term Loan Lender’s advisors and legal counsel, up to an amount not to exceed $20,000, shall have been paid to the extent that the Borrower has received an invoice thereof (with reasonable and customary supporting documentation) and without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced; and

(f)	each of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct;

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The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 5, promptly provide written notice to the Borrower, and the Lenders of the effectiveness of this Amendment.

6.	Representations and Warranties.
In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:

(a)	that both immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default exists;

(b)
the representations and warranties contained in the Credit Agreement (as amended hereby) are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);

(c)
the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;

(d)	this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)
this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

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(f)
as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.

7.	Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.
By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:

(a)	expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

(b)
expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;

(c)
to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and

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security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;

(d)	agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and

(e)
acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code).

8.	Releases; Waivers.

(a)
By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims,

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suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 8.

(b)
By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the

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Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.

9.	Entire Agreement.
This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

10.	Full Force and Effect of Credit Agreement.
This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.

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11.	Counterparts; Effectiveness.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

12.	Governing Law; Jurisdiction; Waiver of Jury Trial.
THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated herein by this reference.

13.	Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.	References.
All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.

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15.	Successors and Assigns.
This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.

16.	Lender Acknowledgment.
Each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 20 Effective Date specifying its objection thereto.

17.	Amendments.
In addition to any consent required pursuant to Section 3, this Amendment may be amended, supplemented or otherwise modified only by a written agreement signed by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders and none of the provisions hereof may be waived without the prior written consent of the Administrative Agent and the Required Lenders.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
BABCOCK & WILCOX ENTERPRISES, INC.

By: /s/ Dwayne M. Petish
Name: Dwayne M. Petish
Title:    Treasurer

Acknowledged and Agreed for purposes of Sections 1, 4, 7, 8 and 10 of the Amendment:

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, LLC
BABCOCK & WILCOX CONSTRUCTION CO., LLC
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, LLC
BABCOCK & WILCOX HOLDINGS, LLC
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX POWER GENERATION GROUP CANADA CORP.
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX DE MONTERREY, S.A. DE C.V.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC
EBENSBURG ENERGY, LLC
O&M HOLDING COMPANY
POWER SYSTEMS OPERATIONS, INC.
SOFCO EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY

By: /s/ Dwayne M. Petish
Name: Dwayne M. Petish
Title:    Treasurer

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: BABCOCK & WILCOX EBENSBURG POWER, LLC, as General Partner

By: /s/ Dwayne M. Petish
Name: Dwayne M. Petish
Title:    Treasurer

BABCOCK & WILCOX DE MONTERREY, S.A. DE C.V.

By: /s/ Victor Alfonso Muñoz Pérez
Name: Victor Alfonso Muñoz Pérez
Title:    Authorized Person

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

Lenders:

BANK OF AMERICA, N.A., as Lender and Swing Line Lender

By: /s/ Stefanie Tanwar
Name: Stefanie Tanwar
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

BANK OF AMERICA, N.A., as L/C Issuer

By: /s/ Stefanie Tanwar
Name: Stefanie Tanwar
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

BANK OF AMERICA CREDIT PRODUCTS, INC.,
as Lender

By: /s/ Miles Hanes
Name: Miles Hanes
Title: AVP

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

B. RILEY FBR, INC., as Lender

By: /s/ Bryant Riley
Name: Bryant Riley
Title: Chairman and Co-CEO

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

B. RILEY FINANCIAL, INC., as Lender

By: /s/ Bryant Riley
Name: Bryant Riley
Title: Chairman and Co-CEO

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

THE BANK OF NOVA SCOTIA, as Lender

By: /s/ Hiliary Lai
Name: Hiliary Lai
Title: Senior Manager
By: /s/ Rocco Fabiano
Name: Rocco Fabiano
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

BBVA USA, as Lender

By: /s/ Bruce Bingham
Name: Bruce Bingham
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

BNP PARIBAS, as Lender

By: /s/ Pierre Nicholas Rogers
Name: Pierre Nicholas Rogers
Title: Managing Director

By: /s/ Joseph Mack
Name: Joseph Mack
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

BNP PARIBAS, as L/C Issuer

By: /s/ Pierre Nicholas Rogers
Name: Pierre Nicholas Rogers
Title: Managing Director

By: /s/ Amy Kirshner
Name: Amy Kirshner
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

CITIZENS BANK, N.A., as Lender

By: /s/ David W. Stack
Name: David W. Stack
Title: Senior Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By: /s/ Yurly A. Tsyganov
Name: Yurly A. Tsyganov
Title: Director

By: /s/ Ronald E. Spitzer
Name: Ronald E. Spitzer
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as L/C Issuer

By: /s/ Yurly A. Tsyganov
Name: Yurly A. Tsyganov
Title: Director

By: /s/ Ronald E. Spitzer
Name: Ronald E. Spitzer
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

HANCOCK WHITNEY BANK, as Lender

By: /s/ Eric K. Sander
Name: Eric K. Sander
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

JPMORGAN CHASE BANK NA, as Lender

By: /s/ Phillip D. Martin
Name: Phillip D. Martin
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

JPMORGAN CHASE BANK NA, as L/C Issuer

By: /s/ Phillip D. Martin
Name: Phillip D. Martin
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

MUFG BANK, LTD., as Lender

By: /s/ David Helffrich
Name: David Helffrich
Title: Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

THE NORTHERN TRUST CO., as Lender

By: /s/ Robert P. Veltman
Name: Robert P. Veltman
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

PNC BANK, NATIONAL ASSOCIATION, as Lender

By: /s/ Mark Starnes
Name: Mark Starnes
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

TD BANK, N.A., as Lender

By: /s/ Bethany Buitenhuys
Name: Bethany Buitenhuys
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

TD BANK, N.A., as L/C Issuer

By: /s/ Bethany Buitenhuys
Name: Bethany Buitenhuys
Title: Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

U.S. BANK, N.A., as Lender

By: /s/ David C. Heyson
Name: David C. Heyson
Title: Senior Vice President

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

UNICREDIT BANK, as Lender

By: /s/ Scott Obeck
Name: Scott Obeck
Title: Director

By: /s/ Douglas Riahi
Name: Douglas Riahi
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

VINTAGE CAPITAL MANAGEMENT LLC, as Lender

By: /s/ Brian Kahn
Name: Brian Kahn
Title: Manager

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

WELLS FARGO BANK, N.A., as Lender

By: /s/ Reginald Dawson
Name: Reginald Dawson
Title: Managing Director

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement Signature Page]

ANNEX A
Refinancing Term Sheet
[Please see attached]

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement - Annex A]

Annex A

Refinancing Term Sheet

Existing Credit Agreement:
That certain Credit Agreement, dated as of May 11, 2015, as amended through Amendment No. 20, dated as of January 31, 2020, among the Borrower, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used but not defined herein shall have the meaning of such terms in the Existing Credit Agreement.

Borrower:	Babcock & Wilcox Enterprises, Inc., a Delaware corporation.

Guarantors:	The guarantors under the Existing Credit Agreement. The Borrower and the Guarantors are collectively referred to herein as the “Loan Parties”).

Administrative Agent:	Bank of America, N.A., as the Administrative Agent under the Existing Credit Agreement.

Refinancing:
On or prior to May 11, 2020, financing shall be provided to the Borrower (the date of such financing, “Refinancing Date”), in the form of Indebtedness and/or proceeds from the issuance of equity, in each case subject to terms and conditions to be determined (such financing, the “Refinancing”), including the following:

–	At least $200,000,000 of new Indebtedness and/or equity financing upon the effectiveness of the A&R Credit Agreement;

–	$143,000,000 of Term Loans (including the Tranche A-3 Term Loans and the term loans made pursuant to Amendment No. 20) will be continued or be refinanced with new Indebtedness and/or equity financing;

–
All Indebtedness relating to the Refinancing (including (x) any Stock or Stock Equivalents that are mandatorily redeemable and (y) any Tranche A-3 Term Loans and term loans made pursuant to Amendment No. 20) shall not exceed $275,000,000 in aggregate principal amount (including Stock or Stock Equivalents that are mandatorily redeemable valued at its liquidation preference);[1]

–
All Indebtedness relating to the Refinancing (other than Stock and Stock Equivalents that are mandatorily redeemable and issued on terms satisfactory to the Administrative Agent) shall be on the same terms as the Term Loans under the Existing Credit Agreement (including, for the avoidance of doubt, the

___________________________
1 The $275,000,000 cap will not include [***] reimbursement obligations converted into term loans.

voting provisions and the prohibition on amortization); provided that (i) the maturity date shall be 6 months after the Extended Revolving Credit Facility Maturity Date (as defined below), (ii) the interest thereon shall not exceed 12% per annum, except as modified with the written consent of the Administrative Agent and the Required Lenders, and (iii) aggregate Cash Interest Expense with respect to such Indebtedness shall not exceed $6,000,000 in any fiscal quarter (subject to proration for the first fiscal quarter ending after the Refinancing Date), except as modified with the written consent of the Administrative Agent and the Required Lenders;

–	No Stock and Stock Equivalents relating to the Refinancing shall be Disqualified Stock, and all such Stock and Stock Equivalents shall be issued on terms satisfactory to the Administrative Agent; and

–	The Borrower shall not be permitted to add any incremental Indebtedness as credit extensions under the A&R Credit Agreement.
In connection with the Refinancing, the Existing Credit Agreement, as amended by Amendment No. 20, shall be amended and restated (the “A&R Credit Agreement”).

Use of Proceeds:
The proceeds of the Refinancing shall be used on the Refinancing Date to repay in full the Borrower’s existing Revolving Credit Loans, and any Revolving Credit Commitment in excess of $195,000,000 shall be terminated.

Existing Revolving Credit Facility:
After the use of proceeds of the Refinancing, the Revolving Credit Facility under the Existing Credit Agreement shall be available in an amount not to exceed $195,000,000, $30,000,000 in the form of commitments to extend Revolving Credit Loans (provided that use of the proceeds of such Revolving Credit Loans is limited to working capital purposes) and $165,000,000 available solely for existing and new Letters of Credit (the “L/C Commitment”), with an extended Revolving Credit Facility Maturity Date of January 1, 2022 (such date, the “Extended Revolving Credit Facility Maturity Date”). The Alternative Currency Sublimit shall be decreased to $100,000,000. Financial Letters of Credit shall be capped at an aggregate face value of $35,000,000. No Swing Line Borrowings shall be permitted.

Letters of Credit:
The terms of the A&R Credit Agreement will permit Letters of Credit to remain outstanding with termination dates that extend up to 6 months past the Extended Revolving Credit Facility Maturity Date, so long as each such Letter of Credit is cash collateralized in an amount equal to 105% of face value of each such Letter of Credit on or before 95 days prior to the Extended Revolving Credit Facility Maturity Date,

2

pursuant to documentation in form and substance reasonably satisfactory to each respective L/C Issuer, and prior to such Cash Collateralization, 105% of the aggregate amount to be drawn under such Letters of Credit will be deemed L/C Obligations.2

The restrictions on Letter of Credit issuance enumerated in Section 2.03(a)(vii) of the Existing Credit Agreement shall be removed in the A&R Credit Agreement, provided that the aggregate face value of L/C Credit Extensions on account of the operations of SPIG S.p.A. and its subsidiaries and on account of Vølund Projects shall not exceed $90,000,000 in the aggregate.

Payment and Waiver of Fees:
Upon the consummation of the Refinancing a portion of outstanding Deferred Ticking Fee, the fees under Section 4(d)(i)(b) of Amendment No. 6 (the “Outstanding Amendment No. 6 Fees”) and the Other Amendment Fees (as defined under Amendment No. 16) shall be paid, waived or maintained, as applicable, as follows:

(a) $8,902,999.87 of the aggregate amount of the outstanding Deferred Ticking Fees and Other Amendment Fees shall be waived;3
(b) an amount equal to $7,000,000 shall be paid in cash on the effective date of the A&R Credit Agreement (the “Amendment and Restatement Fees”), the payment of which will result in the partial satisfaction of (i) Deferred Ticking Fees and Other Amendment Fees in an amount equal to $2,250,000 after the partial waiver thereof described in clause (a) and (ii) Deferred Facility Fees outstanding in an amount equal to $4,750,000; and
(c) the remainder of the outstanding Deferred Ticking Fees and Other Amendment Fees shall be payable on the last day of the Availability Period with respect to the Revolving Credit Facility; provided that the Deferred Ticking Fees and Other Amendment Fees shall be waived in the amounts set forth below, if the Revolving Credit Facility Termination Date occurs on or before the date as set forth below:

Date	Aggregate Waived Amount
December 31, 2020	The remaining Deferred Ticking Fees and Other Amendment Fees
January 31, 2021	$8,662,500.00

___________________________________
2 Provisions will not affect availability under commitment for Revolving Credit Loans.
3 Unless specified, the Administrative Agent may apply waived amounts and payments to be applied to the aggregate Deferred Ticking Fees and Other Amendment Fees in its discretion.

3

February 28, 2021	$7,875,000.00
March 31, 2021	$7,087,500.00
April 30, 2021	$6,300,000.00
May 31, 2021	$5,512,500.00
June 30, 2021	$4,725,000.00
July 31, 2021	$3,937,500.00
August 31, 2021	$3,150,000.00
September 30, 2021	$2,362,500.00
October 31, 2021	$1,575,000.00
November 30, 2021	$787,500.00

; provided that, if (A) the Borrow obtains a binding commitment or commitments for a refinancing the occurrence of which would result in the Revolving Credit Facility Termination Date, (B) such commitment or commitments are conditioned solely on such financing source’s or sources’ receipt of audited financial statements for the 2020 Fiscal Year, (C) the Borrower has delivered copies of such commitment or commitments to the Administrative Agent within one (1) Business Day of the latest effective date of such commitment or commitments and (D) the Revolving Credit Facility Termination Date actually occurs on or prior to March 31, 2021 as a result of such commitment or commitments, then the Revolving Credit Facility Termination Date will be deemed to have occurred, solely for the purposes of this clause (c), on the latest effective date of such commitment or commitments.
Further, upon the consummation of the Refinancing, the fee of $120,000 set forth under Section 2(b) of Amendment No. 11, dated as of October 4, 2018 shall be waived.
For the avoidance of doubt, the Deferred Facility Fee and Outstanding Amendment No. 6 Fees shall not be waived.

Interest/ Fees:	Applicable Rate with respect to:

•	Revolving Credit Loans: L+5.00%; Base Rate + 4.00%.

•	Letters of Credit: 4.00% (Financial and Performance)

4

o	The portion of Letters of Credit with coverage in the Recovery Event Proceeds Account:[4] 1.50%
Annual Facility Fee: None.

Mandatory Prepayments/Cash Collateralization:
Borrower shall make mandatory prepayments and cash collateralization payments relating to the receipt of Net Cash Proceeds from Asset Sales, Recovery Events and the issuance of certain Indebtedness consistent with the Existing Credit Agreement (for the avoidance of doubt, as if the Relief Period were in effect). For the avoidance of doubt, the Amended Credit Agreement shall not include the mandatory prepayment set forth in Section 2.05(b)(vi) of the Existing Credit Agreement (anti cash-hording)

Mandatory prepayments will be applied in a manner substantially consistent with the Existing Credit Agreement (as amended by Amendment No. 20 and, for the avoidance of doubt, as if the Relief Period were in effect).

Commitment Reductions:
The commitments under Revolving Credit Facility/Letter of Credit facility shall be mandatorily reduced in the amount of the above described mandatory prepayments (other than with respect to mandatory prepayments relating to Recovery Events) in the same manner as set forth in the Existing Credit Agreement (for the avoidance of doubt, as if the Relief Period were in effect).

Collateral:	To match the Collateral under the Existing Credit Agreement.

Conditions Precedent to Closing:	For conditions precedent to the effectiveness of the A&R Credit Agreement, see Annex F to Amendment No. 20.

Borrowing Conditions:	Customary conditions, to include no Default or Event of Default, and bringdown of representations and warranties.

Representations and Warranties:	Substantially consistent with the representations and warranties under the Existing Credit Agreement.

Affirmative Covenants:	Substantially consistent with the affirmative covenants under the Existing Credit Agreement, provided that:

–
The A&R Credit Agreement will modify Section 6.29 (Variance and Cash Flow Reporting) such that, if average daily Liquidity for the most recent 2 fiscal quarters is above $80,000,000, (i) a Budget update will only be required every other month and (ii) only negative cumulative variances in excess of 10% for the period covered by the most recently delivered Budget will require explanation. Reporting

__________________________________
4 As defined in the Existing Credit Agreement (as amended by Amendment No. 20).

5

requirements as set forth in the Existing Credit Agreement will be maintained during the periods such test is not satisfied.

–	Section 6.28 (Consultant) and Section 6.33 (Chief Implementation Officer) will not be included in the A&R Credit Agreement.

–	Section 6.31 (Information Updates) shall be modified to require (i) monthly advisor calls in lieu of bi-weekly calls and (ii) quarterly lender calls in lieu of monthly calls.

Negative Covenants:	Substantially consistent with the negative covenants under the Existing Credit Agreement, provided that:

–
The A&R Credit Agreement will modify Section 7.01(Indebtedness) to include a third party letter of credit basket in an aggregate amount not to exceed $50,000,000. Upon a drawing or maturing of such obligations with respect to such letters of credit, such obligations or funded guaranties in respect thereof shall be deemed to convert into last out secured term loans on the same terms as the Tranche A-3 Term Loans under the Existing Credit Agreement and, prior to any issuance, the Administrative Agent shall be satisfied with the compliance under any applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, of any applicant thereunder that may become a term lender upon such drawing or maturation pursuant to a joinder to the A&R Credit Agreement.

–	The A&R Credit Agreement will be modified to permit the Refinancing, including modifications to the subordination provisions to permit cashless prepayments in connection with the Refinancing.

–
The A&R Credit Agreement will modify Section 7.05 (Restricted Payments) to permit holders of Stock and Stock Equivalents in the Borrower to receive a cash dividend at the end of each fiscal quarter not to exceed $6,000,000, less the Interest Expense with respect to the Term Loan Facility for such fiscal quarter (subject to proration for the first fiscal quarter ending after the Refinancing Date), except as modified with the written consent of the Administrative Agent and the Required Lenders, subject to no continuing Default or Event of Default under the A&R Credit Agreement.

–	The A&R Credit Agreement will delete Section 7.19 (Additional Charges [with respect to Vølund Projects]).

–	The A&R Credit Agreement will further modify certain negative covenants as set forth in the chart attached hereto as Exhibit A.

6

Financial Covenants:
The Borrower shall not permit (x) the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than and (y) the gross leverage ratio as of the last day of any fiscal quarter to be more than the ratios set forth in the chart attached hereto as Exhibit B and further based on the principal amount of Indebtedness relating to the Refinancing outstanding on the Refinancing Date (including Stock or Stock Equivalents that are mandatorily redeemable valued at its liquidation preference).

“Financial Covenant Debt” shall be modified to include Term Loan Indebtedness.

Equity Cure Rights:
For purposes of determining compliance with the financial covenants, any proceeds from equity issuances or cash equity contributions (which equity will be in the form of common equity or other “qualified” equity having terms reasonably acceptable to the Administrative Agent) made to the Borrower after the end of a fiscal quarter and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for such fiscal quarter will, at the request of the Borrower, be included in the calculation of EBITDA solely for the purposes of determining compliance with the financial covenants at the end of such fiscal quarter and each applicable subsequent period that includes such quarter (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”); provided that (a) in each four consecutive fiscal quarter period there will be no more than 2 fiscal quarters in which a Specified Equity Contribution is made, (b) no more than 2 Specified Equity Contributions may be made prior to the Revolving Credit Facility Termination Date, (c) the amount of any Specified Equity Contribution in any period will be no greater than the amount required to cause the Borrower to be in compliance with the financial covenants for such period, (d) each Specified Equity Contribution shall increase EBITDA solely for the purposes of computing quarter-end compliance with the financial covenants and shall not be included for the purpose of determining the availability or amount of any covenant baskets or carve- outs, pricing or for any other purpose, (e) such Specified Equity Contribution shall not result in any reduction of indebtedness in the calculation of the financial covenants in the fiscal quarter in which the Specified Equity Contribution is made, (f) no Specified Equity Contribution held by the Borrower or any of its Subsidiaries shall qualify as “unrestricted cash or Cash Equivalents of the Borrower Parties” for the purpose of calculating minimum required Liquidity.

Minimum Liquidity:
The A&R Credit Agreement shall modify Section 7.18 (Minimum Liquidity) to increase the minimum required Liquidity from $30,000,000 to $40,000,000. Further, the definition of Liquidity shall be modified to exclude cash of Non-Loan Parties in an amount in excess of $30,000,000.

Board Seats:
The number of members of the board of directors of the Borrower (the “Board of Directors”) shall (i) shall either remain as 7 members and B. Riley shall have the right to elect 3 of such members or (ii) shall be reduced to 5 members and B. Riley shall have the right to elect 2 of

7

such members. The A&R Credit Agreement shall modify the definition of Change of Control accordingly.

Events of Default:	Substantially consistent with the events of default under the Existing Credit Agreement.

Voting:	As set forth in the Existing Credit Agreement.
Governing Law and Submission

to Jurisdiction:	New York.

Counsel to Borrower:	King & Spalding LLP

Counsel to Administrative Agent:	Freshfields Bruckhaus Deringer US LLP

8

Exhibit A
Negative Covenants Modification Chart
[Please see the attached]

9

EXHIBIT A

B&W Credit Agreement–Negative Covenants Modifications Chart

Section	Basket	Treatment
Indebtedness
7.01(d)
Indebtedness in the form of:
(i)    Capital Lease Obligations and purchase money obligations for tangible property,
(ii)    of sale and leaseback and
(iii)    other secured Indebtedness (including secured Indebtedness incurred or assumed by the Borrower and its Subsidiaries in connection with a Permitted Acquisition).

Maintain the Relief Period aggregate principal amount cap of all such Indebtedness outstanding at $50,000,000, which includes up to $10,000,000 of sale and leaseback Indebtedness to the extent permitted under Section 7.13.

7.01(f(x))	Intercompany Indebtedness owing to a Loan Party.	Limit intercompany Indebtedness owing to a Loan Party by a Foreign Subsidiary that is not a Loan Party to transactions that are ordinary course and consistent with past practice.
7.01(i)	Unsecured Indebtedness of any Subsidiary (other than a Guarantor).
To be capped at $15,000,000.
The aggregate outstanding principal amount of all Indebtedness pursuant to Section 7.01(i) and Section 7.01(o) shall not exceed $25,000,000 at any time [existing cap $7,500,000].

7.01(o)
Unsecured Indebtedness of any Loan Party so long as at the time of incurrence of such Indebtedness (i) no Default has occurred and is continuing or would result therefrom and (ii) the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.16 (interest coverage and leverage ratios) immediately before and after giving effect to the incurrence of such Indebtedness.
The aggregate outstanding principal amount of all Indebtedness pursuant to Section 7.01(i) and Section 7.01(o) shall not exceed $25,000,000 at any time [existing cap $7,500,000].
Liens
7.02(n)	Liens not otherwise permitted by Section 7.02 securing obligations.	The aggregate outstanding amount of all such obligations secured by such Liens shall not exceed $10,000,000 [existing cap $4,000,000].

Section	Basket	Treatment
7.02(q)
Liens on cash or Cash Equivalents securing (i) reimbursement obligations in respect of Performance Guarantees and other similar obligations (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) and (ii) Swap Contracts that are not speculative in nature.
Maintain the Relief Period aggregate principal amount cap of $25,000,000.
Investments
7.03(h)	Investments in connection with a Permitted Acquisition.
Such acquisitions require the following: (a) approval by board of Acquired Entity, (b) Acquired Entity shall be in an Eligible Line of Business, (c) compliance with guarantee/collateral requirements, (d) no Default, (e) pro forma compliance immediately before and after giving effect to the acquisition with a maximum leverage ratio of 4.00x [existing requirement is 0.25x within financial covenant maximum leverage ratio], provided that if the acquisition is directly funded by issuances of equity not mandatorily redeemable or equity contributions, solely pro forma compliance with the financial covenant set forth in Section 7.16(b) (leverage ratio) immediately before and after giving effect to the acquisition is required, (f) certificate as to compliance for all such acquisitions, (g) Borrower or guarantor is surviving party and (h) such acquisition is to be made by a Loan Party that is the Borrower or a Domestic Subsidiary.

7.03(e)	Intercompany Investments in Wholly-Owned Subsidiaries.	Limit intercompany investments made by a Loan Party in a Foreign Subsidiary that is not a Loan Party to transactions that are ordinary course and consistent with past practice.
7.03(l)	Other Investments not constituting Acquisitions by the Borrower or any Subsidiary made after the Closing Date.	The aggregate outstanding amount of all such Investments at any time shall not exceed $15,000,000 [existing cap of zero for investments made any time after the Amendment No. 3 Effective Date].
Asset Sales
7.04(d(i))	Asset Sales to the Borrower or any Guarantor.	Asset Sales between Loan Parties and Foreign Subsidiaries that are not Loan Parties shall not be permitted.

2

Section	Basket	Treatment
7.04(i)	The Non-Cash Consideration with respect to the general Asset Sale basket.	Maintain the Relief Period prohibition on the use of Non-Cash Consideration basket.
7.04(j)
Any single transaction or series of related transactions so long as neither such single transaction nor such series of related transactions involves assets having a Fair Market Value of more than $2,000,000.
Increase cap to $5,000,000.
Miscellaneous
7.08	Transactions with Affiliates.	Transactions as described in the Refinancing Term Sheet. permitted.
7.13	Sale Leasebacks.
The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction unless (x) the Fair Market Value of all properties covered at any one time by all sale leaseback transactions does not exceed $10,000,000 and (y) limited to sale leaseback of the (i) Copley property and (ii) Esjberg facility

7.21
Use of Vølund Projects Letters of Credit: The Borrower and Subsidiaries shall not use any Letter of Credit issued on account of any Vølund Project for any purpose other than for credit support for the underlying insurance guaranties supported by such Letter of Credit and in existence on the Amendment No. 13 Effective Date without the consent of the Required Lenders.
Covenant to be deleted.

3

Exhibit B

Gross Leverage Ratio

Refinancing Indebtedness	Less than or equal to $175,000,000	Less than or equal to $200,000,000	Less than or equal to $225,000,000	Less than or equal to $250,000,000	More than $250,000,000
June 30, 2020	5.50x	6.25x	7.00x	7.50x	8.25x
September 30, 2020	4.50x	5.00x	5.40x	6.00x	6.50x
December 31, 2020	3.25x	3.75x	4.25x	4.50x	5.00x
March 31, 2021	3.00x	3.25x	3.75x	4.00x	4.50x
June 30, 2021	2.75x	3.00x	3.50x	3.75x	4.00x
September 30, 2021	2.40x	2.65x	3.00x	3.30x	3.70x
December 31, 2021	2.40x	2.65x	3.00x	3.30x	3.70x

Interest Coverage Ratio

Refinancing Indebtedness	Less than or equal to $175,000,000	Less than or equal to $200,000,000	Less than or equal to $225,000,000	Less than or equal to $250,000,000	More than $250,000,000
June 30, 2020	1.10x	1.10x	1.10x	1.10x	1.10x
September 30, 2020	1.60x	1.50x	1.50x	1.50x	1.50x
December 31, 2020	2.10x	2.00x	2.00x	2.00x	2.00x
March 31, 2021	2.50x	2.40x	2.40x	2.40x	2.40x
June 30, 2021	2.80x	2.60x	2.60x	2.60x	2.60x
September 30, 2021	3.20x	2.80x	2.80x	2.85x	2.85x
December 31, 2021	3.20x	2.80x	2.80x	2.85x	2.85x

ANNEX B
Credit Agreement Amendments

~~CONFORMED THROUGH DRAFT AMENDMENT NO. 19~~ANNEX B
~~DATED January 17, 2020~~

Published CUSIP Number: 056147AA1
Revolving Credit CUSIP Number: 05614TAB9

CREDIT AGREEMENT
dated as of May 11, 2015
(as amended through Amendment No. ~~19,~~20, dated as of January ~~17,~~31, 2020)

among
BABCOCK & WILCOX ENTERPRISES, INC.,
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent,
Swing Line Lender and an L/C Issuer,

and
The Other Lenders Party Hereto
BNP PARIBAS,
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION and
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Co-Syndication Agents

BRANCH BANKING AND TRUST COMPANY,
CITIZENS BANK OF PENNSYLVANIA,
COMPASS BANK,
TD BANK, N.A.,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BNP PARIBAS SECURITIES CORP.,
J.P. MORGAN SECURITIES LLC,
WELLS FARGO SECURITIES, LLC and
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

Section			Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS			1
1.01	Defined Terms		1
1.02	Other Interpretive Provisions	~~53~~	54
1.03	Accounting Terms	~~53~~	54
1.04	Rounding	~~54~~	55
1.05	Exchange Rates; Currency Equivalents	~~54~~	55
1.06	Alternative Currencies	~~55~~	56
1.07	Times of Day; Rates	~~55~~	56
1.08	Letter of Credit Amounts	~~55~~	56
1.09	Surviving Provisions Perpetual	~~55~~	57
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS			57
2.01	Revolving Credit Loans	~~56~~	57
2.01A	Tranche A-1 Term Loans	~~56~~	57
2.01B	Tranche A-2 Term Loans	~~56~~	57
2.01C	Tranche A-3 Term Loans	~~56~~	58
2.01D	Tranche A-4 Term Loans		58
2.01E	Tranche A-5 Term Loans		58
2.02	Borrowings, Conversions and Continuations of Loans	~~57~~	58
2.03	Letters of Credit	~~59~~	61
2.04	Swing Line Loans	~~71~~	72
2.05	Prepayments	~~73~~	75
2.06	Termination or Reduction of Commitments	~~77~~	79
2.07	Repayment of Loans	~~78~~	81
2.08	Interest	~~78~~	81
2.09	Fees	~~80~~	83
2.10	Computation of Interest and Fees	~~82~~	84
2.11	Evidence of Debt	~~82~~	85
2.12	Payments Generally; Administrative Agent’s Clawback	~~83~~	85
2.13	Sharing of Payments by Lenders	~~85~~	87
2.14	Increase in Revolving Credit Commitments	~~85~~	88
2.14A	Incremental Term Loans	~~88~~	90
2.15	Cash Collateral	~~89~~	92
2.16	Defaulting Lenders	~~91~~	93
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~93~~	95
3.01	Taxes	~~93~~	95
3.02	Illegality	~~98~~	100
3.03	Inability to Determine Rates	~~99~~	101
3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	~~101~~	103

3.05	Compensation for Losses	~~103~~	105
3.06	Mitigation Obligations	~~103~~	106
3.07	Survival	~~104~~	106
3.08	No Payment to Term Loan Lenders	~~104~~	106
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~104~~	106
4.01	Conditions of Execution Date	~~104~~	106
4.02	Conditions of Closing Date	~~105~~	108
4.03	Conditions to Revolving Credit Extensions	~~110~~	112
4.04	Conditions to the Initial Tranche A Term Loan Funding	~~111~~	113
4.05	Conditions to Incremental Tranche A Term Loan Fundings	~~111~~	113
4.06	Conditions to Tranche A-2 Term Loan Borrowing	~~111~~	114
4.07	Conditions to Tranche A-3 Term Loan Borrowing	~~112~~	114
4.08	Conditions to Tranche A-4 Term Loan Borrowing		114
4.09	Conditions to Tranche A-5 Term Loan Borrowing		114
ARTICLE V REPRESENTATIONS AND WARRANTIES		~~112~~	114
5.01	Corporate Existence, Compliance with Law	~~112~~	114
5.02	Corporate Power; Authorization; Enforceable Obligations	~~112~~	115
5.03	Ownership of Borrower; Subsidiaries	~~113~~	116
5.04	Financial Statements	~~114~~	116
5.05	Material Adverse Change	~~114~~	117
5.06	Solvency	~~115~~	117
5.07	Litigation	~~115~~	117
5.08	Taxes	~~115~~	117
5.09	Full Disclosure	~~115~~	118
5.10	Margin Regulations	~~115~~	118
5.11	No Burdensome Restrictions; No Defaults	~~116~~	118
5.12	Investment Company Act	~~116~~	118
5.13	Use of Proceeds	~~116~~	118
5.14	Insurance	~~116~~	119
5.15	Labor Matters	~~117~~	119
5.16	ERISA	~~117~~	120
5.17	Environmental Matters	~~118~~	121
5.18	Intellectual Property	~~119~~	121
5.19	Title; Real Property	~~119~~	122
5.20	Security Instruments	~~120~~	123
5.21	OFAC	~~120~~	123
5.22	Anti-Corruption Laws	~~121~~	123
5.23	EEA Financial Institutions	~~121~~	124
5.24	Budget	~~121~~	124
ARTICLE VI AFFIRMATIVE COVENANTS		~~124~~	124
6.01	Financial Statements	~~121~~	124
6.02	Collateral Reporting Requirements	~~123~~	126
6.03	Default and Certain Other Notices	~~124~~	127

6.04	Litigation	~~124~~	127
6.05	Labor Relations	~~125~~	127
6.06	Tax Returns	~~125~~	128
6.07	Insurance	~~125~~	128
6.08	ERISA Matters	~~125~~	128
6.09	Environmental Matters	~~126~~	129
6.10	Patriot Act Information	~~126~~	129
6.11	Other Information	~~127~~	129
6.12	Preservation of Corporate Existence, Etc.	~~127~~	129
6.13	Compliance with Laws, Etc.	~~127~~	130
6.14	Conduct of Business	~~127~~	130
6.15	Payment of Taxes, Etc.	~~127~~	130
6.16	Maintenance of Insurance	~~127~~	130
6.17	Access	~~128~~	130
6.18	Keeping of Books	~~128~~	131
6.19	Maintenance of Properties, Etc.	~~128~~	131
6.20	Application of Proceeds	~~128~~	131
6.21	Environmental	~~128~~	131
6.22	Additional Collateral and Guaranties	~~130~~	133
6.23	Real Property	~~131~~	134
6.24	Further Assurances	~~132~~	135
6.25	Anti-Corruption Laws; Sanctions	~~132~~	135
6.26	Cash Collateralization of Extended Letters of Credit	~~133~~	135
6.27	Post Closing Deliveries	~~133~~	136
6.28	Consultant	~~133~~	136
6.29	Variance and Cash Flow Reporting	~~134~~	137
6.30	Account Control Agreements	~~134~~	137
6.31	Information Updates	~~134~~	137
6.32	[Reserved]	~~134~~	137
6.33	Chief Implementation Officer	~~135~~	137
6.34	[Reserved]	~~135~~	138
6.35	Net Cash Proceeds from Asset Sales	~~135~~	138
6.36	Foreign Collateral; Pledges of Stock and Stock Equivalents	~~135~~	138
6.37	~~[Reserved]~~Recovery Event Proceeds Account	~~135~~	138
~~6.38~~	~~[Reserved]~~	~~135~~
~~6.39~~	~~Corporate Action Milestones~~	~~135~~
ARTICLE VII NEGATIVE COVENANTS		~~139~~	139
7.01	Indebtedness	~~136~~	139
7.02	Liens	~~138~~	141
7.03	Investments	~~140~~	143
7.04	Asset Sales	~~141~~	144
7.05	Restricted Payments	~~143~~	146

7.06	Fundamental Changes	~~144~~	147
7.07	Change in Nature of Business	~~144~~	147
7.08	Transactions with Affiliates	~~144~~	147
7.09	Burdensome Agreements	~~145~~	148
7.10	Form 10	~~146~~	149
7.11	Fiscal Year	~~146~~	149
7.12	Use of Proceeds	~~146~~	149
7.13	Sale Leasebacks	~~146~~	149
7.14	No Speculative Transactions	~~146~~	150
7.15	Anti-Corruption Laws	~~147~~	150
7.16	Financial Covenants	~~147~~	150
7.17	Sanctions	~~148~~	151
7.18	Minimum Liquidity	~~148~~	151
7.19	Additional Charges	~~148~~	151
7.20	Capital Expenditures	~~148~~	152
7.21	Use of Vølund Projects Letters of Credit	~~148~~	152
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~152~~	152
8.01	Events of Default	~~149~~	152
8.02	Remedies Upon Event of Default	~~151~~	155
8.03	Application of Funds	~~152~~	155
ARTICLE IX ADMINISTRATIVE AGENT		~~157~~	156
9.01	Appointment and Authority	~~153~~	157
9.02	Rights as a Lender	~~154~~	157
9.03	Exculpatory Provisions	~~154~~	158
9.04	Reliance by Administrative Agent	~~155~~	158
9.05	Delegation of Duties	~~155~~	159
9.06	Resignation of Administrative Agent	~~156~~	159
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~157~~	161
9.08	No Other Duties, Etc.	~~158~~	161
9.09	Administrative Agent May File Proofs of Claim	~~158~~	161
9.10	Collateral and Guaranty Matters	~~159~~	163
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~160~~	164
ARTICLE X MISCELLANEOUS		~~165~~	164
10.01	Amendments, Etc.	~~161~~	164
10.02	Notices; Effectiveness; Electronic Communication	~~163~~	167
10.03	No Waiver; Cumulative Remedies; Enforcement	~~166~~	169
10.04	Expenses; Indemnity; Damage Waiver	~~166~~	170
10.05	Payments Set Aside	~~169~~	173
10.06	Successors and Assigns	~~170~~	173
10.07	Treatment of Certain Information; Confidentiality	~~175~~	178
10.08	Right of Setoff	~~176~~	180
10.09	Interest Rate Limitation	~~177~~	181

10.10	Counterparts; Integration; Effectiveness	~~177~~	181
10.11	Survival of Representations and Warranties	~~177~~	181
10.12	Severability	~~178~~	181
10.13	Replacement of Lenders	~~178~~	182
10.14	Governing Law; Jurisdiction; Etc.	~~179~~	183
10.15	Waiver of Jury Trial	~~180~~	184
10.16	No Advisory or Fiduciary Responsibility	~~180~~	184
10.17	Electronic Execution of Assignments and Certain Other Documents	~~181~~	184
10.18	Judgment Currency	~~181~~	185
10.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~181~~	185
10.20	Parallel Debt	~~182~~	186
10.21	Acknowledgement Regarding Any Supported QFCs		187
ARTICLE XI ADDITIONAL SUBORDINATION TERMS		~~188~~	188
11.01	Payment Subordination	~~183~~	188
11.02	Turnover	~~183~~	188
11.03	Financing Matters	~~184~~	189
11.04	Adequate Protection	~~184~~	189
11.05	Voting Matters	~~185~~	190
11.06	Right to Appear	~~185~~	190
11.07	Indemnification; Release	~~185~~	190
11.08	Enforceability	~~186~~	191
11.09	Article XI; Generally	~~186~~	191

SCHEDULES

1.01(a)	Affiliate Agreements

1.01(b)	Initial Guarantors

2.01	Commitments and Applicable Percentages

4.02(a)(iii)	Mortgaged Properties
5.02    Consents
5.03    Ownership of Subsidiaries
5.04    Supplement to Financial Statements
5.07    Litigation
5.19(b)    Real Property

6.36	Pledges of Stock and Stock Equivalents; Account Control Agreements
7.01    Existing Indebtedness
7.02    Existing Liens
7.03    Existing Investments
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C    Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Administrative Questionnaire
F    Guaranty
G    Collateral Agreement
H    Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of May 11, 2015, among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower hereunder (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.
The Borrower has requested that the Revolving Credit Lenders provide a revolving credit facility and that the Term Loan Lenders provide a term loan facility, and the respective Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2019 Term Loan Lender Expenses” has the meaning specified in Section 10.04(a).
“2020 Refinancing Backstop Commitment Letter” means that certain letter regarding the backstop financing commitment, dated as of or around the Amendment No. 20 Effective Date, between Borrower and B. Riley FBR, Inc.
“2020 Term Loan Lender Expenses” has the meaning specified in Section 10.04(a).
“Acquired Entity” means a Person to be acquired, or whose assets are to be acquired, in an Acquisition.
“Acquisition” means, by way of any single transaction or a series of related transactions, the acquisition of all or substantially all of (a) the assets of an Acquired Entity, (b) the assets constituting what is known to the Borrower to be all or substantially all of the business of a division, branch or other unit operation of an Acquired Entity, or (c) the Stock and Stock Equivalents (other than director’s qualifying shares and the like, as may be required by applicable Requirements of Law) of, an Acquired Entity.
“Additional Lender” has the meaning specified in Section 2.14(b).
“Additional Cashless Term Loan Prepayment” has the meaning specified in the definition of “Additional Term Loan Prepayment”.
“Additional Term Lender” has the meaning specified in Section 2.14A(b).
“Additional Term Loan Prepayment” means the optional prepayment of the principal amount of Term Loans by the Borrower pursuant to Section 2.05(a)(i), which prepayments (i) shall occur prior to the Additional Term Loan Prepayment Transaction Deadline, (ii) shall not exceed in an aggregate principal amount $86,000,000, plus the interest payable pursuant to Section 2.05(a)(i) on the applicable prepayment date, (iii) shall be financed by the Net Cash Proceeds received by the

Borrower pursuant to a rights offering of Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower backstopped by any or all of the Term Loan Lenders or Affiliates thereof (a “Qualified Rights Offering”), provided that, notwithstanding the foregoing, the Term Loan Lenders may convert or exchange any Term Loans (including a principal amount of such Term Loans in excess of $86,000,000) into such Stock or Stock Equivalents by reducing the principal amount of Term Loans in exchange for their participation in such rights offering on a dollar-for dollar basis (such Additional Term Loan Prepayment, an “Additional Cashless Term Loan Prepayment”).
“Additional Term Loan Prepayment Extension Certificate” means a certificate of either (a) a Responsible Officer or (b) any Term Loan Lender certifying that a Qualified Rights Offering has not occurred solely as a result of an SEC review of such rights offering or such other circumstance beyond the control of the Borrower.
“Additional Term Loan Prepayment Transaction Deadline” means (x) October 5, 2019 or (y) if the Administrative Agent shall have received an Additional Term Loan Prepayment Extension Certificate, January 6, 2020.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“[***] Drawing Certificate” means a certificate of the Tranche A-5 Term Loan Lender certifying that (i) an amount equal to the proposed Tranche A-5 Term Loan Borrowing has been drawn under the [***] Letter of Credit and (ii) the Borrower has reimbursement obligations due to the Tranche A-5 Term Loan Lender in such amount.
“[***] Letter of Credit” means a letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued to or obligated to be settled by B. Riley Financial, Inc., in form and substance reasonably satisfactory to the Administrative Agent and the Revolving Credit Lenders, to secure ordinary course performance obligations of the Borrower and its Subsidiaries in connection with bidding, procurement, engineering, construction and maintenance for the prospective “New Madrid” project located in Missouri.
“Affiliate Agreements” means, collectively, the agreements listed on Schedule 1.01(a) hereto.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Revolving Credit Commitment” means the Revolving Credit Commitments of all the Revolving Credit Lenders.

“Aggregate Term Loan Commitment” means the Term Loan Commitments of all the Term Loan Lenders.
“Agreement” means this Credit Agreement.
“Alternative Currency” means, with respect to any Letter of Credit, those currencies (other than Dollars) that are approved by the L/C Issuer issuing such Letters of Credit in accordance with Section 1.06.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Sublimit” means an amount equal to the lesser of the Revolving Credit Facility and $300,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Amendment No. 2” means that certain Amendment No. 2 dated as of the Amendment No. 2 Effective Date by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” means February 24, 2017, the date on which the conditions precedent to the effectiveness of Amendment No. 2 were satisfied.
“Amendment No. 3” means that certain Amendment No. 3, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 3 Effective Date” means August 9, 2017, the date on which the conditions precedent to the effectiveness of Amendment No. 3 were satisfied.
“Amendment No. 5” means that certain Amendment No. 5, dated as of the Amendment No. 5 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 5 Effective Date” means March 1, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 5 were satisfied.
“Amendment No. 6” means that certain Amendment No. 6, dated as of the date of the Amendment No. 6 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 6 Effective Date” means April 10, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 6 were satisfied.
“Amendment No. 8” means that certain Amendment No. 8, dated as of the Amendment No. 8 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.

“Amendment No. 8 Effective Date” means August 9, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 8 were satisfied.
“Amendment No. 9” means that certain Amendment No. 9, dated as of the Amendment No. 9 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 9 Closing Fee” shall mean the “Closing Fee” as defined in Amendment No. 9.
“Amendment No. 9 Effective Date” means September 14, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 9 were satisfied.
“Amendment No. 12” means that certain Amendment No. 12, dated as of the date of the Amendment No. 12 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 12 Effective Date” means October 31, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 12 were satisfied. “Amendment No. 13” means that certain Amendment No. 13, dated as of the date of the Amendment No. 13 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 13 Effective Date” means December 19, 2018, the date on which the conditions precedent to the effectiveness of Amendment No. 13 were satisfied.
“Amendment No. 14” means that certain Amendment No. 14, dated as of the date of the Amendment No. 14 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 14 Effective Date” means January 15, 2019, the date on which the conditions precedent to the effectiveness of Amendment No. 14 were satisfied.
“Amendment No. 15” means that certain Amendment No. 15 and Limited Waiver, dated as of the date of the Amendment No. 15 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 15 Effective Date” means March 19, 2019, the date on which the conditions precedent to the effectiveness of Amendment No. 15 were satisfied.
“Amendment No. 16” means that certain Amendment No. 16, dated as of the date of the Amendment No. 16 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.
“Amendment No. 16 Effective Date” means April 5, 2019, the date on which the conditions precedent to the effectiveness of Amendment No. 16 were satisfied.
“Amendment No. 20” means that certain Amendment No. 20, dated as of the date of the Amendment No. 20 Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors.

“Amendment No. 20 Effective Date” means January 31, 2020, the date on which the conditions precedent to the effectiveness of Amendment No. 20 were satisfied.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, each as amended.
“Applicable Percentage” means (a) with respect to the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Term Loan Lender’s Term Loan Commitment at such time, subject to adjustment as provided in Section 2.16, plus the principal amount of such Term Loan Lender’s Term Loans at such time, and (ii) thereafter, the principal amount of such Term Loan Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16. If the Revolving Credit Commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect to the applicable Facility shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender as of the Amendment No. 9 Effective Date in respect of the Term Loan Facility and the Revolving Credit Facility, respectively, is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means a percentage per annum equal to:

For calendar year ending	2,018	2019	2020
Revolving Credit Loans that are Eurocurrency Rate Loans	5.00%	6.00%	7.00%
Revolving Credit Loans that are Base Rate Loans	4.00%	5.00%	6.00%
Commitment fee incurred pursuant to Section 2.09(a)	1.00%	1.00%	1.00%
Letter of Credit Fees for Financial Letters of Credit	2.50%	2.50%	2.50%
Performance Letter of Credit Fees / Commercial Letter of Credit Fees	1.50%	1.50%	1.50%
Term Loans that are Eurocurrency Rate Loans	14.00%	14.00%	14.00%
Term Loans that are Base Rate Loans	13.00%	13.00%	13.00%
; provided that during the period commencing on the Amendment No. 5 Effective Date until the occurrence of a Recapitalization Transaction, “Applicable Rate” shall mean (a) 7.00%, with respect to Revolving Credit Loans that are Eurocurrency Rate Loans and (b) 6.00%, with respect to Revolving Credit Loans that are Base Rate Loans.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means MLPFS, BNP Paribas Securities Corp., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Crédit Agricole Corporate and Investment Bank, each in its capacity as a joint lead arranger and joint book manager.
“Asset Sale” has the meaning specified in Section 7.04.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Revolving Credit Facility Maturity Date, (ii) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Revolving Credit Lender to make

Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section ~~8.02 and~~8.02, (b) in respect of the Term Loan Facility, the period from and including the Amendment No. 9 Effective Date to the earliest of (i) the Term Loan Facility Maturity Date, (ii) the date of termination of the Aggregate Term Loan Commitments pursuant to Section 2.06, (iii) the date of termination of the Commitment of each Term Loan Lender to make Term Loans pursuant to Section 8.02 and (iv) the date of the reduction of the Tranche A-1 Term Loan Commitment to zero as a result of Term Loan Borrowings made under Section 2.01A, and (c) in respect of the Tranche A-5 Term Loan Commitment, the period from and including the Amendment No. 20 Effective Date to the earlier of (i) the date the Tranche A-5 Term Loan Lender has provided the Administrative Agent with written notice of the termination of the Tranche A-5 Term Loan Commitment and (ii) the Term Loan Facility Maturity Date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurocurrency Rate determined in accordance with clause (b) of the definition thereof, plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Term Loan or Revolving Credit Loan, as the context requires, that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Borrower” has the meaning specified in the introductory paragraphs hereto.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrower’s Accountants” means Deloitte & Touche LLP or another firm of independent nationally recognized public accountants.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Loan Borrowing, as the context may require.
“Budget” means a 13-week cash flow budget of the Borrower and its Subsidiaries, on a consolidated and segment-level basis, in form and substance satisfactory to the Administrative Agent, as may be updated pursuant to Section 6.29.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Requirements of Law of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day; and
(b)    if such day relates to any determination of the Spot Rate pursuant to this Agreement, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of the relevant Alternative Currency for which the Spot Rate is being determined.
“BWC” means The Babcock & Wilcox Company, a Delaware corporation, and (as of the date hereof, and prior to the Spinoff) the direct or indirect owner of 100% of the equity interests of the Borrower.
“BWPGG” means Babcock & Wilcox Power Generation Group, Inc., a Delaware corporation.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.
“Capital Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.
“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.
“Captive Insurance Subsidiaries” means, collectively or individually as of any date of determination, those regulated Subsidiaries of the Borrower primarily engaged in the business of providing insurance and insurance-related services to the Borrower, its other Subsidiaries and certain other Persons.
“Cash Collateralize” means to pledge and deposit with or deliver directly to an L/C Issuer or to the Administrative Agent, for the benefit of the Administrative Agent, any L/C Issuer or any Lender (including the Swing Line Lender), as the context may indicate, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent (but only if the Administrative Agent is a party to such

Cash Collateral arrangement) and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable).
“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Collateralized Letter of Credit” has the meaning specified in Section 2.03(o).
“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of (i) any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or any branch or agency of any of the foregoing, in each case if such bank has a minimum rating at the time of investment of A-3 by S&P or P-3 by Moody’s, or (ii) any Lender or any branch or agency of any Lender, (c) commercial paper, (d) municipal issued debt securities, including notes and bonds, (e) (i) shares of any money market fund that has net assets of not less than $500,000,000 and satisfies the requirements of rule 2a-7 under the Investment Company Act of 1940 and (ii) shares of any offshore money market fund that has net assets of not less than $500,000,000 and a $1 net asset mandate, (f) fully collateralized repurchase agreements, (g) demand deposit accounts and (h) obligations issued or guaranteed by the government or by a governmental agency of Canada, Japan, Australia, Switzerland or a country belonging to the European Union; provided, however, that (i) all obligations of the type specified in clauses (c) or (d) above shall have a minimum rating of A-1 or AAA by S&P or P-1 or Aaa by Moody’s, in each case at the time of acquisition thereof, (ii) the country credit rating of any country issuing or guaranteeing (or whose governmental agency issues or guarantees) any obligation of the type specified in clause (h) above shall be AA or higher by S&P or an equivalent rating or higher by another generally recognized rating agency providing country credit ratings and (iii) the maturities of all obligations of the type described in clause (b) or (h) above shall not exceed one year from the date of acquisition thereof.
“Cash Interest Expense” means, with respect to any Person for any period, the Interest Expense of such Person for such period less, to the extent included in the calculation of Interest Expense of such Person for such period, (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) interest paid pursuant to the Second Lien Credit Agreement.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements in the ordinary course of business of the Borrower and its Subsidiaries.
“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement, is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, in its capacity as a party to such Cash Management Agreement, and (b) any Person that is a party to a Cash Management Agreement at the time it or its relevant Affiliate becomes a Revolving Credit

Lender (whether on the Closing Date or at a later date pursuant to Section 10.06), in its capacity as a party to such Cash Management Agreement.
“Change in Law” means the occurrence, (~~w~~I) after the date of this Agreement, with respect to the Revolving Credit Lenders and the L/C Issuer, (~~x~~II) after the Amendment No. 9 Effective Date, with respect to the Tranche A-1 Term Loan Lenders, (~~y~~III) after the Amendment No. 15 Effective Date, with respect to the Tranche A-2 Term Loan Lenders ~~and~~, (~~z~~IV) after the Amendment No. 16 Effective Date, with respect to the Tranche A-3 Term Loan Lenders, and (V) after the Amendment No. 20 Effective Date, with respect to the Tranche A-4 Term Loan Lenders and the Tranche A-5 Term Loan Lender, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) underwriters in the course of their distribution of Voting Stock in an underwritten registered public offering provided such underwriters shall not hold such Stock for longer than five Business Days) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 30% of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; provided that it shall not be deemed to be a Change of Control if Vintage Capital Management, LLC, B. Riley FBR, Inc. or a related “person” or “group” acceptable to the Administrative Agent and the Required Lenders becomes the beneficial owner of more than 30% of such equity securities of the Borrower pursuant simultaneously with or after the Recapitalization Transaction or the Qualified Rights Offering (and any related Additional Cashless Term Loan Prepayment); or
(b)    during any period of twelve consecutive calendar months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; provided that individuals who are elected or appointed as members of the board of directors or other equivalent governing body in connection with the Spinoff (to the extent consistent with the Form 10 Transactions) shall, from and after the date the Spinoff is consummated, be deemed to be members of the board of directors or equivalent governing body pursuant to clause (i) above; provided further that individuals who are appointed by B. Riley FBR, Inc., Vintage Capital Management, LLC or their respective Affiliates as members of the board of directors or other equivalent governing body in connection with the Qualified Rights Offering shall, before and after the date the Qualified Rights Offering is consummated, be deemed to be members of the board of directors or equivalent governing body pursuant to clause (i) above.
“China JV” means the equity interests in Babcock & Wilcox Beijing Co., Ltd.
“Closing Date” means the first date all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 10.01.
“CIO” has the meaning set forth in Section 6.33.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means, collectively, the Pledged Interests and all other personal and real property of the Borrower, any Guarantor or any other Person in which the Administrative Agent or any Secured Party is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.
“Collateral Agreement” means the Pledge and Security Agreement dated as of the Closing Date by the Borrower and the Guarantors to the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G.
“Commitment” means, as to each Lender, the Revolving Credit Commitment and the Term Loan Commitment (as applicable) of such Lender.
“Commitment Letter” means that certain commitment letter dated as of April 7, 2015 by and among the Borrower, BWPGG, the Arrangers, Bank of America, BNP Paribas, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Crédit Agricole Corporate and Investment Bank.
“Commitment Reduction Amount” means (a) with respect to any ~~reduction of the Revolving Credit Facility required by Section 2.06(b) related to a~~ Prepayment Event under clause (a) of the definition thereof, the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment (including any amount that may be retained by the Borrower pursuant to Section 2.05(b)(iv)), provided that (i) the Net Cash Proceeds received from the China JV sale shall not be deemed to be included in this definition of “Commitment Reduction Amount,” (ii) the Net Cash Proceeds received after the Amendment No. 6 Effective Date in connection with Prepayment Events on account of Recovery Events shall be excluded from “Commitment Reduction Amount,” (iii) only 65% of the first $100,000,000 of the Net Cash Proceeds received after the Amendment No. 6 Effective Date in connection with Prepayment Events on account of Asset Sales (other than an Asset Sale pursuant to Section 7.04(p)) shall be deemed to be included in this definition of “Commitment Reduction Amount,” and, (iv) provided that the Initial Tranche A Term Loan Funding has occurred, the first $25,000,000 of the Net Cash Proceeds received in connection with an Asset Sale permitted pursuant to Section 7.04(p) shall be excluded from this definition of

“Commitment Reduction Amount” and (b) with respect to the issuance or other incurrence by the Borrower or any of its Subsidiaries during the Relief Period of any unsecured Indebtedness pursuant to either (a) Section 7.01(i) in an aggregate principal amount outstanding in excess of $25,000,000 or (b) Section 7.01(o), in each case other than any such Indebtedness that constitutes Subordinated Debt, an amount equal to 50% of the aggregate principal amount of the incurrence such Indebtedness.
“Commitment Reduction Event” means any event described in the definition of “Commitment Reduction Amount.”
“Committed Loan Notice” means a notice of (a) a Term Loan Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Tangible Assets” means, as of any date of determination, the difference of (a) the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, minus (b) all Intangible Assets of the Borrower and its Subsidiaries on a consolidated basis as of such date.
“Consortium” means any joint venture, consortium or other similar arrangement that is not a separate legal entity entered into by the Borrower or any of its Subsidiaries and one or more third parties, provided that no Loan Party shall, whether pursuant to the Constituent Documents of such joint venture or otherwise, be under any Contractual Obligation to make Investments or incur Guaranty Obligations after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, consortium or similar arrangement that would be in violation of any provision of this Agreement.
“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws, partnership agreement or operating agreement (or the equivalent governing documents) of such Person.
“Consultant” means a consultant of recognized national standing acceptable to the Administrative Agent.

“Contaminant” means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum derived substance or waste, asbestos and polychlorinated biphenyls.
“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding the Loan Documents) to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a deposit account control agreement, securities account control agreement or a commodities account control agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Loan Party or Loan Parties holding the deposit account or deposit accounts, the security account or securities accounts, or the commodity account or commodities accounts subject to such control agreement, the Administrative Agent and the depositary bank of such deposit account(s), the securities intermediary maintaining any securities account, or the commodity intermediary maintaining any commodity account.
~~“Corporate Action” means, commencing with the Amendment No. 16 Effective Date, the refinancing in full of the Aggregate Revolving Credit Commitment in accordance with Section 6.39 in order to effectuate the occurrence of the Revolving Credit Facility Termination Date.~~
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Customary Permitted Liens” means, with respect to any Person, any of the following Liens:
(a)    Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP and, in the case of Mortgaged Property, there is no material risk of forfeiture of such property;
(b)    Liens of landlords arising by statute or lease contracts entered into in the ordinary course, inchoate, statutory or construction liens and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(c)    liens, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits, taxes, assessments, statutory obligations or other similar charges or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) or in connection with surety, appeal, customs or performance bonds or other similar instruments;
(d)    encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property not materially detracting from the value of such Real Property and not materially interfering with the ordinary conduct of the business conducted at such Real Property;
(e)    encumbrances arising under leases or subleases of Real Property that do not, individually or in the aggregate, materially detract from the value of such Real Property or materially interfere with the ordinary conduct of the business conducted at such Real Property;
(f)    financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business;
(g)    liens, pledges or deposits relating to escrows established in connection with the purchase or sale of property otherwise permitted hereunder and the amounts secured thereby shall not exceed the aggregate consideration in connection with such purchase or sale (whether established for an adjustment in purchase price or liabilities, to secure indemnities, or otherwise);
(h)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or a Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and
(i)    options, put and call arrangements, rights of first refusal and similar rights (i) relating to Investments in Subsidiaries, Joint Ventures and Consortiums or (ii) provided for in contracts or agreements entered into in the ordinary course of business.
“Customer Concessions” has the meaning specified in Section 6.38.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Requirements of Law of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations arising under any Loan Document other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate applicable to Letter of Credit Fees plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Deferred Facility Fee” has the meaning specified in Section 2.09(b)(iv).
“Deferred Facility Fee Decrease Event” means the occurrence of any of the following: (a) the Borrower and its Subsidiaries’ receipt of Net Cash Proceeds in excess of $50,000,000 from one or more Prepayment Events in connection with Asset Sales occurring after the Amendment No. 5 Effective Date, (b) after or simultaneously with the satisfaction of the condition set forth in the immediately preceding clause (a), the Borrower and its Subsidiaries’ receipt of additional Net Cash Proceeds in excess of $25,000,000 from one or more Prepayment Events in connection with Asset Sales or (c) each of (i) the completion and customer turnover of the Vølund Projects related to the counterparties listed on Exhibit A of Amendment No. 16 under the heading “Deferred Fee Event Projects” (other than with respect to the Vølund Project located at [***]), (ii) the Borrower’s receipt of the takeover certificate with respect to the Vølund Project located at [***] and (iii) the Borrower’s completion of the work contemplated with respect to the Vølund Project located at [***] in accordance with the Vølund Project Settlement with respect to [***] on May 31, 2019.
“Deferred PBGC Payments” means pension payments deferred by the Borrower with the consent of the PBGC in an amount no greater than $25,000,000.
“Deferred Ticking Fees” has the meaning specified in Section 2.09(b)(vi).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is, or whose government is, at the time of determination, the subject of any Sanction.
“Disqualified Stock” means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.
“Discharge of Second Priority Obligations” has the meaning specified in the Intercreditor Agreement.
“Disregarded Entity” means any Person that is disregarded as an entity separate from its owner for U.S. federal income tax purposes.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EBITDA” means, for any period,
(a)    Consolidated Net Income for such period;
plus
(b)    the sum of, in each case (other than in the case of clause (xii)) to the extent deducted in the calculation of (or, in the case of clause (vii), otherwise reducing) such Consolidated Net Income but without duplication,

(i)    any provision for income taxes,
(ii)    Interest Expense,
(iii)    depreciation expense,
(iv)    amortization of intangibles or financing or acquisition costs,
(v)    any aggregate net loss from the sale, exchange or other disposition of business units by the Borrower or its Subsidiaries,
(vi)    all other non-cash charges (including impairment of intangible assets and goodwill) and non-cash losses for such period, including non-cash employee compensation pursuant to any equity-based compensation plan (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements for any period ending prior to the Maturity Date);
(vii)    (A) for any period that includes the Fiscal Quarter ended December 31, 2016, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Volund Projects in an aggregate amount not to exceed $98,100,000 and, (B) for any period that includes the Fiscal Quarter ended June 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Volund Projects in an aggregate amount not to exceed $115,200,000, (C) for any period that includes the Fiscal Quarter ended September 30, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $30,100,000, (D) for any period that includes the Fiscal Quarter ended December 31, 2017, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $38,700,000, (E) for any period that includes the Fiscal Quarter ended March 31, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $51,100,000, (F) for any period that includes the Fiscal Quarter ended June 30, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $72,800,000, (G) for any period that includes the Fiscal Quarter ended September 30, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by (i) the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $20,300,000 and (ii) SPIG S.p.A. and its Subsidiaries in such quarter in an aggregate amount not to exceed $5,000,000, and (H) for any period that includes the Fiscal Quarter ended December 31, 2018, the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by (i) the Borrower and its Subsidiaries in such quarter in connection with the Vølund Projects in an aggregate amount not to exceed $19,100,000 and (ii) SPIG S.p.A. and its Subsidiaries in such quarter in an aggregate amount not to exceed $17,400,000;
(viii)    commencing with the Fiscal Quarter ending September 30, 2017, realized and unrealized foreign exchange losses of the Borrower and its Subsidiaries resulting from the impact of foreign currency changes on the valuation of assets and liabilities;
(ix)    fees and expenses incurred in connection with Amendment No. 3, but solely to the extent disclosed in writing to and approved by the Administrative Agent in its reasonable discretion;
(x)    (x) with respect to the period commencing on July 1, 2017 through December 31, 2017, non-recurring charges incurred by the Borrower or its Subsidiaries in respect of business restructurings, provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (x) for any four consecutive Fiscal Quarter period shall not exceed $4,000,000, (y) with respect to the period commencing on January 1, 2018 through December 31, 2019, non-recurring charges incurred by the Borrower or its Subsidiaries in respect of business restructurings to the extent disclosed in writing to the Administrative Agent and in an amount not to exceed $26,300,000 and (z) with respect to the period commencing on January 1, 2020 through December 31, 2020, non-recurring charges incurred by the Borrower or its Subsidiaries in respect of business restructurings to the extent disclosed in writing to the Administrative Agent and in an amount not to exceed $5,000,000;
(xi)    (w) fees and expenses paid in connection with or pursuant to Amendment No. 5, Amendment No. 6 and Amendment No. 8 to the extent disclosed in writing to the Administrative Agent and in an amount not to exceed $24,600,000, (x) fees and expenses of the Administrative Agent’s advisors, including FTI and Freshfields Bruckhaus Deringer US LLP, (y) any loss, charge, expense or other items that are payments of Obligations under the Second Lien Credit Agreement (as defined in the Second Lien Credit Agreement) and (z) all restructuring-related professional fees and expenses, including but not limited to fees and expenses paid in connection with or pursuant to the Limited Waiver to Credit Agreement, dated as of March 15, 2019, Amendment No. 15, the Limited Waiver to Credit Agreement, dated as of March 29, 2019, Amendment No. 16, the Rights Offering, Amendment No. 20 and other matters acceptable to the Administrative Agent to the extent disclosed in writing to the Administrative Agent, provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (z) for any four consecutive Fiscal Quarter period shall not exceed $28,900,000;
(xii)     the costs, fees and expenses incurred in connection with the Vølund Project Settlements in an amount not to exceed (x) for any period that includes the Fiscal Quarter ended December 31, 2018, $81,100,000 and (y) for any period that includes the Fiscal Quarter ended March 31, 2019, $6,500,000;
(xiii)     for any period that includes the Fiscal Quarter ended December 31, 2018, any (x) write-off of debt by SPIG S.p.A. or its Subsidiaries and (y) write-down of or impairment of accounts receivables and inventory by Diamond Power Machine (Hubei) Co. Inc. in an aggregate amount under this clause (xiii) not to exceed $14,700,000;

(xiv) on account of the expected loss of positive projected EBITDA from the assets of B&W PGG Luxembourg Finance S.à r.l. and its Subsidiaries sold pursuant to the Loibl Sale (as defined in that certain Consent, dated as of June 4, 2019) for any period that includes the Fiscal Quarter ending June 30, 2019, $326,429;
provided, that, to the extent that all or any portion of the income or gains of any Person is deducted pursuant to any of clauses (c)(iv) and (v) below for a given period, any amounts set forth in any of the preceding clauses (b)(i) through (b)(xiv) that are attributable to such Person shall not be included for purposes of this clause (b) for such period, minus
(c)    the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication,
(i)    any credit for income tax,
(ii)    non-cash interest income,
(iii)    any other non-cash gains or other items which have been added in determining Consolidated Net Income (other than any such gain or other item that has been deducted in determining EBITDA for a prior period),
(iv)    the income of any Subsidiary or Joint Venture to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by such Subsidiary or Joint Venture, as applicable, of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary or Joint Venture, as applicable,
(v)    the income of any Person (other than a Subsidiary) in which any other Person (other than the Borrower or a Wholly-Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions or transfers or loans actually paid to the Borrower or a Wholly-Owned Subsidiary by such Person during such period,
(vi)    any aggregate net gains from the sale, exchange or other disposition of business units by the Borrower or any of its Subsidiaries out of the ordinary course of business,
(vii)    commencing with the Fiscal Quarter ending September 30, 2017, realized and unrealized foreign exchange gains of the Borrower and its Subsidiaries resulting from the impact of foreign currency changes on the valuation of assets and liabilities,
(viii)    commencing with the Fiscal Quarter ending June 30, 2018, any sums included in Consolidated Net Income to the extent such amounts were previously included for the Fiscal Quarter ended March 31, 2018 pursuant to clause (b)(xii) above; and
(ix)    commencing with the Fiscal Quarter ending September 30, 2018, any income on account of any settlement of or payment in respect of any property or casualty insurance claim or professional liability insurance claims or any taking or condemnation proceeding relating to any asset of the Borrower or any Subsidiary.
For any period of measurement that includes any Permitted Acquisition or any sale, exchange or disposition of any Subsidiary or business unit of the Borrower or any Subsidiary, EBITDA (and the relevant elements thereof) shall be computed on a pro forma basis for each such transaction as if it occurred on the first day of the period of measurement thereof, so long as the Borrower provides to the Administrative Agent reconciliations and other detailed information relating to adjustments to the relevant financial statements (including copies of financial statements of the acquired Person or assets in any Permitted Acquisition) used in computing EBITDA (and the relevant elements thereof) sufficient to demonstrate such pro forma calculations in reasonable detail. Notwithstanding the foregoing, no such pro forma adjustment will be required on account of income (i) in an amount not to exceed $3,000,000 in connection with the Borrower’s disposition of its indirect interest in the Stock or Stock Equivalents of Babcock & Wilcox Beijing Co., Ltd., or (ii) in connection with (x) the Orion Sale (as defined in that certain Consent and Amendment No. 7, dated as of June 1, 2018), (y) any Asset Sale of Project Burn or (z) the Loibl Sale (as defined in that certain Consent, dated as of June 4, 2019).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Line of Business” means the businesses and activities engaged in by the Borrower and its Subsidiaries on the Closing Date, any other businesses or activities reasonably related or incidental thereto and any other businesses that, when taken together with the existing businesses of the Borrower and its Subsidiaries, are immaterial with respect to the assets and liabilities of the Borrower and its Subsidiaries, taken as a whole.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates or was sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates with respect to liabilities for which the Borrower, any such Subsidiary, any such Guarantor or any of their respective ERISA Affiliates could be liable under the Code or ERISA.
“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents.
“Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.
“Environmental Lien” means any Lien in favor of any Governmental Authority pursuant to any Environmental Law.
“Equity Backstop Commitment Letter” means each, as amended and restated as of the Amendment No. 6 Effective Date, (a) that certain letter regarding the equity financing commitment, between Vintage Capital Management, LLC and B. Riley Financial, Inc. and (b) that certain letter regarding the equity financing commitment, between the Borrower and Vintage Capital Management, LLC.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower, any of its Subsidiaries or any Guarantor within the meaning of Section 414(b), (c), (m) or (o) of the Code. Any former ERISA Affiliate of the Borrower, any of its Subsidiaries or any Guarantor shall continue to be considered an ERISA Affiliate of the Borrower, such Subsidiary or such Guarantor within the meaning of this definition solely with respect to the period such entity was an ERISA Affiliate of the Borrower, such Subsidiary or such Guarantor and with respect to liabilities arising after such period for which the Borrower, such Subsidiary or such Guarantor could be liable under the Code or ERISA.
“ERISA Event” means (a) a reportable event described in Section 4043(b) or 4043(c) of ERISA with respect to a Title IV Plan for which notice has not been waived, (b) the withdrawal of the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate from a Title IV Plan subject to Section 4063 or Section 4064 of ERISA during a plan year in which any such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or the termination of any such Title IV Plan resulting, in either case, in a material liability to any such entity, (c) the “complete or partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate from any Multiemployer Plan where the Withdrawal Liability is reasonably expected to exceed $1,000,000 (individually or in the aggregate), (d) notice of reorganization, insolvency, intent to terminate or termination of a Multiemployer Plan is received by the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate, (e) the filing of a notice of intent to terminate a Title IV Plan under Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041(e) of ERISA, where such termination constitutes a “distress termination” under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan or to meet the minimum funding standard of Sections 430 and 431 of the Code (in either case, whether or not waived), (h) the imposition of a Lien with respect to any employee pension plan under the provisions of the Code that relate to such plans or ERISA on the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate, (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, (j) any Multiemployer Plan entering endangered status for purposes of Section 305 of ERISA, (k) the imposition of liability on the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (l) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any “employee pension plan” (within the meaning of Section 3(2) of ERISA), (m) receipt from the IRS of notice of the failure of any employee pension plan that is intended to be qualified under Section 401(a) of the Code so to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such employee pension plan to qualify for exemption from taxation under Section 501(a) of the Code or (n) the occurrence of any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code involving the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates. Notwithstanding the foregoing or anything in this Agreement to the contrary, an ‘ERISA Event’ shall not include (a) an application for waiver of the minimum funding standard under Section 412 of the Code for a Title IV Plan for the 2018 plan year or the 2019 plan year or (b) the failure to make any required contribution to a Title IV Plan or to meet the minimum funding standard of Section 430 of the Code with respect to a Title IV Plan for the 2018 plan year or the 2019 plan year.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Rate” means:

(a)    for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
(b)    for any interest calculation of the Eurocurrency Rate with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.
Notwithstanding the foregoing, if the Eurocurrency Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Eurocurrency Rate Loan” means a Term Loan or Revolving Credit Loan, as the context requires, that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Deposit Account” means (a) any deposit account that is used solely for payment of taxes, payroll, bonuses, other compensation and related expenses, in each case, for employees or former employees, (b) fiduciary or trust accounts, (c) zero-balance accounts, so long as the balance in such account is zero at the end of each Business Day and (d) any other deposit account with an average daily balance on deposit not exceeding $100,000 individually or $500,000 in the aggregate for all such accounts excluded pursuant to this clause (d).
“Excluded Domestic Subsidiary” means any direct or indirect Subsidiary of a Loan Party that is directly or indirectly owned (in whole or in part) by any Foreign Subsidiary of a Loan Party.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant”

as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or L/C Issuer, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender or L/C Issuer (as applicable) with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the date on which (i) such Lender or L/C Issuer (as applicable) acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender or L/C Issuer (as applicable) changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b), amounts with respect to such Taxes were payable either to such Lender’s or L/C Issuer’s (as applicable) assignor immediately before such Lender or L/C Issuer (as applicable) became a party hereto or to such Lender or L/C Issuer (as applicable) immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Execution Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of June 24, 2014 by and among BWC, as the borrower, Bank of America, as the administrative agent, and the lenders from time to time party thereto.
“Extended Letter of Credit” has the meaning specified in Section 2.03(a)(ii).
“Extended Letter of Credit Issuer” shall mean each L/C Issuer that is party to Amendment No. 16 in its capacity as L/C Issuer.
“Facility” means the Term Loan Facility or the Revolving Credit Facility, as the context may require.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party; provided that, for any determination of Fair Market Value in connection with an Asset Sale to be made pursuant to Section 7.04(i) in which the estimated fair market value of the properties disposed of in such Asset

Sale exceeds $10,000,000, the Borrower shall provide evidence reasonably satisfactory to the Administrative Agent with respect to the calculation of such Fair Market Value.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements that implement or modify the foregoing (together with any Requirement of Law implementing such agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means each of (a) the fee letter dated as of April 7, 2015 by and among the Borrower, BWPGG, the Arrangers, Bank of America, BNP Paribas, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Crédit Agricole Corporate and Investment Bank, (b) the fee letter dated as of April 7, 2015by and among the Borrower, BWPGG, Bank of America and MLPFS, (c) the fee letter dated as of April 7, 2015 by and among the Borrower, BWPGG, BNP Paribas and BNP Paribas Securities Corp., (d) the fee letter dated as of April 7, 2015 by and among the Borrower, BWPGG, JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC, (e) the fee letter dated as of April 7, 2015 by and among the Borrower, BWPGG, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC and (f) the fee letter dated as of April 7, 2015 by and among the Borrower, BWPGG and Crédit Agricole Corporate and Investment Bank.
“Financial Covenant Debt” of any Person means, without duplication, Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of the definition of “Indebtedness,” provided that Indebtedness extended under the Term Loan Facility of the type set forth in clause (a) shall be excluded from the calculation of Financial Covenant Debt. For the avoidance of doubt, the term “Financial Covenant Debt” shall not include (a) reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees and (b) Indebtedness of the Borrower or any Subsidiary of the Borrower that is owed to the Borrower or any Subsidiary of the Borrower.
“Financial Letter of Credit” means any standby Letter of Credit that is not a Performance Letter of Credit.
“First-Tier Foreign Subsidiary” mean a Foreign Subsidiary all or any portion of whose Stock is owned directly by the Borrower or a Domestic Subsidiary that is a Guarantor.

“Fiscal Quarter” means the fiscal quarter of the Borrower ending on March 31, June 30, September 30 or December 31 of the applicable calendar year, as applicable.
“Fiscal Year” means the fiscal year of the Borrower, which is the same as the calendar year.
“Fixed Rate” means a fixed rate per annum equal to 15.50%; provided that, commencing on the Business Day immediately after the delivery of a Fixed Rate Certificate to the Administrative Agent, the Fixed Rate shall be reduced to 12.00% (provided that if the Administrative Agent receives a Fixed Rate Certificate after the date such Fixed Rate Modification Event occurred as described in such certificate, such certificate shall be deemed to have been delivered on the later of (A) the date such Fixed Rate Modification Event occurred as set forth in such Fixed Rate Certificate and (B) the most recent Interest Payment Date with respect to the Fixed Rate Loans); provided further that if the Administrative Agent has not received a Fixed Rate Certificate on or before the Additional Term Loan Prepayment Transaction Deadline, the Fixed Rate shall be increased to 18.00% commencing on the Business Day immediately after the Additional Term Loan Prepayment Transaction Deadline.
“Fixed Rate Certificate” means either a certificate of (a) a Responsible Officer or (b) any Term Loan Lender certifying that the Fixed Rate Modification Event has occurred.
“Fixed Rate Loans” means those Term Loans that bear interest at the Fixed Rate. All Fixed Rate Loans shall be denominated in Dollars.
“Fixed Rate Modification Event” means the consummation of a Qualified Rights Offering prior to the Additional Term Loan Prepayment Transaction Deadline.
“Flood Requirement Standards” means, with respect to any parcel of owned Real Property to be subject to a Mortgage, (a) the delivery to the Administrative Agent of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such parcel of owned real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating to such parcel of owned Real Property), (b) maintenance, if available, of fully paid flood hazard insurance on all such owned Real Property that is located in a special flood hazard area from such providers and on such terms and in such amounts as required by Flood Disaster Protection Act, The National Flood Insurance Reform Act of 1994 or as otherwise reasonably required by the Administrative Agent and (c) delivery to the Administrative Agent of evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Security Provider” means the Foreign Subsidiaries identified by the Administrative Agent from time to time in consultation with the Borrower, which Foreign Subsidiaries may be located in the following jurisdictions: (i) Canada, (ii) Germany, (iii) the United Kingdom, (iv) Sweden, (v) Mexico and (vi) any other jurisdiction with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed (provided that SPIG S.p.A. and its Subsidiaries, Babcock & Wilcox Vølund, A/S and its Subsidiaries, Babcock & Wilcox Loibl GmbH and Diamond Power Specialty Limited shall not be required to become Foreign Security Providers).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Reorganization” means the transfer (whether by Asset Sale, dividend, distribution, contribution, merger or otherwise), in a series of transactions, of the Stock and Stock Equivalents of certain Foreign Subsidiaries and Investments owned, directly or indirectly, by the Borrower among the Borrower and its Subsidiaries; provided that:
(a)    both before and after giving effect thereto, no Default shall have occurred and be continuing;
(b)    all of the Stock and Stock Equivalents of such Foreign Subsidiaries and Investments owned, directly or indirectly, by the Borrower on the Closing Date shall be owned, directly or indirectly, by the Borrower upon the completion thereof (other than any such Stock, Stock Equivalents or Investments that are retired or replaced);
(c)    any Stock, Stock Equivalents or Investments issued or made in connection therewith, to the extent replacing Stock, Stock Equivalents or Investments previously owned, directly or indirectly, by the Borrower on the Closing Date shall be owned, directly or indirectly, by the Borrower upon the completion thereof;
(d)    after giving effect thereto, the Borrower shall be in compliance with Section 6.22 (including, without limitation, by pledging any Pledged Interests issued by any First Tier Foreign Subsidiary owned by any Loan Party)
(e)    in connection therewith, no assets owned by any Loan Party that is a party to the Collateral Agreement, other than Stock and Stock Equivalents of Foreign Subsidiaries, shall be transferred to any Person that is not a Loan Party that is a party to the Collateral Agreement; provided that the foregoing shall not prohibit Investments otherwise permitted by a provision of Section 7.03 other than Section 7.03(k).
“Form 10” means the Form 10 (together with any exhibits thereto) filed with the SEC relating to the Spinoff.
“Form 10 Transactions” means the individual transactions entered into in connection with the Spinoff on substantially the same terms as set forth in the Form 10 (with non-material changes or other additional non-material transactions, steps or terms that are not adverse to any material interest of the Lenders being considered to be “on substantially the same terms”); provided that any amendments, additions, or other modifications to the Form 10 are made in accordance with Section 7.10.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“FTI” means FTI Consulting, Inc.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Ratio” means that for each Dollar of Revolving Credit Loans made to the Borrower after the occurrence of the Initial Tranche A Term Loan Funding, a Dollar amount of Tranche A-1 Term Loans equal to (x) the amount of such Revolving Loans, plus (y) the amount of OID to be paid by the Borrower in connection with such Term Loans on the date of the applicable Term Loan Borrowing.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantors” means, collectively, each Wholly-Owned Domestic Subsidiary of the Borrower listed on Schedule 1.01(b) hereto, and each other Person that is or becomes a party to the Guaranty (including by (i) execution of a Joinder Agreement pursuant to Section 6.22 or (ii) otherwise pursuant to this Agreement), but expressly excludes all Captive Insurance Subsidiaries.
“Guaranty” means the Guaranty Agreement dated as of the Closing Date made by the Borrower (solely with respect to Obligations in the nature of Secured Cash Management Agreements and Secured Hedge Agreements) and by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F, and any Joinder Agreement with respect thereto.
“Guaranty Obligation” means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement

(contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take‑or‑pay or similar payments, regardless of non‑performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if (and only if) in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance to the obligee of Indebtedness of any other Person that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported or, if such amount is not stated or otherwise determinable, the maximum reasonable anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. For the avoidance of doubt, the term “Guaranty Obligation” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“Hedge Bank” means (a) any Person that, at the time it enters into a Secured Swap Contract, is a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender, in its capacity as a party to such Secured Swap Contract, and (b) any Person that is a party to a Secured Swap Contract at the time it or its relevant Affiliate becomes a Revolving Credit Lender (whether on the Closing Date or at a later date pursuant to Section 10.06), in its capacity as a party to such Secured Swap Contract.
“Immaterial Subsidiary” means any Subsidiary of the Borrower that, together with its Subsidiaries, (a) contributed less than $1,000,000 to the EBITDA of the Borrower and its Subsidiaries during the most recently-ended four-quarter period of the Borrower (taken as a single period) and (b) as of any date of determination has assets with an aggregate net book value of $1,000,000 or less.
“Increase Effective Date” has the meaning specified in Section 2.14(c).
“Incremental Tranche A Term Loan Funding” means, after the occurrence of the Initial Tranche A Term Loan Funding, the Borrower’s receipt of Tranche A-1 Term Loan proceeds of $20,000,000 (which may be made in a single Borrowing or multiple Borrowings) following payment of any OID in connection with such funding on the date of the relevant Borrowing.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by promissory notes, bonds, debentures or similar instruments, (c) all matured reimbursement obligations with respect to letters of credit, bankers’ acceptances, surety bonds, performance bonds, bank guarantees, and other similar obligations, (d) all other obligations with respect to letters of credit, bankers’ acceptances, surety bonds, performance bonds, bank guarantees and other similar obligations, whether or not matured, other than unmatured or undrawn, as applicable, obligations with respect to Performance

Guarantees, (e) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue by more than ninety days or are being disputed in good faith, (f) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (other than operating leases) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (g) all Capital Lease Obligations of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (j) net payments that such Person would have to make in the event of an early termination as determined on the date Indebtedness of such Person is being determined in respect of Swap Contracts of such Person and (k) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but limited to the value of the property owned by such Person securing such Indebtedness. For the avoidance of doubt, the term “Indebtedness” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Information Memorandum” means the Confidential Information Memorandum, dated June 2014, in respect of the credit facilities provided under this Agreement.
“Initial Funding Term Loan Lender Expenses” has the meaning given to such term in the definition of “Term Loan Facility.”
“Initial Tranche A Term Loan Funding” means the Borrower’s receipt of Tranche A-1 Term Loan proceeds of $10,000,000 following payment of any Amendment No. 9 Closing Fee, Initial Funding Term Loan Lender Expenses and OID in connection with such funding.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises and licenses.
“Intellectual Property Security Agreement” has the meaning given to such term in the Collateral Agreement.
“Intercompany Subordinated Debt Payment” means any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any Subordinated Debt of the Borrower or any Subsidiary of the Borrower, so long as (a) such Subordinated Debt is owed to the Borrower or a Subsidiary of the Borrower and (b) no Event of Default under Sections 8.01(a), (b) or (f) shall have occurred and be continuing.
“Intercreditor Agreement” means the Subordination and Intercreditor Agreement, dated as of the Amendment No. 3 Effective Date (as amended, supplemented or otherwise modified in accordance with the terms thereof), between the Administrative Agent, as first priority representative (and its permitted successor and assigns), and Lightship Capital LLC, as second priority representative (and its permitted successor and assigns), in form and substance satisfactory to the Administrative Agent and the Required Lenders.
“Interest Coverage Ratio” means, with respect to the Borrower and its Subsidiaries as of any day, the ratio of (a) EBITDA for the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered to (b) the Cash Interest Expense of the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
“Interest Expense” means, for any Person for any period, total interest expense of such Person and its Subsidiaries for such period, as determined on a consolidated basis in conformity with GAAP and including, in any event (without duplication for any period or any amount included in any prior period), (a) net costs under Interest Rate Contracts for such period, (b) any commitment fee (including, in the case of the Borrower or any of its Subsidiaries, the commitment fees hereunder) accrued, accreted or paid by such Person during such period, (c) any fees and other obligations (other than reimbursement obligations) with respect to letters of credit (including, in respect of the Borrower or any of its Subsidiaries, the Letter of Credit Fees) and bankers’ acceptances (whether or not matured) accrued, accreted or paid by such Person for such period, (d) the fronting fee with respect to each Letter of Credit and (e) any facility fee (including, in the case of the Borrower or any of its Subsidiaries, the facility fees hereunder but excluding any Deferred Facility Fees or Deferred Ticking Fees) accrued, accreted or paid by such Person during such period. For purposes of the foregoing, interest expense shall (i) be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Swap Contracts, (ii) exclude interest expense accrued, accreted or paid by the Borrower or any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower and (iii) exclude credits to interest expense resulting from capitalization of interest related to amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in conformity with GAAP. Notwithstanding the foregoing, “Interest Expense” shall not include (1) any interest expense related to the ARPA litigation, as described in the Borrower’s Form 10-Q for the Fiscal Quarter ended June 30, 2017 or (2) any loss, charge, expense, prepayment premium or other items that payments of Obligations under the Second Lien Credit Agreement (as defined in the Second Lien Credit Agreement).
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Fixed Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates (provided that the Interest Payment Date with respect to any accrued interest outstanding as of the Amendment No.

16 Effective Date with respect to Term Loans shall be June 28, 2019); and (b) as to any Base Rate Loan (including a Swing Line Loan) or any Fixed Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders under the applicable Facility; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.
“Investment” means, as to any Person, (a) any purchase or similar acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or substantially all of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting what is known to the Borrower to be the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person. For the avoidance of doubt, the term “Investment” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“Inventory” has the meaning specified in the Collateral Agreement.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any other Permitted L/C Party) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement, in form and substance satisfactory to the Administrative Agent, with respect to the Guaranty or any Security Instrument.
“Joint Venture” means any Person (a) in which the Borrower, directly or indirectly, owns any Stock and Stock Equivalents of such Person and (b) that is not a Subsidiary of the Borrower, provided that (i) the Administrative Agent, on behalf of the Secured Parties, has a valid, perfected, first priority security interest in the Stock and Stock Equivalents in such joint venture owned directly by any Loan Party except where (x) the Constituent Documents of such joint venture prohibit such a security interest to be granted to the Administrative Agent or (y) such joint venture has incurred Non-Recourse Indebtedness the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent, and (ii) no Loan Party shall, whether pursuant to the Constituent Documents of such joint venture or otherwise, be under any Contractual Obligation to make Investments or incur Guaranty Obligations after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, that would be in violation of any provision of this Agreement.
“Landlord Lien Waiver” means a lien waiver signed by a landlord in such form as is reasonably satisfactory to the Administrative Agent.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means Bank of America, each other Lender that is listed on the signature pages hereto as an “L/C Issuer” and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(l) hereof, each in its respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (whether pursuant to Section 2.03(l), 2.03(m), 9.06, 10.06 or otherwise), but excluding any Lender that resigns or is removed as an L/C Issuer pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to Letters of Credit after such resignation or removal). References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.

“L/C Issuer Sublimit” means with respect to each L/C Issuer, such amount as may be separately agreed between such L/C Issuer and the Borrower from time to time (with specific notice of such amount, and any change thereto, with respect to each L/C Issuer being promptly communicated to the Administrative Agent), provided that the L/C Issuer Sublimit with respect to any Person that ceases to be an L/C Issuer for any reason pursuant to the terms hereof shall be $0 (subject to the Letters of Credit of such Person remaining outstanding in accordance with the provisions hereof).
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings; provided that, for purposes of calculating outstanding L/C Obligations with respect to outstanding Extended Letters of Credit, 105% of the aggregate amount available to be drawn shall be included and (y) any Extended Letters of Credit treated as drawn under Section 6.26 shall be treated as undrawn. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. The L/C Obligations of (a) any Lender at any time shall be its Applicable Percentage of the total L/C Obligations at such time, and (b) any particular L/C Issuer at any time shall mean the L/C Obligations allocable to Letters of Credit issued by such L/C Issuer.
“Lender” has the meaning specified in the introductory paragraphs hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder, and includes all letters of credit issued under the Existing Credit Agreement that are outstanding on the Closing Date and issued for the account of a Permitted L/C Party, which shall in each case be deemed to have been issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit, and a standby Letter of Credit may be a Performance Letter of Credit or a Financial Letter of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is 30 days prior to the Revolving Credit Facility Maturity Date (or, if such day is not a Business Day, the immediately preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any effective financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.
“Liquidity” means at any time the sum of (a) unrestricted cash and Cash Equivalents of the Borrower and the other Loan Parties, subject to a Control Agreement in favor of the Administrative Agent (excluding any Cash Collateral or proceeds in the Recovery Event Proceeds Account), provided that such cash shall not be required to be subject to a Control Agreement until 30 days after the Amendment No. 3 Effective Date, (b) unrestricted cash and Cash Equivalents of the Non-Loan Parties in an amount not to exceed $50,000,000 and (c) (i) after the Amendment No. 3 Effective Date and during the Relief Period, the lesser of (x) ~~(A) commencing on the Amendment No. 16 Effective Date through September 30, 2019, $210,000,000, (B) from October 1, 2019 through January 24, 2020, $205,000,000 or (C) thereafter, $190,000,000,~~$205,000,000, less the aggregate outstanding principal amount of Revolving Credit Loans and (y) the Revolving Credit Facility, less the Total Revolving Outstandings (other than, after the consummation of the sale of Selected Assets in accordance with the Orion Plan, the aggregate amount available to be drawn under all outstanding Letters of Credit originally issued solely on account of the operations of MEGTEC, Universal and their respective Subsidiaries to the extent that such obligations are Cash Collateralized or backstopped by a letter of credit (other than a Letter of Credit issued hereunder), in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer), and, (ii) other than during the Relief Period, the Revolving Credit Facility, less the Total Revolving Outstandings (other than, after the consummation of the sale of Selected Assets in accordance with the Orion Plan, the aggregate amount available to be drawn under all outstanding Letters of Credit originally issued solely on account of the operations of MEGTEC, Universal and their respective Subsidiaries to the extent that such obligations are Cash Collateralized or backstopped by a letter of credit (other than a Letter of Credit issued hereunder), in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, a Swing Line Loan or a Term Loan.
“Loan Documents” means this Agreement, each Note, the Guaranty, the Intercreditor Agreement, each Security Instrument, each Joinder Agreement, each Committed Loan Notice, each Issuer Document, each Fee Letter, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.03 or 2.15 of this Agreement and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of the Administrative Agent, any Lender or any L/C Issuer in connection with the Loans made, Letters of Credit issued and transactions contemplated by this Agreement.
“Loan Parties” means, collectively, the Borrower, each Guarantor and any other Person (other than a Lender) providing Collateral pursuant to any Security Instrument.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Acquisition” means a Permitted Acquisition in which the sum of the cash consideration paid (including for the repayment and retirement of outstanding Indebtedness) plus any Indebtedness assumed equals or exceeds $100,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Intellectual Property” has the meaning specified in the Collateral Agreement.
“Material Real Property” means, any parcel of real property located in the United States and owned by any Loan Party that has a Fair Market Value in excess of $1,000,000; provided that the Administrative Agent may agree in its sole discretion to exclude from this definition any parcel of real property (and/or the buildings and contents therein) that is located in a special flood hazard area as designated by any federal Governmental Authority.
“Material Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower that (a) has assets that represent more than 10% of the consolidated GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, as of such date or (b) contributed more than 10% of the EBITDA of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, during the most recently-ended four-quarter period of the Borrower (taken as a single period), or (c) with respect to any new Person acquired or created by the Borrower, (i) would have contributed more than 10% of the EBITDA of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, on a pro forma basis as of the last day of the most recently ended four-quarter period of the Borrower (taken as a single period) or (ii) held more than 10% of the consolidated GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, as of such date, or (d) owns, directly or indirectly, Stock or Stock Equivalents in one or more other Subsidiaries of the Borrower that, when aggregated with such Subsidiary, (i) contributed more than 10% of the EBITDA of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, during the most recently ended four-quarter period of the Borrower (taken as single period) or (ii) held more than 10% of the consolidated GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, as of such date.
“Maturity Date” means (a) the Revolving Credit Facility Maturity Date or (b) the Term Loan Facility Maturity Date, as the context requires.
“MEGTEC” means Babcock & Wilcox MEGTEC Holdings, Inc., Babcock & Wilcox MEGTEC, LLC, and their respective Subsidiaries.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of each L/C Issuer with respect to Letters of Credit issued by such L/C Issuer and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i) or (a)(ii), an amount equal to 100% of the Outstanding Amount of all LC Obligations.
“Minimum Customer Concessions Amount” has the meaning specified in Section 6.38.
“MIRE Event” means any increase, extension or renewal of any Commitment (including pursuant to Section 2.14), or the addition of any new commitment hereunder.
“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgagee Policies” has the meaning specified in Section 4.02(a)(iii)(B).
“Mortgaged Properties” mean, initially, (a) each parcel of Real Property and the improvements thereto specified on Schedule 4.02(a)(iii) (except to the extent the Administrative Agent agrees, as provided in such definition, between the Execution Date and the Closing Date to exclude any such parcel (and/or the buildings and contents therein) from the definition of Material Real Property) and (b) shall include each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.23.
“Mortgages” mean the fee or leasehold mortgages or deeds of trust, assignments of leases and rents and other security documents (including any such document delivered in connection with the Existing Credit Agreement and remaining in place in connection with this Agreement) granting a Lien on any Mortgaged Property to secure the Obligations, each in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
“Net Cash Proceeds” means:
(a)    with respect to any Asset Sale by, or Recovery Event of, the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction and (C) Taxes actually paid or withheld or reasonably expected to be paid or withheld within the twenty-four month period following the date of the relevant transaction (and Tax distributions or payments under a Tax sharing agreement with respect thereto) in connection with such Asset Sale or Recovery Event (including any Taxes paid or withheld or reasonably expected to be paid or withheld within the twenty-four month period following the date of the relevant transaction as a result of any gain recognized in connection therewith or any repatriation of the resulting cash or Cash Equivalents to the United States); provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Asset Sale or Recovery Event, the aggregate amount of such excess shall constitute Net Cash Proceeds;
(b)    with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses and Taxes, incurred by the Borrower or such Subsidiary in connection therewith;
(c)         with respect to the issuance of any Stock or Stock Equivalents of the Borrower or contribution to the equity of the Borrower, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection therewith; and
(d)    with respect to any Released Cash Collateral, all of such Released Cash Collateral.
“Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with an Asset Sale less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Non-Cash Consideration.
“Non-Loan Parties” means, collectively, the Subsidiaries that are not Loan Parties.
“Non-Recourse Indebtedness” means Indebtedness of a Joint Venture or Subsidiary of the Borrower (in each case that is not a Loan Party) (a) that, if it is incurred by a Subsidiary of the Borrower, is on terms and conditions reasonably satisfactory to the Administrative Agent, (b) that is not, in whole or in part, Indebtedness of any Loan Party (and for which no Loan Party has created, maintained or assumed any Guaranty Obligation) and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Loan Party or the assets thereof (other than (i) the Stock or Stock Equivalents issued by the Joint Venture or Subsidiary that is primarily obligated on such Indebtedness that are owned by a Loan Party and (ii) a requirement that a Loan Party make an Investment of equity in such Joint Venture in connection with the terms of such Indebtedness), (c) owing to an unaffiliated third-party (which for the avoidance of doubt does not include the Borrower, any Subsidiary thereof, any other Loan Party, any Joint Venture (or owner of any interest therein) and any Affiliate of any of them) and (d) the source of repayment for which is expressly limited to (i) the assets or cash flows of such Subsidiary or Joint Venture and (ii) the Stock and Stock Equivalents of such Subsidiary or Joint Venture securing such Indebtedness in compliance with the provisions of clause (b) above.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party (and, with respect to Secured Cash Management Agreements and Secured Hedge Agreements only, any Subsidiary of the Borrower) arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party (or any Subsidiary of the Borrower solely with respect to Secured Cash Management Agreements and Secured Hedge Agreements) of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OID” has the meaning specified in Section 2.09(b)(v).
“Orion Plan” means an asset divestiture plan with respect to MEGTEC and Universal, which plan will include a detailed description of the analysis performed by the CIO to determine the process and timing to effectuate such sale and a detailed rationale for such decisions.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).
“Outstanding Amount” means (a) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans occurring on such date; (b) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans occurring on such date; (c) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (d) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Performance Guarantee” of any Person means (a) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support only trade payables or nonfinancial performance obligations of such Person, (b) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of a Subsidiary, a Joint Venture or a Consortium of such Person to support only trade payables or non-financial performance obligations of such Subsidiary, Joint Venture or Consortium, and (c) any parent company guarantee or other direct or indirect liability, contingent or otherwise, of such Person with respect to trade payables or non-financial performance obligations of a Subsidiary, a Joint Venture or a Consortium of such Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee that such contractual obligation will be performed, or that any agreement relating thereto will be complied with.
“Performance Letter of Credit” means (a) a standby Letter of Credit issued to secure ordinary course performance obligations in connection with project engineering, procurement, construction, maintenance and other similar projects (including projects about to be commenced) or bids for prospective project engineering, procurement, construction, maintenance and other similar projects, and (b) a standby Letter of Credit issued to back a bank guarantee, surety bond, performance bond or other similar obligation in each case issued to support ordinary course performance obligations in connection with project engineering, procurement, construction, maintenance and other similar projects (including projects about to be commenced) or bids for prospective project engineering, procurement, construction, maintenance and other similar projects.
“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any applicable Requirements of Law.
“Permitted Acquisition” means, the Acquisition of an Acquired Entity; provided that:
(a)    such Acquisition was approved by the board of directors of such Acquired Entity;
(b)    the Acquired Entity shall be in an Eligible Line of Business;
(c)    the Borrower and its Subsidiaries shall comply with Sections 6.22 and 6.23, as applicable, within the time periods set forth in such Sections;
(d)    at the time of such transaction:
(i)    both before and after giving effect thereto, no Default shall have occurred and be continuing;

(ii)    the Borrower would be in compliance with the Senior Leverage Ratio set forth in Section 7.16(b) as of the last day of the most recently completed four Fiscal Quarter period ended prior to such transaction for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period (assuming, for purposes of pro forma compliance with Section 7.16(b), that the maximum Senior Leverage Ratio permitted at the time by such Section was in fact 0.25 to 1.00 more restrictive than the Senior Leverage Ratio actually provided for in such Section at such time); and
(iii)    if the purchase price for such Acquisition is in excess of $50,000,000, the Borrower shall have delivered (prior to or simultaneously with the closing of such Acquisition) a certificate of a Responsible Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent; and
(e)    if (i) the Borrower is a party to such transaction, it shall be a surviving entity thereof and shall continue as the Borrower hereunder, and (ii) if any party to any such transaction is a Guarantor, the surviving entity of such transaction shall either be a Guarantor or become a Guarantor pursuant to Section 6.22.
“Permitted L/C Party” means (a) the Borrower, (b) any Subsidiary of the Borrower, (c) any Joint Venture and (d) any Consortium.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means an asset divestiture plan, which plan will include a detailed description of the analysis performed by the CIO to determine what assets to sell or retain, the process and timing to effectuate such sales and a detailed rationale for such decisions.
“Platform” has the meaning specified in Section 6.01.
“Pledged Interests” means (a) the Stock and Stock Equivalents of each of the existing or hereafter organized or acquired direct Domestic Subsidiaries of a Loan Party; and (b) 100% of the Voting Stock (or if the relevant Person shall own less than 100% of such Voting Stock, then 100% of the Voting Stock owned by such Person) and 100% of the nonvoting Stock and Stock Equivalents of each existing or hereafter organized or acquired First-Tier Foreign Subsidiary; provided that Pledged Interests shall not include any Stock or Stock Equivalents in (i) any Captive Insurance Subsidiary, (ii) any Joint Venture to the extent that the Constituent Documents of such Joint Venture prohibit such a security interest to be granted to the Administrative Agent, or (iii) any Subsidiary that is not a Loan Party or any Joint Venture (provided that this clause (iii) shall not prohibit or exclude any pledge of the Stock and Stock Equivalents of any Foreign Subsidiary that is required to be pledged pursuant to this Agreement) to the extent that such Joint Venture or Subsidiary has incurred Non-Recourse Indebtedness the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent; provided, further, that the Pledged

Interests (x) shall not include any Stock or Stock Equivalents of a Foreign Subsidiary owned by any Person other than the Borrower or a Guarantor, and (y) shall not include any Stock or Stock Equivalents of any Excluded Domestic Subsidiary.
“Prepayment Event” means:
(a)    (i) any Asset Sale (other than an Asset Sale permitted by any of Section 7.04(a), (b), (c), (e), (f), (g), (h), (j), (k), (l) or (n)), (ii) any sale and leaseback transaction (whether or not permitted by Section 7.13) resulting in aggregate Net Cash Proceeds in excess of $3,000,000 for any single transaction or a series of related transactions or (iii) any Recovery Event; or
(b)    the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 7.01; or
(c)    receipt by any Loan Party or any other Subsidiary of Released Cash Collateral (notwithstanding the obligations set forth in Section 6.26).
“Project Burn” means the Asset Sale consummated pursuant to the Stock Purchase Agreement, in substantially the form provided to the Administrative Agent on August 7, 2018, between Covanta Pasco, Inc. and Power Systems Operations, Inc.
“Project Top Hat” means the Asset Sale consummated pursuant to the Asset Purchase Agreement, in substantially the form provided to the Administrative Agent on March 8, 2018, between Cemtek Environmental Incorporated and The Babcock & Wilcox Company.
“Projections” means those financial projections prepared by management of the Borrower consisting of balance sheets, income statements and cashflow statements of the Borrower and its Subsidiaries (giving effect to the Spinoff and the related transactions) covering the Fiscal Years ending in 2015 through 2019, inclusive, delivered to the Administrative Agent by the Borrower.
“Public Lender” has the meaning specified in Section 6.01.
“Qualified Rights Offering” has the meaning specified in the definition of “Additional Term Loan Prepayment”.
“Rabbi Trust” means a “rabbi trust” or other similar arrangement established by the Borrower or any of its Subsidiaries to hold assets in connection with an employee benefit plan or arrangement.
“Real Property” means all Mortgaged Property and all other real property owned or leased from time to time by any Loan Party or any of its Subsidiaries.
“Recapitalization Transaction” means, prior to May 22, 2018, (i) the Borrower’s receipt of net cash proceeds of at least $240,000,000 from the issuance of Stock (other than Disqualified Stock) of the Borrower in accordance with the terms and conditions of the Equity Backstop Commitment Letter and the rights offering described therein and (ii) the use of such proceeds to immediately effect a Discharge of Second Priority Obligations, with the remainder to be retained by the Borrower and its Subsidiaries for working capital purposes.
“Recipient” means the Administrative Agent, any Lender or any L/C Issuer.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or professional liability insurance claims (other than to the extent reflected in the Borrower’s financial statements prior to the Amendment No. 6 Effective Date) or any taking or condemnation proceeding relating to any asset of the Borrower or any Subsidiary resulting in aggregate Net Cash Proceeds in excess of $3,000,000 for any single transaction or a series of related transactions.
“Recovery Event Proceeds Account” means a blocked deposit account established at the Administrative Agent, as depository bank, to hold the proceeds of Recovery Events as required by Section 2.05(b)(vii).
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property and, in each case, in violation of Environmental Law.
“Released Cash Collateral” has the meaning set forth in Section 6.26.
“Relief Period” means the period commencing on the Amendment No. 2 Effective Date and terminating on the Relief Period Termination Date. For the avoidance of doubt, only one Relief Period may occur during the term of this Agreement, and no Relief Period may be in effect after the first date on which the Relief Period Termination Date occurs.
“Relief Period Sublimit” means the lesser of (a) ~~(x) commencing on the Amendment No. 16 Effective Date through September 30, 2019, $210,000,000, (y) from October 1, 2019 through January 24, 2020, $205,000,000 or (z) thereafter, $190,000,000,~~$205,000,000, plus, in each case, the principal amount of Revolving Credit Loans made pursuant to Section 2.03(c)(ii) (other than on account of any Extended Letter of Credit having been treated as drawn pursuant to Section 6.26) that have not been repaid, and (b) the Revolving Credit Facility. The Relief Period Sublimit is part of, and not in addition to, the Revolving Credit Facility. For purposes of this definition of “Relief Period Sublimit”, repayments and prepayments of Revolving Credit Loans shall be deemed to be applied, first, to Revolving Credit Loans not made pursuant to Section 2.03(c)(ii) and, second, to Revolving Credit Loans made pursuant to Section 2.03(c)(ii).
“Relief Period Termination Date” means the date, which may be no earlier than the date of delivery of the Compliance Certificate for the fiscal quarter of the Borrower ending December 31, 2019, on which the Borrower has made a written request for the termination of the Relief Period, and has attached thereto a certification (including reasonably detailed calculations with respect thereto) demonstrating that (a) the Senior Leverage Ratio (calculated as of the last day of the most recent Fiscal Quarter ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered) is not greater than 2.25 to 1.00 and (b)

the Interest Coverage Ratio (calculated as of the last day of the most recent Fiscal Quarter ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered) is not less than 4.00 to 1.00.
“Remainco Credit Facilities” means the senior secured credit facilities to be entered into by (a) BWC on or about the Execution Date and (b) certain of its Subsidiaries (other than the Borrower and its Subsidiaries) on or about the Closing Date.
“Remedial Action” means all actions required by any applicable Requirement of Law to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post remedial monitoring and care.
“Repayment Deadline” has the meaning set forth in Section 2.05(b)(vi).
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) the unused Aggregate Commitments. The Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided that the amount of any participation in any Swing Line Loan and any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable L/C Issuer, as the case may be, in making such determination.
“Required Term Loan Lenders” means, as of any date of determination, Term Loan Lenders holding more than 50% of the Outstanding Amount of the Term Loan Facility on such date; provided that the portion of the Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Loan Lenders.
“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of a Loan Party and, solely for purposes of notices given for Credit Extensions, amendments to Letters of Credit, and continuations and conversions of Loans, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent (which such notice shall include a specimen signature and incumbency confirmation reasonably satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents (other than Disqualified Stock) or a dividend or distribution payable solely to the Borrower or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or one or more Guarantors ~~and~~, (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of the Borrower or any other Loan Party, other than any Intercompany Subordinated Debt Payment or any required (in each case) payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Subordinated Debt and (d) any payment in connection with matured or drawn obligations with respect to the [***] Letter of Credit, except in the form of payments or prepayments of Tranche A-5 Term Loans, subject to the provisions of Article XI and any other subordination terms set forth herein.
“Revaluation Date” means, with respect to any Letter of Credit, each of the following: (a) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any payment by an L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (d) in the case of Letters of Credit denominated in an Alternative Currency and outstanding as of the Closing Date under the Existing Credit Agreement for the account of a Permitted L/C Party, the Closing Date, and (e) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time. As of the Amendment No. 15 Effective Date, the aggregate amount of the Lenders’ Revolving Credit Commitments shall equal $346,983,706.46.
“Revolving Credit Facility Maturity Date” means the fifth anniversary of the Closing Date, provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Revolving Credit Facility Termination Date” means the date on which (a) the Aggregate Revolving Credit Commitment has been terminated in accordance with the terms hereof, (b) aggregate principal amount of all Revolving Credit Loans made to the Borrower outstanding and all other Obligations with respect to the Revolving Credit Facility have been indefeasibly paid in full in cash (other than contingent indemnification claims as to which no claim has been asserted) or, with respect to Letters of Credit constituting Obligations with respect to the Revolving Credit Facility, such Letters of Credit have been Cash Collateralized at 105% of face value pursuant to documentation in form and substance satisfactory to the Administrative Agent and (c) satisfactory arrangements have been made by the Borrower with the applicable Revolving Credit Lender and/or its Affiliate with respect to all Secured Cash Management Agreements and Secured Hedge Agreements.
“Revolving Credit Increase” has the meaning specified in Section 2.14(a).
“Revolving Credit Increase Lender” has the meaning specified in Section 2.14(d)(ii).
“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment or holds Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans.
“Revolving Credit Loan” has the meaning specified in Section 2.01.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sale Milestone” means the receipt by the Borrower and its Subsidiares of Net Cash Proceeds in excess of $100,000,000 from one or more Prepayment Events in connection with Asset Sales of Selected Assets occurring after the Amendment No. 5 Effective Date.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any sanction or trade embargo imposed, administered or enforced at the time of determination by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority exercising jurisdiction over the Borrower or its Subsidiaries from time to time, the violation of which constitutes a violation of the law of the United States or, as to any Subsidiary that is organized under the laws of any non-United States jurisdiction, the law of that jurisdiction.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Lien Credit Agreement” means that certain Second Lien Term Loan Agreement, dated as of the Amendment No. 3 Effective Date (as amended or otherwise modified in accordance with the terms of the Intercreditor Agreement), by and among the Borrower, Lightship Capital LLC, as administrative agent, the lenders party thereto and the other entities party thereto.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between or among the Borrower and/or any (or one or more) Subsidiary of the Borrower and any Cash Management Bank.
“Secured Hedge Agreement” means any Secured Swap Contract that is entered into by and between or among the Borrower and/or any (or one or more) Subsidiary of the Borrower and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Instruments.
“Secured Swap Contracts” means all Swap Contracts entered into by the Borrower and/or any (or one or more) Subsidiary of the Borrower designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.
“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, promissory note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
“Security Instruments” means, collectively, the Collateral Agreement, the Mortgages, each Intellectual Property Security Agreement, and all other agreements (including Joinder Agreements, control agreements, supplements, collateral assignments and similar agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, any Subsidiary or other Person (other than a Lender) shall grant or convey to the Administrative Agent (for the benefit of the Secured Parties) a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document.
“Selected Assets” means assets identified by the CIO under either the Plan or the Orion Plan.
“Senior Leverage Ratio” means, with respect to the Borrower and its Subsidiaries as of any day, the ratio of (a) Financial Covenant Debt (other than the Indebtedness incurred pursuant to the

Second Lien Credit Agreement) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such day to (b) EBITDA for the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
“Solvent” means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities are expected to mature and does not have unreasonably small capital for its then current business activities. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Spinoff” means the distribution of 100% of the issued and outstanding Stock of the Borrower to the shareholders of BWC, to occur on or after the Closing Date, the result of which is that immediately thereafter 100% of the Stock of the Borrower shall be owned directly by the shareholders of BWC immediately prior to such Restricted Payment.
“Spot Rate” for a currency means the rate determined by the applicable L/C Issuer, with notice thereof to the Administrative Agent, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the applicable L/C Issuer may obtain such spot rate from another financial institution designated by such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), partnership or membership interests, equity participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or similar business entity, whether voting or non‑voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Debt” means (a) the Indebtedness incurred pursuant to the Second Lien Credit Agreement and (b) other Indebtedness (other than with respect to the Term Loan Facility) of the Borrower or any of its Subsidiaries pursuant to terms and conditions acceptable to the Administrative Agent and the Required Lenders in their respective sole discretion that is, by its terms, expressly subordinated to the prior payment of any of the Obligations pursuant to subordination terms and conditions acceptable to the Administrative Agent and the Required Lenders in their respective sole discretion. The terms of any Subordinated Debt may permit Intercompany Subordinated Debt Payments.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that any reference herein or in any other Loan Document to a “Subsidiary” of the Borrower shall exclude any Person whose financial statements are not consolidated with the financial statements of the Borrower in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to $0.00. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated U.S. federal income tax returns or consolidated, combined, unitary or similar tax returns for state, local or foreign tax purposes.
“Tax Return” has the meaning specified in Section 5.08.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means a Tranche A-1 Term Loan, a Tranche A-2 Term Loan, a Tranche A-3 Term Loan a Tranche A-4 Term Loan or a Tranche A-~~3~~5 Term Loan, as the context may require.
“Term Loan Borrowing” means any Tranche A-1 Term Loan Borrowing, any Tranche A-2 Term Loan Borrowing, any Tranche A-3 Term Loan Borrowing, any Tranche A-4 Term Loan Borrowing or any Tranche A-~~3~~5 Term Loan Borrowing, as the context may require.
“Term Loan Commitment” means any Tranche A-1 Term Loan Commitment, any Tranche A-2 Term Loan Commitment, any Tranche A-3 Term Loan Commitment, any Tranche A-4 Term Loan Commitment or any Tranche A-~~3~~5 Term Loan Commitment, as the context may require.
“Term Loan Facility” means, at any time, the aggregate principal amount of all the Term Loans outstanding at such time. As of the Amendment No. 9 Effective Date, the aggregate amount of the Tranche A-1 Term Loan Lenders’ Term Loan Commitments shall equal $35,000,000, plus an amount equal to the reasonable fees and expenses incurred by the Tranche A-1 Term Loan Lender with respect to the preparation and negotiation of the Tranche A Last Out Facility Commitment Letter and Amendment No. 9, which amounts are reimbursable under the Tranche A Last Out Facility Commitment Letter for which related invoices have been delivered to the Borrower and the Administrative Agent within two (2) Business Days after the Amendment No. 9 Effective Date (the “Initial Funding Term Loan Lender Expenses”). As of the Amendment No. 15 Effective Date, the aggregate amount of the Tranche A-2 Term Loan Lenders’ Term Loan Commitments shall equal $10,000,000. As of the Amendment No. 16 Effective Date, the aggregate amount of the Tranche A-3 Term Loan Lenders’ Term Loan Commitments shall equal $150,000,000. As of the Amendment No. 20 Effective Date, the aggregate amount of the Tranche A-4 Term Loan Lenders’ Term Loan Commitments shall equal $30,000,000.
“Term Loan Facility Maturity Date” means December 31, 2020.
“Term Loan Increase” has the meaning set forth in Section 2.14A(a).
“Term Loan Increase Effective Date” has the meaning set forth in Section 2.14A(c).
“Term Loan Lender” means each Lender that has a Term Loan Commitment or holds Term Loans.
“Term Loan Prefunding Requirement” has the meaning set forth in Section 2.02(b).
“Test Date” has the meaning set forth in Section 2.05(b)(vi).

“Title IV Plan” means an “employee pension benefit plan” (as defined by Section 3(2) of ERISA), other than a Multiemployer Plan, covered by Title IV of ERISA or Section 412 of the Code and to which the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate has any obligation or liability (contingent or otherwise).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and all L/C Obligations.
“Tranche” means, with respect to a Term Loan, its character as a Tranche A-1 Term Loan, a Tranche A-2 Term Loan, a Tranche A-3 Term Loan, a Tranche A-4 Term Loan or a Tranche A-~~3~~5 Term Loan.
“Tranche A Last Out Facility Commitment Letter” means each of (a) that certain letter regarding the last out term loan financing commitment, dated as of the Amendment No. 8 Effective Date, between Vintage Capital Management, LLC and B. Riley FBR, Inc. and (b) that certain letter regarding the last out term loan financing commitment, dated as of the Amendment No. 8 Effective Date, between the Borrower and Vintage Capital Management, LLC.
“Tranche A-1 Term Loan” has the meaning specified in Section 2.01A.
“Tranche A-1 Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01A.
“Tranche A-1 Term Loan Commitment” means, as to each Tranche A-1 Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01A in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Tranche A-1 Term Loan Lender’s name on Schedule 2.01 or opposite such caption in the Assignment and Assumption pursuant to which such Tranche A-1 Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Each Tranche A-1 Lender’s Term Loan Commitment shall be permanently reduced by the amount of Tranche A-1 Term Loans made to the Borrower by such Tranche A-1 Term Loan Lender.
“Tranche A-1 Term Loan Lender” means each Lender that has a Term Loan Commitment pursuant to Section 2.01A or holds Tranche A-1 Term Loans.
“Tranche A-2 Term Loan” has the meaning specified in Section 2.01B.
“Tranche A-2 Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01B.
“Tranche A-2 Term Loan Commitment” means, as to each Tranche A-2 Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01B in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Tranche A-2 Term Loan Lender’s name on Schedule 2.01 or opposite such caption in the Assignment and Assumption pursuant to which such Tranche A-2 Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Each Tranche A-2 Lender’s Term Loan Commitment shall be permanently reduced by the amount of Tranche A-2 Term Loans made to the Borrower by such Tranche A-2 Term Loan Lender.
“Tranche A-2 Term Loan Lender” means each Lender that has a Term Loan Commitment pursuant to Section 2.01B or holds Tranche A-2 Term Loans.
“Tranche A-3 Term Loan” has the meaning specified in Section 2.01C.
“Tranche A-3 Term Loan Borrowing” means the borrowing consisting of a Tranche A-3 Term Loan made pursuant to Section 2.01C.
“Tranche A-3 Term Loan Commitment” means, as to each Tranche A-3 Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01C in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Tranche A-3 Term Loan Lender’s name on Schedule 2.01 or opposite such caption in the Assignment and Assumption pursuant to which such Tranche A-3 Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Each Tranche A-3 Term Loan Lender’s Term Loan Commitment shall be permanently reduced by the amount of Tranche A-3 Term Loans made to the Borrower by such Tranche A-3 Term Loan Lender.
“Tranche A-3 Term Loan Lender” means each Lender that has a Term Loan Commitment pursuant to Section 2.01C or holds Tranche A-3 Term Loans.
“Tranche A-4 Term Loan” has the meaning specified in Section 2.01D.
“Tranche A-4 Term Loan Borrowing” means the borrowing consisting of a Tranche A-4 Term Loan made pursuant to Section 2.01D.
“Tranche A-4 Term Loan Commitment” means, as to each Tranche A-4 Term Loan Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01D in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Tranche A-4 Term Loan Lender’s name on Schedule 2.01 or opposite such caption in the Assignment and Assumption pursuant to which such Tranche A-4 Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Each Tranche A-4 Term Loan Lender’s Term Loan Commitment shall be permanently reduced by the amount of Tranche A-4 Term Loans made to the Borrower by such Tranche A-4 Term Loan Lender.
“Tranche A-4 Term Loan Lender” means each Lender that has a Term Loan Commitment pursuant to Section 2.01D or holds Tranche A-4 Term Loans.
“Tranche A-5 Term Loan” has the meaning specified in Section 2.01E.
“Tranche A-5 Term Loan Borrowing” means a borrowing consisting of a Tranche A-5 Term Loan made pursuant to Section 2.01E.
“Tranche A-5 Term Loan Commitment” means, as to the Tranche A-5 Term Loan Lender, the deemed making of Term Loans to the Borrower pursuant to Section 2.01E in an aggregate principal amount not to exceed the Indebtedness described in Section 7.01(r).
“Tranche A-5 Term Loan Lender” means B. Riley Financial, Inc.

“Trigger Event” has the meaning set forth in Section 2.05(b)(vi).
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or (with respect to Terms Loans only) a Fixed Rate Loan.
“UCC” has the meaning specified in the Collateral Agreement.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.
“Universal” means Babcock & Wilcox Universal, Inc. and its Subsidiaries.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).
“Vølund Projects” means projects related to the manufacture, construction, maintenance and operation of renewable energy plants in the United Kingdom, Denmark, Sweden, other Scandinavian countries and Indonesia by Babcock & Wilcox Vølund A/S, an indirect Subsidiary of the Borrower, and/or one or more Subsidiaries or Affiliates of Babcock & Wilcox Vølund A/S, including Babcock & Wilcox Vølund A/B.
“Vølund Projects Schedule” means, for each Vølund Project, the Project Status Report schedule for such project most recently delivered to FTI prior to the Amendment No. 5 Effective Date.
“Vølund Projects Settlements” means (a) with respect to the Vølund Project located at [***], the Termination and Settlement Agreement, dated March 29, 2019 between [***], [***], Babcock & Wilcox Vølund A/S and The Babcock & Wilcox Company, (b) with respect to the Vølund Project located at [***], the Deed of Termination of Construction Contract for [***], dated February 28, 2019, between [***], [***] and The Babcock & Wilcox Company and (c) with respect to the Vølund Project located at [***], the Deed of Agreement and Settlement of Claims relating to an EPC contract dated 23 January 2015 in relation to [***], dated March 29, 2019, between [***], Babcock & Wilcox Vølund A/S, [***] and The Babcock and Wilcox Company.
“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or similar controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
“Wholly-Owned” means, in respect of any Subsidiary of any Person, a circumstance where all of the Stock of such Subsidiary (other than director’s qualifying shares, and the like, as may be required by applicable law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries thereof.
“Withdrawal Liability” means, with respect to the Borrower, any of its Subsidiaries or any Guarantor, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Constituent Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements for the Fiscal Year ended December 31, 2014, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases (including leases entered into or renewed after the Closing Date) shall be classified and accounted for (and the interest component thereof calculated) on a basis consistent with that reflected in the audited financial statements for the Fiscal Year ended December 31, 2014 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The applicable L/C Issuer shall determine the Spot Rates (and notify the Administrative Agent of the same) as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next

Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
1.06    Alternative Currencies.
(a)    The Borrower may from time to time request that one or more L/C Issuers issue and maintain Letters of Credit denominated in a currency other than Dollars. Any such request shall be subject to the approval of the L/C Issuer that will be issuing Letters of Credit in such currency.
(b)    Any such request shall be made by the Borrower to one or more L/C Issuers not later than 11:00 a.m., ten Business Days prior to the date of the desired issuance of a Letter of Credit in such currency (or such other time or date as may be agreed by any such L/C Issuer, in its sole discretion).
(c)    If any L/C Issuer consents to the issuance of Letters of Credit in such requested currency, such L/C Issuer shall so notify the Borrower and the Administrative Agent, and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by each such approving L/C Issuer (but not by any L/C Issuer not approving such currency).
(d)    Prior to the Closing Date, each L/C Issuer may agree, or may have agreed under the Existing Credit Agreement, with the Borrower to issue Letters of Credit in particular currencies (other than Dollars) immediately upon, and at all times after, the Closing Date, or under the Existing Credit Agreement, and each L/C Issuer and the Borrower shall notify the Administrative Agent (if not already notified pursuant to the Existing Credit Agreement) of the currencies (other than Dollars) approved by such L/C Issuer prior to or on the Closing Date.
1.07    Times of Day; Rates.
(a)    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
(b)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
1.08    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.09    Surviving Provisions Perpetual.     Unless otherwise specified herein, each of the parties hereto expressly intend that any provision herein stated to survive the payment in full of the Obligations and the termination of this Agreement is of perpetual duration.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Borrower in Dollars (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment and (iii) during the Relief Period, the aggregate outstanding principal amount of Revolving Credit Loans shall not exceed the Relief Period Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.01A    Tranche A-1 Term Loans. Subject to the terms and conditions set forth herein, each Tranche A-1 Term Loan Lender severally agrees to make loans to the Borrower in Dollars (each such loan, a “Tranche A-1 Term Loan”) from time to time, on any Business Day during the Availability Period with respect to the Term Loan Facility, in an aggregate amount not to exceed such Term Loan Lender’s Term Loan Commitment. Tranche A-1 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans prior to the Amendment No. 16 Effective Date and, thereafter, shall be Fixed Rate Loans, as further provided herein. Subject to the other terms and conditions hereof, the Borrower may prepay the Tranche A-1 Term Loans pursuant to Section 2.05, subject to any subordination terms set forth herein. Amounts so prepaid or repaid may not be reborrowed.
2.01B     Tranche A-2 Term Loans. Subject to the terms and conditions set forth herein, each Tranche A-2 Term Loan Lender severally agrees to make loans to the Borrower in Dollars (each such loan, a “Tranche A-2 Term Loan”) on the Amendment No. 15 Effective Date, in an aggregate amount not to exceed such Term Loan Lender’s Term Loan Commitment. Tranche A-2 Term Loans may be Base Rate Loans or Eurocurrency Rate Loans prior to the Amendment No. 16 Effective Date and, thereafter, shall be Fixed Rate Loans, as further provided herein. Subject to the other terms and conditions hereof, the Borrower may prepay the Tranche A-2 Term

Loans pursuant to Section 2.05, subject to any subordination terms set forth herein. Amounts so prepaid or repaid may not be reborrowed.
2.01C    Tranche A-3 Term Loans. Subject to the terms and conditions set forth herein, each Tranche A-3 Term Loan Lender severally agrees to make loans to the Borrower in Dollars (each such loan, a “Tranche A-3 Term Loan”) on the Amendment No. 16 Effective Date, in an aggregate amount not to exceed such Term Loan Lender’s Tranche A-3 Term Loan Commitment. Tranche A-3 Term Loans shall be Fixed Rate Loans, as further provided herein. Subject to the other terms and conditions hereof, the Borrower may prepay the Tranche A-3 Term Loans pursuant to Section 2.05, subject to any subordination terms set forth herein. Amounts so prepaid or repaid may not be reborrowed.
2.01D    Tranche A-4 Term Loans. Subject to the terms and conditions set forth herein, each Tranche A-4 Term Loan Lender severally agrees to make loans to the Borrower in Dollars (each such loan, a “Tranche A-4 Term Loan”) on the Amendment No. 20 Effective Date, in an aggregate amount not to exceed such Term Loan Lender’s Tranche A-4 Term Loan Commitment. Tranche A-4 Term Loans shall be Fixed Rate Loans, as further provided herein. Subject to the other terms and conditions hereof, the Borrower may prepay the Tranche A-4 Term Loans pursuant to Section 2.05, subject to any subordination terms set forth herein. Amounts so prepaid or repaid may not be reborrowed.
2.01E    Tranche A-5 Term Loans. Subject to the terms and conditions set forth herein, each Tranche A-5 Term Loan Lender shall be deemed to have made loans to the Borrower in Dollars (each such loan, a “Tranche A-5 Term Loan”) on any Business Day during the Availability Period with respect to the Term Loan Facility (which date shall correspond with the date that the principal amount of such Tranche A-5 Term Loans was drawn under the [***] Letter of Credit as set forth in a Committed Loan Notice, and the Borrower shall deliver such a Committed Loan Notice within two (2) Business Days of any such drawing (or such longer period, not to exceed five (5) Business Days, in the Administrative Agent’s reasonable discretion) with respect to such Tranche A-5 Term Loan, in an aggregate amount not to exceed the Term Loan Lender’s Tranche A-5 Term Loan Commitment; provided that the Tranche A-5 Term Loan Lender shall also deliver a [***] Drawing Certificate to the Administrative Agent certifying that such amounts have been drawn under the [***] Letter of Credit. Tranche A-5 Term Loans shall be Fixed Rate Loans, as further provided herein. Subject to the other terms and conditions hereof, the Borrower may prepay the Tranche A-5 Term Loans pursuant to Section 2.05, subject to any subordination terms set forth herein. Amounts so prepaid or repaid may not be reborrowed. The Administrative Agent shall not be responsible for or have any duty to request any [***] Drawing Certificate or ascertain or inquire into any [***] Drawing Certificate or the contents of any [***] Drawing Certificate.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) (x) three Business Days prior to the requested date of any Revolving

Credit Borrowing or Term Loan Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans to Base Rate Loans or, (y) on any date prior to the termination of the Availability Period with respect to the Term Loans, eight Business Days prior to such requested date of any such Revolving Credit Borrowing or Term Loan Borrowing and (ii) (x) on the requested date of any Revolving Credit Borrowing or Term Loan Borrowing of Base Rate Loans or (y) on any date prior to the termination of the Availability Period with respect to the Term Loans, three Business Days prior to such requested date of any such Revolving Credit Borrowing or Term Loan Borrowing; provided however that such notice with respect to the Initial Tranche A Term Loan Funding must be received by the Administrative Agent not later than 1:00 p.m. one Business Day prior to such Term Loan Borrowing; provided further that if the Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans, whereupon the Administrative Agent shall give prompt notice to the Lenders under the applicable Facility of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 1:00 p.m., three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans having an Interest period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all such Lenders. Each Revolving Credit Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing and/or a Term Loan Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing(s), conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Credit Loans and/or Term Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan. Notwithstanding the above, all Term Loans shall automatically be converted into Fixed Rate Loans on the Amendment No. 16 Effective Date.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (i) 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice so long as such Committed Loan Notice was received prior to the Business Day specified for such Revolving Credit Borrowing in such Committed Loan Notice and (ii) 3:00 p.m. in the case of any Revolving Credit Borrowing requested in a Committed Loan Notice that was received on the same Business Day as the Business Day specified for such Revolving Credit Borrowing in the applicable Committed Loan Notice. In the case of a Term Loan Borrowing, each Term Loan Lender shall make the amount of its Term Loan available (less any Amendment No. 9 Closing Fee, Initial Funding Term Loan Lender Expenses and/or OID to be netted against any Tranche A-1 Term Loan Borrowing on such proposed Term Loan Borrowing date in accordance with clause (y) below) to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (i) 11:00 a.m. on the Business Day specified for such Term Loan Borrowing in the applicable Committed Loan Notice and (ii) solely with respect to the Initial Tranche A Term Loan Funding, 3:00 p.m. on the Business Day immediately prior to the Business Day specified for such Term Loan Borrowing in the applicable Committed Loan Notice (clauses (i) and (ii) together, the “Term Loan Prefunding Requirement”). Upon satisfaction of the applicable conditions set forth in Sections 4.03, 4.04, 4.05, 4.06 and 4.07 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account (other than the Recovery Event Proceeds Account) of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that (x) if on the date a Committed Loan Notice with respect to a Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above, and (y) (A) if such Borrowing includes a Tranche A-1 Term Loan Borrowing, any Amendment No. 9 Closing Fee, Initial Funding Term Loan Lender Expenses or OID shall be netted from the amounts to be made available to the Borrower as provided above and (B) to the extent any Term Loan Borrowing results in a Trigger Event or if a Repayment Deadline exists, proceeds of the applicable Term Loan Borrowing may be applied to the prepayment of Revolving Credit Loans in amounts equal to the excess of the thresholds set forth in the definition of “Trigger Event”. For the avoidance of doubt, the Administrative Agent shall have no obligation to make any amounts available to the Borrower on a proposed date of any Borrowing if such amounts have not been received by the Administrative Agent from the applicable Lenders.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Revolving Credit Facility. After giving effect to all Term Loan Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term Loan Facility.
(f)    Notwithstanding anything set forth above, all Revolving Credit Borrowings and Tranche A-1 Term Loan Borrowings made during the Availability Period with respect to the Term Loan Facility shall be made in amounts such that the proportions thereof satisfy the Funding Ratio.
(g)    No amounts funded to the Administrative Agent in satisfaction of the Term Loan Prefunding Requirement shall earn or accrue interest hereunder or otherwise until such funds are made available to the Borrower in accordance with clause (b) above.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) (x) each L/C Issuer agrees to issue Letters of Credit and (y) notwithstanding their respective approval rights under Section 2.03(a)(ii) but subject to the proviso therein, each Extended Letter of Credit Issuer agrees to issue Extended Letters of Credit, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, denominated in Dollars or in one or more Alternative Currencies applicable to such L/C Issuer for the account of any Permitted L/C Party, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Permitted L/C Party and any drawings thereunder, including Extended Letters of Credit; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Revolving Outstandings shall not exceed the Revolving Credit Facility, (w) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (x) the Outstanding Amount of the L/C Obligations in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (y) the aggregate Outstanding Amount of all Financial Letters of Credit and commercial letters of credit at any time shall not exceed (i) other than during the Relief Period, $150,000,000 and (ii) during the Relief Period, $35,000,000 and (z) the Outstanding Amount of L/C Obligations of any L/C Issuer shall not exceed the L/C Issuer Sublimit of such L/C Issuer. Each request by the Borrower or a Permitted L/C Party for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period listed in subclause (A)(1) of this Section, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. For the avoidance of doubt, all Letters of Credit outstanding under the Existing Credit Agreement as of the Closing Date for the account of a Permitted L/C Party shall in each case be deemed to have been Letters of Credit issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur after the date that is seven Business Days prior to the Revolving Credit Facility Maturity Date (each such issued Letter of Credit, an “Extended Letter of Credit”) unless the applicable L/C Issuer has approved such later expiry date, it being acknowledged and agreed that each such Extended Letter of Credit shall be Cash Collateralized in accordance with Section 6.26; provided that the Extended Letters of Credit Issuers are deemed to approve of each such later expiry date so long as such expiry date is not later than the one year anniversary of the Revolving Credit Facility Maturity Date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Requirement of Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;
(D)    except as otherwise agreed by such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency applicable to such L/C Issuer;
(E)    such L/C Issuer does not, as of the issuance date of such requested Letter of Credit, issue Letters of Credit in the requested currency; or
(F)    any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash

Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers or any of them.
(vii)    Notwithstanding anything to the contrary contained herein, from and after the Amendment No. 5 Effective Date, L/C Credit Extensions (other than on account of Financial Letters of Credit) shall be limited to the following purposes: (A) renewals of existing Letters of Credit, provided that increases to the Outstanding Amount thereof shall not exceed 105% of such Outstanding Amount, (B) L/C Credit Extensions solely on account of the operations of the power segment (i.e., the Borrower and its Subsidiaries’ portion of their business that provides the supply of and aftermarket services for steam-generating, environmental, and auxiliary equipment for power generation and other industrial applications), (C) L/C Credit Extensions solely on account of the operations of Babcock & Wilcox MEGTEC Holdings, Inc. and its Subsidiaries, (D) L/C Credit Extensions solely on account of the operations of Babcock & Wilcox SPIG Inc., (E) L/C Credit Extensions on account of the operations of Babcock & Wilcox Loibl GmbH of an aggregate Outstanding Amount not to exceed €7,500,000, (F) L/C Credit Extensions solely on account of the operations of Babcock & Wilcox Universal, Inc. and its Subsidiaries (other than Foreign Subsidiaries), (G) L/C Credit Extensions on account of the operations of any Vølund Project of an aggregate Outstanding Amount not to exceed $20,000,000 and (H) other purposes upon prior written approval by the Administrative Agent and the Required Lenders.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower or the applicable Permitted L/C Party. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day unless otherwise permitted by such L/C Issuer); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such requested Letter of Credit is a Performance Letter of Credit, a Financial Letter of Credit or a commercial Letter of Credit; (H) the Permitted L/C Party for whom such Letter of Credit is to be issued; and (I) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day unless otherwise permitted by such L/C Issuer); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Permitted L/C Party or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of the Applicable Percentage of such Lender times the amount of such Letter of Credit.
(iii)    If the Borrower or any Permitted L/C Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once prior to the then applicable expiration date of such Letter of Credit (without giving effect to the next ensuing extension thereof) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit such extensions of such Letter of Credit; provided that if any such extension results in any such Letter of Credit becoming an Extended Letter of Credit the Borrower shall provide Cash Collateral therefor in accordance with Section 6.26; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of any draw under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit that has been drawn upon the amount of all draws thereunder, in Dollars (or the Dollar Equivalent of such payment if such payment was made in an Alternative Currency), no later than (x) the Business Day on which the L/C Issuer has provided notice thereof to the Borrower if such notice has been provided prior to 11:00 a.m. on such Business Day, or (y) no later than 10:00 a.m. on the next succeeding Business Day after the Borrower receives such notice from such L/C Issuer if such notice is not received prior to 11:00 a.m. on such day (each such date, an “Honor Date”), and such L/C Issuer shall provide prompt notice to the Administrative Agent of such reimbursement. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent of the Honor Date and the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the Administrative Agent shall provide such notice, along with the amount of such Lender’s Applicable Percentage thereof, to each Lender. In such event, the Borrower shall be deemed to have requested a (x) Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice), and, (y) during the period (I) commencing after the occurrence of the Initial Tranche A Term Loan Funding and (II) ending on the last day of the Availability Period with respect to the Term Loan Facility, a Term Loan Borrowing in the amount of such Revolving Credit Borrowing (plus any OID to be netted against such Term Loan Borrowing), but subject to the amount of the unutilized portion of the Term Loan Commitments and the conditions set forth in Section 4.05 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)    Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and, without duplication, to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vi)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(vii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid, but only to the extent not prohibited by any applicable Requirement of Law.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The applicable L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower or any other Permitted L/C Party for, and no L/C Issuer’s rights and remedies against the Borrower or any other Permitted L/C Party shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any Requirement of Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender (subject to Section 2.16) in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Rate for commercial Letters of Credit times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate for such type (Financial Letter of Credit or Performance Letter of Credit) of such Letter of Credit times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) due and payable on the tenth Business Day after the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the Dollar Equivalent of the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at a rate separately agreed to between the Borrower and such L/C Issuer, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and such L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the applicable Fee Letter or otherwise agreed between such L/C Issuer and the Borrower, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee with respect to standby Letters of Credit shall be due and payable on the tenth Business Day after the last Business Day of each March, June, September and December in respect of the then-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. Such fronting fee with respect to commercial Letters of Credit shall be due and payable as provided in subparts (i) and (ii) above. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Permitted L/C Parties. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, is for the account of, or the applicant therefor is, a Permitted L/C Party other than the Borrower, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account, or upon the application, of Permitted L/C Parties other than the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Permitted L/C Parties.
(l)    Additional L/C Issuers. In addition to Bank of America and each L/C Issuer listed on the signature pages hereto as an “L/C Issuer,” the Borrower may from time to time, with notice to the Lenders and the consent of the Administrative Agent and the applicable Lender being so appointed, appoint additional Lenders to be L/C Issuers hereunder, provided that the total number of L/C Issuers at any time shall not exceed six Lenders (or such larger number of additional Lenders as the Administrative Agent may agree to permit from time to time). Upon the appointment of a Lender as an L/C Issuer hereunder such Person shall become vested with all of the rights, powers, privileges and duties of an L/C Issuer hereunder.
(m)    Removal of L/C Issuers. The Borrower may at any time remove Bank of America or any L/C Issuer that is appointed pursuant to subpart (l) above, if either such Person is at such time a Defaulting Lender or such Person consents to such removal; provided that (i) such removal shall be made upon not less than 30 days’ prior written notice to such L/C Issuer and the Administrative Agent (or such shorter time as such L/C Issuer shall agree) and (ii) such removed L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by such L/C Issuer and outstanding as of the effective date of its removal as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Without limiting the foregoing, upon the removal of a Lender as an L/C Issuer hereunder, the Borrower may, or at the request of such removed L/C Issuer the Borrower shall use commercially reasonable efforts to, arrange for one or more of the other L/C Issuers to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such removed L/C Issuer and outstanding at the time of such removal, or make other arrangements satisfactory to the removed L/C Issuer to effectively cause another L/C Issuer to assume the obligations of the removed L/C Issuer with respect to any such Letters of Credit.

(n)    Reporting of Letter of Credit Information and L/C Issuer Sublimit. At any time that there is more than one L/C Issuer, then on (i) the last Business Day of each calendar month, and (ii) each date that an L/C Credit Extension occurs with respect to any Letter of Credit, each L/C Issuer (or, in the case of part (ii), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder, including any auto-renewal or termination of auto-renewal provisions in such Letter of Credit. In addition, each L/C Issuer shall provide notice to the Administrative Agent of its L/C Issuer Sublimit, or any change thereto, promptly upon it becoming an L/C Issuer or making any change to its L/C Issuer Sublimit. No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(n) shall limit the obligation of the Borrower or any Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.
(o)    Cash Collateralized Letters of Credit. If the Borrower has fully Cash Collateralized the applicable L/C Issuer with respect to any Extended Letter of Credit issued by such L/C Issuer in accordance with Section 6.26 and the Borrower and the applicable L/C Issuer have made arrangements between them with respect to the pricing and fees associated therewith (each such Extended Letter of Credit a “Cash Collateralized Letter of Credit”), then on the day that is 95 days (or such shorter period of time permitted by such L/C Issuer) after the date of notice to the Administrative Agent thereof by the applicable L/C Issuer (so long as such Cash Collateral has remained in place for the entirety of such 95-day (or applicable shorter) period), and for so long as such Cash Collateral remains in place (i) such Cash Collateralized Letter of Credit shall cease to be a “Letter of Credit” hereunder~~, (ii) such Cash Collateralized Letter of Credit shall not constitute utilization of the Revolving Credit Facility~~ and (ii) [reserved], (iii) no Lender shall have any further obligation to fund participations, L/C Borrowings or Revolving Credit Loans to reimburse any drawing under any such Cash Collateralized Letter of Credit, (iv) no Letter of Credit Fee shall be due or payable to the Lenders, or any of them, hereunder with respect to such Cash Collateralized Letter of Credit, and (v) any fronting fee, issuance fee or other fee with respect to such Cash Collateralized Letter of Credit shall be as agreed separately between the Borrower and such L/C Issuer.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period with respect to the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Revolving Credit Facility at such time and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment; provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitment and the conditions set forth in Section 4.03. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m.

on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05    Prepayments.
(a)    Optional.
(i)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty (except as provided in clause (iv) below); provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans, (B) on the date of prepayment of Base Rate Loans, (C) five Business Days prior to any date of prepayment of Fixed Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall (x) specify the date and amount of such prepayment and the Facility and Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans and (y) in the case of a prepayment that is an Additional Term Loan Prepayment, such notice shall be accompanied by (I) a certificate of a Responsible Officer to the Administrative Agent, countersigned by each of the Term Loan Lenders, certifying that the requirements for such Additional Term Loan Prepayment have been satisfied and the amount of any Additional Cashless Term Loan Prepayment and (II) any other tax documentation reasonably requested by the Administrative Agent from the Borrower or any applicable Term Loan Lender. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Aggregate Revolving Credit Commitment or Aggregate Term Loan Commitment, as applicable). If such notice is given by the

Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 (including the capitalization of any interest to be paid-in-kind). Any Additional Term Loan Prepayment of a Fixed Rate Loan shall be accompanied by all accrued interest on the amount prepaid (including the capitalization of any interest to be paid-in-kind) to the extent that such interest is permitted to be paid under Section 11.01. Subject to Section 2.16, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities; provided that, if a joint notice signed by each Term Loan Lender in form reasonably satisfactory to the Administrative Agent is delivered to the Administrative Agent at least one Business Day prior to the date of an Additional Term Loan Prepayment, such prepayment shall be applied among the Term Loan Lenders as directed by such joint notice.
(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)    Except as set forth in clause (d) of Section 11.01 and notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to prepay the Term Loan Facility (pursuant to Section 2.05(a)(i) or otherwise) until the occurrence of the Revolving Credit Facility Termination Date, provided that the Administrative Agent, in its sole discretion, may permit a prepayment in full of the Term Loan Facility on the Revolving Credit Facility Termination Date, provided further that the Administrative Agent will not release funds paid with respect to the Term Loan Facility to any Term Loan Lender until the Administrative Agent has deemed, in its reasonable discretion, that the Revolving Credit Facility Termination Date has occurred.
(iv)    The Administrative Agent shall apply an Additional Cashless Term Loan Prepayment by reducing the principal of the outstanding Term Loans to be prepaid as set forth in the relevant notice described in clause (i) of this Section 2.05(a).
(b)    Mandatory.
(i)    In the event, and on each occasion, that any Net Cash Proceeds are received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Cash Proceeds are received (or, in the case of a Prepayment Event described in clauses (b) or (c) of the definition of the term “Prepayment Event”, on or before the next succeeding Business Day following the occurrence of such Prepayment Event, or, in the case of a Prepayment Event on account of Recovery Events, on or before the later of (x) five Business Days after such Net Cash Proceeds are received and (y) the establishment of the Recovery Event Proceeds Account), prepay the Revolving Credit Facility in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds (such mandatory prepayments to be applied as set forth in clause (ii) below).
(ii)    Each prepayment of the Revolving Credit Facility pursuant to Section 2.05(b)(i) and (vi) shall be applied to the Revolving Credit Facility (without permanent reduction of the Commitments except as provided in Section 2.06(a)(ii)) in the manner set forth in clause (iv) or clause (vii), as applicable, of this Section 2.05(b).
(iii)    If (A) the Administrative Agent notifies the Borrower at any time during the Relief Period that the aggregate outstanding principal amount of Revolving Credit Loans exceeds the Relief Period Sublimit in effect at such time, then, within two Business Days after receipt of such notice, the Borrower shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such outstanding principal amount of Revolving Credit Loans as of such date of payment to an amount not to exceed the Relief Period Sublimit then in effect, or (B) the Administrative Agent notifies the Borrower at any time that the Total Revolving Outstandings at such time exceed the Aggregate Revolving Credit Commitment in effect at such time, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Aggregate Revolving Credit Commitment then in effect; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) unless, after the prepayment in full of the Revolving Credit Loans, the Total Revolving Outstandings exceed the Aggregate Revolving Credit Commitment then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(iv)    Except as otherwise provided in Section ~~2.16,~~2.16 or clause (vii) below, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations in full; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the applicable L/C Issuer or the applicable Lenders, as applicable.

(v)    Notwithstanding anything to the contrary contained in any other provision of this Section 2.05(b), to the extent any mandatory prepayment required pursuant to Section 2.05(b)(i) (without giving effect to this Section 2.05(b)(v)) is attributable to a Prepayment Event by a Foreign Subsidiary of the Borrower or an Excluded Domestic Subsidiary, no such prepayment (or a portion thereof) shall be required to be made if such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) shall, at the time it is required to be made, be prohibited by applicable Requirement of Law (including by reason of financial assistance, corporate benefit, restrictions on upstreaming or transfer of cash intra group and the fiduciary and statutory duties of the directors of relevant Subsidiaries), provided that the Borrower and its Subsidiaries shall make commercially reasonable efforts with respect to such Requirement of Law to permit such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) in accordance therewith (it being understood that such efforts shall not require (x) any expenditure in excess of a nominal amount of funds or (y) modifications to the organizational or tax structure of the Borrower and its Subsidiaries to permit such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment)). Notwithstanding anything in the preceding sentence to the contrary, in the event the limitations or restrictions described therein cease to apply to any prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) required under Section 2.05(b)(i), the Borrower shall make such prepayment in an amount equal to the lesser of (x) the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions and (y) the amount of cash and Cash Equivalents on hand at such time, in each case, less the amount by which the Net Cash Proceeds from the Prepayment Event were previously used for the permanent repayment of Indebtedness (including any reductions in commitments related thereto).
(vi)    In the event, and on each occasion, at the close of any Business Day (the “Test Date”), the aggregate unrestricted cash and Cash Equivalents (a) of the Borrower and its Subsidiaries exceeds $45,000,000 or (b) of the Non-Loan Parties exceeds $40,000,000 (a “Trigger Event”), in either case for each of the preceding three Business Days, the Borrower shall prepay the Revolving Credit Loans in an aggregate amount equal to 100% of the amount of such excess such that after giving effect to such repayment, the Borrower and its Subsidiaries and/or the Non-Loan Parties, as applicable, do not hold unrestricted cash and Cash Equivalents in amounts in excess of the above (such mandatory prepayments to be applied as set forth in clause (ii) above) on or prior to (A) the first Business Day after the Test Date or (B) the third Business Day after the Test Date solely with respect to any cash held in a deposit account owned by a Foreign Subsidiary of the Borrower required to be used for such prepayment (each of such dates, a “Repayment Deadline”).
(vii)    Except as otherwise provided in Section 2.16, prepayments of the Revolving Credit Facility on account of Recovery Events made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings, second, 50% of the remainder of such prepayment shall be used to fund the Recovery Event Proceeds Account until such funds equal 105% of the Revolving Credit Facility (less Cash Collateral actually provided to L/C Issuers as required pursuant to Section 2.15(a) or Section 6.26), and third, shall be applied ratably to the outstanding Revolving Credit Loans; and, in the case of prepayments of the

Revolving Credit Facility on account of Recovery Events required pursuant to clause (i) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings outstanding at such time, the funding requirement for the Recovery Event Proceeds Account and Revolving Credit Loans outstanding at such time may be retained by the Borrower for use in the ordinary course of its business. If at any time the funds in the Recovery Event Proceeds Account exceeds 105% of the Revolving Credit Facility (less Cash Collateral actually provided to L/C Issuers as required pursuant to Section 2.15(a) or Section 6.26), the Administrative Agent, at the written request of the Borrower to the Administrative Agent, shall cause such excess to be returned to the Borrower for use in the ordinary course of its business within 5 Business Days either by (i) crediting the account (other than the Recovery Event Proceeds Account) of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower. With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, if the applicable Letter of Credit has not been Cash Collateralized, the funds held in the Recovery Event Proceeds Account shall be applied to outstanding L/C Borrowings or L/C Advances on account of such Letter of Credit (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the applicable Lenders, as applicable, and the Borrower hereby authorizes the Administrative Agent to apply funds therein in such manner.
2.06    Termination or Reduction of Commitments.
(a)    Reductions.
(i)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitment or Aggregate Term Loan Commitment, or from time to time permanently reduce the Aggregate Revolving Credit Commitment or Aggregate Term Loan Commitment; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) the Borrower shall not terminate or reduce the Aggregate Revolving Credit Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Credit Commitment, (d) if, after giving effect to any reduction of the Revolving Credit Commitment, the Alternative Currency Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitment, such Sublimit shall be automatically reduced by the amount of such excess, ~~and~~ (e) the Borrower shall have no right to terminate or reduce any Lender’s Term Loan Commitment prior to the Revolving Credit Facility Termination Date and (f) the Borrower shall have no right to terminate or reduce the Tranche A-5 Term Loan Commitment without the written consent of the Tranche A-5 Term Loan Lender. Except as provided in the preceding sentence, the amount of any such Revolving Credit Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower.
(ii)    Mandatory. In the event, and on each occasion, that during the Relief Period a Commitment Reduction Event occurs (after giving effect to any reinvestment period, and regardless of whether the Borrower is permitted to retain any or all of such Net Cash Proceeds thereof pursuant to the application of Section 2.05(b)(iv)), the Borrower shall, on or prior to the Business Day (x) the related prepayment is made (or, if not made, is required to be made) with respect to a Commitment Reduction Event described in clause (a) of the definition of “Commitment Reduction Amount” or (y) any other Commitment Reduction Event occurs, give notice thereof, and of the Commitment Reduction Amount with respect thereto, to the Administrative Agent. Promptly (and in any event not later than the next succeeding Business Day) after receiving such notice, the Administrative Agent shall reduce the Aggregate Revolving Credit Commitment by an amount equal to such Commitment Reduction Amount. In connection with each such reduction, the Borrower shall be required to prepay Revolving Credit Loans and, if the Revolving Credit Loans are paid in full, Cash Collateralize Letters of Credit to the extent that any such reduction of the Aggregate Revolving Credit Commitment would result in the Total Revolving Outstandings exceeding the Aggregate Revolving Credit Commitment (as so reduced), including any costs or expenses pursuant to Section 3.05. If, after giving effect to any such reduction of the Aggregate Revolving Credit Commitment, the Alternative Currency Sublimit, the Relief Period Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitment, such sublimit shall be automatically reduced by the amount of such excess. Except as provided in the preceding sentence, the amount of any such Aggregate Revolving Credit Commitment reduction shall not be applied to the Alternative Currency Sublimit, the Relief Period Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower.
(b)    Application of Commitment Reductions; Payment of Fees.
(i)    The Administrative Agent will promptly notify the Lenders of any notice of (or mandatory) termination or reduction of the Aggregate Revolving Credit Commitment. Any reduction of the Aggregate Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Lender according to its Applicable Percentage. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Aggregate Revolving Credit Commitment shall be paid on the effective date of such termination.
(ii)    Notwithstanding anything to the contrary contained herein, a notice of termination of the Aggregate Revolving Credit Commitments or the Aggregate Term Loan Commitments and the prepayment in full of the Loans in connection therewith may state that such notice is conditioned upon the effectiveness of other credit facilities, and if any notice so states it may be revoked by the Borrower by notice to the Administrative Agent on or prior to the date specified for the termination of the Aggregate Revolving Credit Commitments or Aggregate Term Loan Commitments, as applicable, and such prepayment that the refinancing condition has not been met and the termination and prepayment is to be revoked, provided that the Borrower will continue to be responsible for any costs or expenses pursuant to Section 3.05 in connection with the failure to prepay Loans resulting from such revocation.
2.07    Repayment of Loans.
(a)    Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Revolving Credit Facility Maturity Date the aggregate principal amount of all Revolving Credit Loans made to the Borrower outstanding on such date.
(b)    Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date 10 Business Days after such Loan is made and (ii) the Revolving Credit Facility Maturity Date.
(c)    Term Loans. The Borrower shall repay to the Lenders on the Term Loan Facility Maturity Date the aggregate principal amount of all Term Loans made to the Borrower capitalized as principal outstanding on such date, subject to any subordination terms set forth herein.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iv) on and after the Amendment No. 16 Effective Date, each Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Fixed Rate.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(i)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses 2.08(b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.

(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon the demand of the Administrative Agent.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    Term Loan Interest Payments.
(i)    During the period (A) commencing after the occurrence of the Initial Tranche A Term Loan Funding and ending the day immediately prior to the Amendment No. 16 Effective Date, a portion of the interest payable with respect to the Term Loans equal to (x) 5.50% per annum, with respect to Eurocurrency Rate Loans, and (y) 4.50% per annum, with respect to Base Rate Loans, on each Interest Payment Date occurring prior to the Amendment No. 16 Effective Date (and the Interest Payment Date occurring on June 28, 2019 with respect to any accrued interest outstanding as of the Amendment No. 16 Effective Date) shall be paid in cash on the applicable Interest Payment Date, with the remainder of the interest due on such Interest Payment Date to be paid-in-kind (which payment-in-kind shall be capitalized on the applicable Interest Payment Date and such capitalized amount shall be added to the then outstanding principal amount of the applicable Term Loans and constitute outstanding principal for all purposes hereof) and (B) commencing on the Amendment No. 16 Effective Date, a portion of interest payable with respect to the Term Loans equal to 7.50% per annum on each Interest Payment Date occurring on or after the Amendment No. 16 Effective Date shall be paid in cash on the applicable Interest Payment Date, with the remainder of the interest due on such Interest Payment Date to be paid-in-kind (which payment-in-kind shall be capitalized on the applicable Interest Payment Date and such capitalized amount shall be added to the then outstanding principal amount of the applicable Term Loans and constitute outstanding principal for all purposes hereof), provided that, commencing on the Business Day immediately after the delivery of a Fixed Rate Certificate to the Administrative Agent, all such interest shall be paid in cash.
(ii)    Upon and during the continuance of an Event of Default and until the occurrence of the Revolving Credit Facility Termination Date, all interest with respect to the Term Loans, including such interest at the Default Rate, shall not be payable, provided that such interest shall continue to accrue.
(iii)    The Borrower shall deliver to the Administrative Agent a Fixed Rate Certificate on the date of the consummation of a Qualified Rights Offering. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any Fixed Rate Certificate or Additional Term Loan Prepayment Extension Certificate. The Administrative Agent shall not be responsible for or have any duty to request any Fixed Rate Certificate or Additional Term Loan Prepayment Extension Certificate or ascertain or inquire into any Fixed Rate Certificate or Additional Term Loan Prepayment Extension Certificate or the contents of any Fixed Rate Certificate or Additional Term Loan Prepayment Extension Certificate.

2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)    Commitment Fee.
(i)    The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender (subject to Section 2.16(a)(iii) with respect to Defaulting Lenders) in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Credit Commitment exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.16. The commitment fee with respect to the Revolving Credit Facility shall accrue at all times during the Availability Period with respect to the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the tenth Business Day after the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.
(ii)    The commitment fees set forth in clause (i) above shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees.
(i)    The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(iii)    The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders in accordance with its Applicable Percentage, in Dollars, an annual facility fee of $1,500,000. Such fee shall be payable the first Business Day of each calendar year, shall be fully earned when paid and shall not be refundable for any reason whatsoever, provided that the facility fee for the calendar year in which the Revolving Credit Facility Maturity Date is set to occur shall be prorated in accordance with Section 2.10 (Computation of Interest and Fees) for the actual number of days to elapse until such Maturity Date.
(iv)    The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, in Dollars, a deferred facility fee equal to a percentage per annum of 2.50% ~~of~~times the ~~portion of the~~actual daily amount Revolving Credit Facility ~~held by such Lender as of the date of payment of such fee~~ (the “Deferred Facility Fee”), provided that such percentage shall be decreased by 0.50%

upon the occurrence of each Deferred Facility Fee Decrease Event, up to an aggregate decrease of 1.50%. Commencing upon the occurrence of the Recapitalization Transaction, the Deferred Facility Fee shall accrue ~~at all times during the Availability Period with respect to the Revolving Credit Facility~~until the Amendment No. 20 Effective Date, including at any such time during which one or more of the conditions in Article IV is not met, and shall be fully earned when accrued, shall not be refundable for any reason whatsoever and shall be payable on the last day of the Availability Period with respect to the Revolving Credit Facility. For the avoidance of doubt, the Deferred Facility Fee set forth in this clause (iv) shall be in addition to the facility fee set forth in clause (iii) above.
(v)    The Borrower agrees to pay original issue discount to the Administrative Agent for the account of (A) each Tranche A-1 Term Loan Lender on the date of each Tranche A-1 Term Loan Borrowing in an aggregate amount equal to 10.0% of the gross cash proceeds of the Tranche A-1 Term Loan received by the Borrower on the date of such Term Loan Borrowing; and (B) each Tranche A-3 Term Loan Lender on the date of the Tranche A-3 Term Loan Borrowing in an aggregate amount equal to 3.2% of the gross cash proceeds of the Tranche A-3 Term Loan received by the Borrower on the date of such Term Loan Borrowing (“OID”).
(vi)    The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, in Dollars, deferred ticking fees equal to a percentage of 1.00% of the portion of the Revolving Credit Facility held by such Lender as of the date of payment of such fees (the “Deferred Ticking Fees”). Until the ~~occurrence of the Revolving Credit Facility Termination~~Amendment No. 20 Effective Date, including at any time during which one or more of the conditions in Article IV is not met, the Deferred Ticking Fees shall be fully earned on December 15, 2019 and on the 15th day of each succeeding calendar month thereafter, shall not be refundable for any reason whatsoever and shall be payable on the earlier of (A) ~~March~~May 15, 2020 and (B) the last day of the Availability Period with respect to the Revolving Credit Facility. For the avoidance of doubt, the Deferred Ticking Fees set forth in this clause (vi) shall be in addition to the facility fee and deferred facility fee set forth in clauses (iii) and (iv) above.
2.10    Computation of Interest and Fees.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    [reserved].

2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Promptly after the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein, except to the extent any such payment is to be paid-in-kind pursuant to Section 2.08(d). Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent or the applicable L/C Issuer after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Revolving Credit Lender prior to the proposed date of any Revolving Credit Borrowing of Eurocurrency Rate Loans (or, in the case of any Revolving Credit Borrowing of Base Rate Loans, prior to (A) 12:00 noon on the date of such Revolving Credit Borrowing if such Revolving Credit Borrowing is to be made on a Business Day other than the date the Administrative Agent received the applicable Committed Loan Notice with respect to such Revolving Credit Borrowing and (B) 2:00 p.m. on the date of such Revolving Credit Borrowing if such Revolving Credit Borrowing is to be made on the same Business Day as the date the Administrative Agent received the applicable Committed Loan Notice with respect to such Revolving Credit Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Credit Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Revolving Credit Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Revolving Credit Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan (including funds made available to satisfy the Term Loan Prefunding Requirement) to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. Subject to the application of Section 8.03 by its terms, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties; provided that no payments may be made to the Term Loan Lenders pursuant to this clause (f) until the occurrence of the Revolving Credit Facility Termination Date.
2.13    Sharing of Payments by Lenders. Subject to the turnover provisions set forth in Section 11.02, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans or Term Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans, Term Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans or Term Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans, Term Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14    Increase in Revolving Credit Commitments.
(a)    Request for Increase. The Borrower may, from time to time (other than during the Relief Period, during which time, notwithstanding anything to the contrary in this Agreement, no increase pursuant to this Section 2.14 may be requested or consummated), request by written notice to the Administrative Agent one or more increases in the Revolving Credit Facility (each, a “Revolving Credit Increase”); provided that (i) the principal amount for all such Revolving Credit Increases, in the aggregate, since the Closing Date (including the then requested Revolving Credit Increase) shall not exceed the sum (with utilization being determined by the Borrower subject to the limits provided herein) of (x) $200,000,000 plus (y) a principal amount such that, after giving effect to such proposed Revolving Credit Increase (measured assuming the entire principal amount of any proposed Revolving Credit Increase being incurred pursuant to this clause (y) is fully drawn), any repayment of other Indebtedness in connection therewith and any other appropriate pro forma adjustment events, the Senior Leverage Ratio is not greater than 2.00 to 1.00; (ii) any such request shall be in a minimum amount of $10,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section) and the Borrower may make a maximum of five such requests (excluding any requests that are not consummated); (iii) no Revolving Credit Increase shall increase the Swing Line Sublimit without the consent of the Swing Line Lender; (iv) any Revolving Credit Increase may, at the request of the Borrower, be available for the issuance of Letters of Credit within the limits of the L/C Issuer Sublimits; and (v) each Revolving Credit Increase shall constitute Obligations hereunder and shall be guaranteed and secured pursuant to the Guaranty, Collateral Agreement and the other Security Instruments on a pari passu basis with the other Obligations hereunder.
(b)    Process for Increase. Revolving Credit Increases may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Borrower and the Administrative Agent, or by any other Person that qualifies as an Eligible Assignee (each such other Person, an “Additional Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative

Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Revolving Credit Increase to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 10.06(b)(iii) and (ii) each L/C Issuer and the Swing Line Lender shall have consented to each such Lender or proposed Additional Lender providing such Revolving Credit Increase if such consent by the L/C Issuers or the Swing Line Lender, as the case may be, would be required under Section 10.06(b)(iii) for an assignment of Revolving Credit Loans or Commitments to such Lender or proposed Additional Lender; provided further that the Borrower shall not be required to offer or accept commitments from existing Lenders for any Revolving Credit Increase. No Lender shall have any obligation to increase its Revolving Credit Commitment pursuant to a request for a Revolving Credit Increase, and no consent of any Lender, other than the Lenders agreeing to provide any portion of a Revolving Credit Increase, shall be required to effectuate such Revolving Credit Increase.
(c)    Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date of any Revolving Credit Increase (the “Increase Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Revolving Credit Increase and the Increase Effective Date.
(d)    Conditions.
(i)    As a condition precedent to each Revolving Credit Increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Requirements of Law with respect to the Loan Documents of a Guarantor, of each such Guarantor, dated as of the Increase Effective Date, signed by a Responsible Officer of the Borrower or each such Guarantor, as applicable, and (A) certifying and attaching the resolutions adopted by the Borrower or such Guarantor approving or consenting to such Revolving Credit Increase (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Closing Date) and (B) certifying that (1) both before and immediately after giving effect to such Revolving Credit Increase, as of the Increase Effective Date no Default or Event of Default shall exist and be continuing, (2) immediately after giving effect to such Revolving Credit Increase, as of the Increase Effective Date the Borrower shall be in pro forma compliance (after giving effect to the incurrence of such Revolving Credit Increase and the use of proceeds thereof) with each of the financial covenants contained in Section 7.16 and (3) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this clause (i)(B)(3), the representations and warranties contained in Sections 5.04(a) and (b)

shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. In addition, as a condition precedent to each Revolving Credit Increase, the Borrower shall deliver or cause to be delivered such other officer’s certificates, Organization Documents and legal opinions of the type delivered on the Closing Date as are reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.
(ii)    Each Revolving Credit Increase shall have the same terms as the outstanding Revolving Credit Loans and be part of the existing Revolving Credit Facility hereunder. Upon each Revolving Credit Increase (x) each Lender having a Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Increase (each, a “Revolving Credit Increase Lender”) in respect of such increase, and each such Revolving Credit Increase Lender will automatically and without further act be deemed to have assumed a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in (1) Letters of Credit and (2) Swing Line Loans, will, in each case, equal each Lender’s Applicable Percentage (after giving effect to such increase in the Revolving Credit Facility) and (y) if, on the date of such increase there are any Revolving Credit Loans outstanding, the Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from such Revolving Credit Increase, and the Borrower shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.05 in connection with such payments among the Lenders as if such payments were effected by prepayments of Revolving Credit Loans.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.14A    Incremental Term Loans.
(a)    Request for Increase. Subject to the consent of the Administrative Agent in its sole discretion, the Borrower may, from time to time, request by written notice to the Administrative Agent one or more increases to the Term Loan Facility (each, a “Term Loan Increase”); provided that (i) the principal amount of the Term Loan Increase shall not exceed $15,000,000; and (ii) any such request shall be in a minimum amount of $5,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section) and the Borrower may make a maximum of three such requests (excluding any requests that are not consummated); and (iii) each Term Loan Increase shall constitute Obligations hereunder and shall be guaranteed and secured pursuant to the Guaranty, Collateral Agreement and the other Security Instruments on a pari passu basis with the other Obligations hereunder, subject to any subordination terms set forth herein. It is expressly understood that the Term Loan Increase has not been committed to by the Administrative Agent or any Term Loan Lender and the decision as to whether to agree to any such request may be made by each Term Loan Lender in its sole discretion.

(b)    Process for Increase. Any Term Loan Increase may be provided by any Person that qualifies as an Eligible Assignee of Term Loans (each such other Person, an “Additional Term Lender”) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, which joinder agreement may effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.14A, including the creation of a new tranche of Term Loans; provided that the Administrative Agent shall have consented in its sole discretion to each proposed Additional Term Lender providing such Term Loan Increase. No consent of any Lender, other than the Lenders agreeing to provide any portion of a Term Loan Increase, shall be required to effectuate such Term Loan Increase.
(c)    Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date of any Term Loan Increase (the “Term Loan Increase Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Term Loan Increase and the Term Loan Effective Date.
(d)    Conditions.
(i)    As a condition precedent to each Term Loan Increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Requirements of Law with respect to the Loan Documents of a Guarantor, of each such Guarantor, dated as of the Term Loan Increase Effective Date, signed by a Responsible Officer of the Borrower or each such Guarantor, as applicable, and (A) certifying and attaching the resolutions adopted by the Borrower or such Guarantor approving or consenting to such Term Loan Increase (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Closing Date) and (B) certifying that (1) both before and immediately after giving effect to such Term Loan Increase, as of the Term Loan Increase Effective Date no Default or Event of Default shall exist and be continuing and (2) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Term Loan Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this clause (i)(B)(3), the representations and warranties contained in Sections 5.04(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. In addition, as a condition precedent to each Term Loan Increase, the Borrower shall deliver or cause to be delivered such other officer’s certificates, Organization Documents and legal opinions of the type delivered on the Closing Date as are reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent.

(ii)    Each Term Loan Increase shall have the same terms as the outstanding Term Loan Loans and be part of the existing Term Loan Facility hereunder.
2.15    Cash Collateral.
(a)    Certain Credit Support Events. If (i) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (ii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iii) there shall exist a Defaulting Lender with a Revolving Credit Commitment, the Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) (or such longer period of time permitted by the Administrative Agent and the applicable L/C Issuer) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral pursuant to the preceding sentence are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the applicable Minimum Collateral Amount as required by the preceding sentence, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such applicable Minimum Collateral Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing (unless otherwise agreed by the depositary) deposit accounts at the Administrative Agent or the relevant L/C Issuer, as applicable. To the extent provided by the Borrower, the Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the relevant L/C Issuer or to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Revolving Credit Lenders (including the Swing Line Lender), as applicable, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant to this Section 2.15, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or the relevant Defaulting Lender will, promptly (but in any event within five Business Days) after demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s and the applicable L/C Issuer’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirements of Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders,”, “Required Term Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing (unless otherwise agreed by the depositary) deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section

2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any commitment fee or facility fee payable under Section 2.09(a) or Section 2.09(b)(iii) or (iv) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under any applicable Requirement of Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender (except that during the continuance of an Event of Default, the Borrower’s agreement shall not be required and the agreement of the Swing Line Lender and the L/C Issuer shall not be necessary with respect to a Term Loan Lender), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    L/C Issuer. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “Requirements of Law” includes FATCA.
(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (f) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment made hereunder or under any other Loan Document, then (A) the Administrative Agent shall withhold or make such deductions as are determined in the good faith discretion of the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (f) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Requirements of Law other than the Code to withhold or deduct any Taxes from any payment made hereunder or under any other Loan Document, then (A) such Loan Party or the Administrative Agent, as required by such Requirements of Law as determined in the good faith discretion of such Loan Party or the Administrative Agent (as applicable), shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (f) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Requirements of Law, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Requirements of Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made.
(c)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Tax Indemnifications. (i) Each of the Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any

Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (setting forth in reasonable detail the basis and calculation of such payment or liability) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Loan Parties are not indemnifying any Person for Excluded Taxes, except to the extent provided in the immediately succeeding sentence. Each of the Loan Parties shall jointly and severally indemnify the Administrative Agent, within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below. Upon making such payment to the Administrative Agent, the Borrower shall be subrogated to the rights of the Administrative Agent pursuant to Section 3.01(d)(ii) below against the applicable defaulting Lender (other than the right of set off pursuant to the last sentence of Section 3.01(d)(ii)).
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(e)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(f)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), and the Administrative Agent shall deliver to the Borrower on or prior to the date it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), properly completed and executed originals of IRS Form W-9 certifying that such Lender (or the Administrative Agent, as applicable) is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)	properly completed and executed originals of IRS Form W-8ECI;

(III)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is neither a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, nor a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(IV)
to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurocurrency Rate

Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates.
(a)     If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurocurrency Rate Loan or (B)(x) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or in connection with an existing or proposed Base Rate Loan and (y) the circumstances described in Section 3.03(c)(i) do not apply (in each case with respect to this clause (a), “Impacted Loans”), or (ii) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent, with the consent of the Borrower and in consultation with the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii) syndicated loans in the U.S. market currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
For the purposes hereof, “LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to or continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Additional Reserve Requirements. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice, provided that, with respect to interest payable on any Interest Payment Date, the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04(e) for any reserves (or analogous amount) suffered by such Lender more than four months prior to such Interest Payment Date.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
(c)    any failure by the Borrower to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of profits or margin. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. A certificate of a Lender setting forth the amount of any such loss, cost or expense provided for in this Section and delivered to the Borrower shall be conclusive absent manifest error.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Mitigation Obligations. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
3.07    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
3.08    No Payment to Term Loan Lenders. Notwithstanding the above, until the occurrence of the Revolving Credit Facility Termination Date, no amounts (or portion thereof) owing pursuant to this Article III shall be paid to any Term Loan Lender or Affiliate thereof (and no Default or Event of Default shall occur as a result of such non-payment), provided that such amounts may accrue.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Execution Date. The effectiveness of this Agreement and the occurrence of the Execution Date are subject to the Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or electronic images (e.g., “pdf” or “tif”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower (to the extent applicable), each dated the Execution Date (or, in the case of certificates of governmental officials, a recent date before the Execution Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(a)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(b)    a Note executed by the Borrower in favor of each Lender requesting a Note;

(c)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement;
(d)    such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing and in good standing in its jurisdiction of organization;
(e)    a favorable opinion of (A) Baker Botts L.L.P., counsel to the Borrower and (B) Andre Hall, internal counsel to the Borrower, in each case addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and addressing such matters concerning the Borrower and the Loan Documents to be provided on or prior to the Execution Date as the Required Lenders may reasonably request;
(f)    a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of this Agreement, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(g)    a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Execution Date (A) all of the representations and warranties in this Agreement (other than those that speak solely to a date after the Execution Date, including the Closing Date) are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date) and (B) no Default shall exist, or would result from the occurrence of the Execution Date (determined as if each provision of Section 8.01 applied on the Execution Date, other than Section 8.01(d) (solely with respect to Articles VI and VII) and Section 8.01(i));
(h)    such documentation and other information as has been reasonably requested by the Administrative Agent or any Lender prior to the Execution Date with respect to the Loan Parties in connection with the provisions of Sections 6.10 and 6.11 hereof;
(i)    the Projections; and
(j)    the Form 10, along with any amendments or additions thereto, or modifications thereof, in each case effectuated prior to the Execution Date, which shall include the three years of audited financial statements and any unaudited quarterly financial statements required thereby (and, to the extent not otherwise required to be included in the Form 10, unaudited financial statements of the Borrower and its Subsidiaries for any fiscal quarter ending after December 31, 2014 and at least 45 days prior to the Execution Date).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Execution Date specifying its objection thereto.
4.02    Conditions of Closing Date. The occurrence of the Closing Date and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder, are each subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following (to the extent not previously delivered in connection with the Execution Date), each of which shall be originals, telecopies or electronic images (e.g., “pdf” or “tif”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (to the extent applicable), each dated the Closing Date (or, in the case of (x) certificates of governmental officials, a recent date before the Closing Date and (y) documents previously delivered pursuant to Section 4.01, the date of the prior delivery thereof) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)    executed counterparts of each Security Instrument to be entered into by any Loan Party on or prior to the Closing Date, duly executed by each Loan Party party thereto, together with:
(A)    certificates representing the certificated Pledged Interests pledged under the Collateral Agreement, and accompanied by undated stock or other transfer powers executed in blank,
(B)    proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Agreement, covering the Collateral described therein,
(C)    completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such financing statements, and
(D)    evidence of the completion of all other actions, recordings and filings of or with respect to the Security Instruments to be entered into on the Closing Date, or that have been entered into prior to the Closing Date, that the Administrative Agent may deem necessary or desirable in order to perfect, or to confirm or continue the prior perfection of, the Liens created thereby (including receipt of duly executed payoff letters and UCC-3 termination statements, if any), and
(E)    such Intellectual Property Security Agreements as the Administrative Agent may deem necessary or desirable in order to perfect, or provide notice of, the Liens created under the Collateral Agreement in intellectual property Collateral, in form appropriate for filing with the United States Patent and Trademark Office or the United States Copyright Office;
(iii)    with respect to each Mortgaged Property described in clause (a) of such definition, except to the extent the matters set forth in clauses (A), (B), (C) or (F) below are waived by the Administrative Agent (in which case Section 6.27 shall apply to any such matters that are so waived), each of the following:
(A)    evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create, confirm or continue a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties, excepting only Liens permitted under the Loan Documents, and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid (or the Borrower has made arrangements satisfactory to the Administrative Agent for payment thereof),
(B)    fully paid American Land Title Association Lender’s Extended Coverage title insurance policy (or policies) (the “Mortgagee Policies”) or marked up unconditional binder for such insurance, in each case with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Liens permitted under the Loan Documents,
(C)    evidence that all premiums in respect of the Mortgagee Policies have been paid (or the Borrower has made arrangements satisfactory to the Administrative Agent for payment thereof),
(D)    a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto),
(E)    evidence satisfactory to each Lender of flood insurance as may be required to comply with the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Biggert-Waters Flood Insurance Act of 2012, and
(F)    evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens (excepting only Liens permitted under the Loan Documents) on the property described in the Mortgages has been taken;

(iv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
(v)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization;
(vi)    a favorable opinion of (A) Baker Botts L.L.P., counsel to the Loan Parties, (B) Andre Hall, internal counsel to the Borrower, (C) Vorys, Sater, Seymour and Pease LLP, local Ohio counsel to certain of the Loan Parties, (D) Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., local Mississippi counsel to certain of the Loan Parties, (E) Beck, Chaet, Bamberger & Polsky, S.C., local Wisconsin counsel to certain of the Loan Parties and (F) K&L Gates, LLP, local Pennsylvania counsel to certain of the Loan Parties, in each case addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and addressing such matters concerning the Loan Parties, this Agreement and the Loan Documents to be executed on the Closing Date as the Required Lenders may reasonably request;
(vii)    a certificate of a Responsible Officer of the Borrower (A) either (x) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (y) stating that no such consents, licenses or approvals are so required and (B) either (x) attaching copies of any amendments, additions or modifications to the Form 10 effectuated on or after the Execution Date through and including the Closing Date, provided that the Form 10 shall not have been altered, amended, supplemented or otherwise modified (or the information provided thereby) from the Form 10 provided on or prior to the Execution Date in any manner that could reasonably be expected to be adverse to any material interest of the Administrative Agent or the Lenders (unless approved by the Required Lenders, notwithstanding the provisions of Section 10.01 to the contrary, such approval not to be unreasonably conditioned, withheld or delayed) or (y) stating that no amendments, additions or modifications to the Form 10 have been effectuated on or after the Execution Date;
(viii)    a certificate of the chief financial officer or the treasurer of the Borrower, certifying that (A) as of the last day of the most recently ended Fiscal Quarter (but at least 45 days prior to the Closing Date) or Fiscal Year (but at least 90 days prior to the Closing Date), the Borrower is in compliance with the financial covenants in Section 7.16 after giving pro forma effect to the incurrence and repayment of Indebtedness on the Closing Date (and providing such backup evidence as may reasonably be requested), (B) the Securities and Exchange Commission has declared the Form 10 effective and that no stop orders relating to the Spinoff or other restrictions that would otherwise prohibit or enjoin the occurrence of the Spinoff shall be in existence, (C) the conditions specified in Sections 4.03(a) and (b) (with satisfaction of Section 4.03(b) determined as if each provision of

Section 8.01, other than Section 8.01(d) (solely with respect to Articles VI and VII) and Section 8.01(i), applied on and after the Execution Date) have been satisfied and (D) that there has been no event or circumstance since December 31, 2014 that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(ix)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance or other appropriate documentation, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;
(x)    such documentation and other information as has been reasonably requested by the Administrative Agent or any Lender prior to the Closing Date with respect to the Loan Parties in connection with the provisions of Sections 6.10 hereof;
(xi)    unaudited consolidated financial statements of the Borrower and its Subsidiaries for each fiscal quarter ended after the date of the filing of the Form 10 and at least 45 days prior to the Closing Date;
(xii)    a certificate signed by a person that would (if BWC were a Loan Party) be a Responsible Officer of BWC certifying that attached thereto is a true and correct copy of the resolutions of BWC approved and entered into with respect to the approval of the Spinoff, and stating that such resolutions have not been amended, altered or otherwise modified since the date thereof (or attaching any such amendment, alternation or other modification);
(xiii)    evidence that the Existing Credit Agreement has been, or substantially concurrently with the Closing Date is being, terminated, all Indebtedness in respect of the Existing Credit Agreement has been, or substantially concurrently with the Closing Date is being, repaid (other than letters of credit thereunder that are being deemed issued under this Agreement or the Remainco Credit Facilities), and all Liens, if any, securing any such repaid and terminated Indebtedness have been or substantially concurrently with the Closing Date are being released; and
(xiv)    evidence that the Remainco Credit Facilities have been, or substantially concurrently with the Closing Date are being, entered into by BWC and certain of its Subsidiaries.
(b)    The Execution Date shall have occurred.
(c)    The Administrative Agent and the Lenders shall have received satisfactory evidence that as of the Closing Date (i) the Borrower is a direct, wholly-owned subsidiary of BWC (unless the Spinoff has occurred or is occurring substantially simultaneously therewith), (ii) BWPGG is a wholly-owned direct or indirect subsidiary of the Borrower, and (iii) substantially all of the subsidiaries of BWPGG (other than Babcock & Wilcox Canada, Ltd. and its subsidiary Intech International, Inc.) are direct or indirect subsidiaries of BWPGG.
(d)    The Closing Date shall have occurred on or prior to September 1, 2015.

(e)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid, in each case pursuant to the Fee Letters.
(f)    Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date (with reasonable and customary supporting documentation), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.03    Conditions to Revolving Credit Extensions. The obligation of each Revolving Credit Lender, L/C Issuer or Swing Line Lender to honor any Request for Credit Extension with respect to the Revolving Credit Facility (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans), including the initial Credit Extension on the Closing Date is subject to the following conditions precedent:
(a)    The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.04 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    In the case of an L/C Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the applicable L/C Issuer would make it impracticable for such L/C Credit Extension to be denominated in the relevant Alternative Currency.
(e)    (i) The Borrower shall be in pro forma compliance with the Senior Leverage Ratio level in effect for the Fiscal Quarter most recently tested calculated as if such Credit Extension had occurred on the first day of the four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered (including pro forma application of the proceeds of such Credit Extension) as of the date of such Request for Credit Extension, (ii) no Trigger Event would result from such Credit Extension (including pro forma application of the proceeds of such Credit Extension) and no Repayment Deadline exists and (iii) Liquidity, as of the Business Day immediately prior to each of (x) the date of the applicable Committed Loan Notice and (y) the proposed date of the Credit Extension (which may be confirmed by electronic mail notice), shall not be, after giving pro forma effect to the application of proceeds of the good faith intended use of such Credit Extension, less than $30,000,000.
(f)    The Term Loan Prefunding Requirement shall have been satisfied in an amount equal to the principal amount of Revolving Credit Loans to be borrowed on such date; provided that the condition specified in this condition (f) shall only apply to Requests for Credit Extension of Revolving Credit Loans the requested date of which is during the period (x) commencing after the occurrence of the Initial Tranche A Term Loan Funding and (y) ending on the last day of the Availability Period with respect to the Term Loan Facility.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party) shall be deemed to be a representation and warranty of the Borrower that the conditions specified in Sections 4.03(a), (b) and (e) have been satisfied on and as of the date of the applicable Credit Extension.
4.04    Conditions to the Initial Tranche A Term Loan Funding. The obligation of each Tranche A-1 Term Loan Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) with respect to the Initial Tranche A Term Loan Funding is subject to the following conditions precedent:
(a)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
(b)    The consummation of an Asset Sale pursuant to Section 7.04(p).
4.05    Conditions to Incremental Tranche A Term Loan Fundings. The obligation of each Tranche A-1 Term Loan Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) with respect to an Incremental Tranche A Term Loan Funding is subject to the following conditions precedent:
(a)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(b)    The Revolving Credit Lenders shall concurrently make Revolving Credit Loans to the Borrower in accordance with the Funding Ratio; provided that, for the avoidance of doubt, this clause (b) shall not serve as any excuse or defense for any Term Loan Lender failing to satisfy the Term Loan Prefunding Requirement.
4.06    Conditions to Tranche A-2 Term Loan Borrowing. The obligation of each Tranche A-2 Term Loan Lender to honor the Tranche A-2 Term Loan Borrowing is subject to the following condition precedent:
(a)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
4.07    Conditions to Tranche A-3 Term Loan Borrowing. The obligation of each Tranche A-3 Term Loan Lender to honor the Tranche A-3 Term Loan Borrowing is subject to the following condition precedent:
(a)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
4.08    Conditions to Tranche A-4 Term Loan Borrowing. The obligation of each Tranche A-4 Term Loan Lender to honor the Tranche A-4 Term Loan Borrowing is subject to the following condition precedent:
(a)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
4.09    Conditions to Tranche A-5 Term Loan Borrowing. A deemed Tranche A-5 Term Loan Borrowing is subject to the following condition precedent:
(a)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
To induce the Revolving Credit Lenders, the L/C Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Revolving Credit Lenders, the L/C Issuers and the Administrative Agent (and after the Revolving Credit Facility Termination Date, the Term Loan Lenders), on and as of the Execution Date (other than those representations and warranties that speak solely to a date after the Execution Date or to a document or agreement executed after the Execution Date), on and as of the Closing Date and the making of Credit Extensions on the Closing Date and on and as of each date as required by Section 4.03 or on any other date required by any Loan Document (with references in this Article V (other than Sections 5.03, 5.04 and 5.05) to “Subsidiaries” to exclude Captive Insurance Subsidiaries):
5.01    Corporate Existence, Compliance with Law. Each of the Borrower and the Borrower’s Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, (c) has all requisite corporate or other organizational power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals, filings or notices that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure of which to obtain or make would not, in the aggregate, have a Material Adverse Effect.
5.02    Corporate Power; Authorization; Enforceable Obligations.
(a)    The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:
(i)    are within such Loan Party’s corporate, limited liability company, partnership or other organizational powers;
(ii)    have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required;
(iii)    do not and will not (A) contravene such Loan Party’s or any of its Subsidiaries’ respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the FRB), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any lawful Contractual Obligation of such Loan Party or any of its Subsidiaries, other than in the case of this clause (C) any such conflict, breach, default, termination or acceleration that could not reasonably be expected to have a Material Adverse Effect, or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Security Instruments; and
(iv)    do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than (A) routine tax filings, of which the failure to so file will not result in any Loan Document being unenforceable against, or the performance of any Loan Document being impaired in any way with respect to, any Loan Party, (B) those listed on Schedule 5.02 or that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 4.02, and each of which on the Closing Date will be in full force and effect and, (C) with respect to the Collateral, filings required to perfect the Liens created by the Security Instruments.

(b)    This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party who is a party thereto. This Agreement is, and the other Loan Documents will be, when delivered, the legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.03    Ownership of Borrower; Subsidiaries.
(a)    All of the outstanding capital stock of the Borrower is validly issued, fully paid and non-assessable.
(b)    Set forth on Schedule 5.03 is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date, the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. Except as set forth on Schedule 5.03, as of the Closing Date no Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. Except as set forth on Schedule 5.03, as of the Closing Date all of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Security Instruments), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 5.03, as of the Closing Date neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents and, with respect to any Subsidiary that is not a Wholly-Owned Subsidiary, the Constituent Documents of such Subsidiary. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 7.03.
5.04    Financial Statements.
(a)    The interim unaudited financial statements for the Borrower and its Subsidiaries for the most-recently ended Fiscal Quarter, copies of which have been furnished to each Lender, fairly present in all material respects, subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.
(b)    The audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the Fiscal Year ended December 31, 2014, and the related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, copies of which have been furnished to each Lender, (i) were prepared in conformity with GAAP and (ii) fairly present in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at the date indicated and the consolidated results of their operations and cash flow for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the financial statements).
(c)    Except as set forth on Schedule 5.04, neither the Borrower nor any of its Subsidiaries has, as of the Closing Date, any material obligation, contingent liability or liability for taxes, long-term leases (other than operating leases) or unusual forward or long-term commitment that is not reflected in the financial statements referred to in clause (b) above and not otherwise permitted by this Agreement.
(d)    The Projections have been prepared by the Borrower taking into consideration past operations of its business, and reflect projections for the period beginning approximately January 1, 2015 and ending approximately December 31, 2019 on a Fiscal Year by Fiscal Year basis. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes, as of the Closing Date, to be reasonable in light of current conditions and current facts known to the Borrower (other than any necessary adjustments due to fees payable in accordance herewith) and, as of the Closing Date, reflect the Borrower’s good faith estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.
5.05    Material Adverse Change. Except as a result of the Vølund Projects which are the subject of the Vølund Projects Settlements and the Borrower or its Subsidiaries’ entry into and performance of its obligations under the Vølund Projects Settlements, since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to result in a Material Adverse Effect.
5.06    Solvency. Both before and after giving effect to (a) the Credit Extensions to be made or extended on the Closing Date or such other date as Credit Extensions requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Loan Parties, taken as a whole, are Solvent.
5.07    Litigation. Except as set forth on Schedule 5.07, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings against the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Schedule 5.07 lists all litigation pending against any Loan Party as of the Closing Date that, if adversely determined, could be reasonably expected to have a Material Adverse Effect.
5.08    Taxes. All federal income and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower or any of its Subsidiaries have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Subsidiary in conformity with GAAP. The Borrower and each of its Subsidiaries have withheld and timely paid to the respective Governmental Authorities all material amounts required to be withheld.
5.09    Full Disclosure. The Information Memorandum and any other information prepared or furnished by or on behalf of any Loan Party and delivered to the Lenders in writing in connection with this Agreement or the consummation of the transactions contemplated hereunder or thereunder (in each case, taken as a whole) does not, as of the time of delivery of such information (with respect to the Information Memorandum, as of the Closing Date only), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading; provided that to the extent any such information was based upon, or constituted, a forecast or projection, such Loan Party represents only, in respect of such projection or forecast, that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.
5.10    Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the FRB), and no proceeds of any Credit Extension will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the FRB.
5.11    No Burdensome Restrictions; No Defaults.
(a)    Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation (x) the compliance with which could reasonably be expected to have a Material Adverse Effect or (y) the performance of which by any party thereof would result in the creation of a Lien (other than a Lien permitted under Section 7.02) on the property or assets of any party thereof or (ii) is subject to any charter restriction that could reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it, other than, in either case, those defaults that would not reasonably be expected to have a Material Adverse Effect.
(c)    No Default has occurred and is continuing.
5.12    Investment Company Act. None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.13    Use of Proceeds. Except as prohibited by Section 7.12:
(a)     the proceeds of the Revolving Credit Loans are being used by the Borrower only (i) for working capital needs, capital expenditures, Permitted Acquisitions, general corporate purposes and other lawful corporate purposes of the Borrower and its Subsidiaries and (ii) to pay fees and expenses in connection with this Agreement and the related transactions;

(b)     Letters of Credit are being solely used by the Borrower to support warranties, bid bonds, payment or performance obligations and for other general corporate purposes by Permitted L/C Parties and, in each case, in respect of any Letter of Credit issued after the Amendment No. 5 Effective Date, for no other purpose other than as permitted in Section 2.03(a)(vii);
(c)     the proceeds of the Tranche A-1 Term Loans are being used by the Borrower only (i) for working capital needs, capital expenditures, general corporate purposes and other lawful corporate purposes of the Borrower and its Subsidiaries and (ii) to pay the Initial Funding Term Loan Lender Expenses;
(d)    the proceeds of the Tranche A-2 Term Loans are being used by the Borrower only for working capital needs, capital expenditures, general corporate purposes and other lawful corporate purposes of the Borrower and its Subsidiaries; ~~and~~
(e)     the proceeds of the Tranche A-3 Term Loans are being used by the Borrower only (i) to make payments required under the Vølund Projects Settlements, (ii) for working capital needs and general corporate purposes of the Borrower and its Subsidiaries, including any payments of Obligations with respect to the Revolving Credit Facility required or permitted hereunder, and (iii) reimbursement of the expenses of Vintage Capital Management, LLC and B. Riley FBR, Inc. and their respective Affiliates required to be reimbursed by the Borrower pursuant to Amendment No. 15 and Amendment No. 16, including the 2019 Term Loan Lender Expenses, in an amount not to exceed $~~650,000.~~650,000; and
(f) the proceeds of the Tranche A-4 Term Loans are being used by the Borrower only (i) to repay Revolving Credit Loans, (ii) for working capital needs and general corporate purposes of the Borrower and its Subsidiaries, including any future payments of Obligations with respect to the Revolving Credit Facility required or permitted hereunder, and (iii) reimbursement of the expenses of the Tranche A-4 Term Loans Lenders and their respective Affiliates required to be reimbursed by the Borrower pursuant to Amendment No. 20, including the 2020 Term Loan Lender Expenses, in an amount not to exceed $20,000.
5.14    Insurance. All policies of insurance of any kind or nature currently maintained by the Borrower or any of its Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.
5.15    Labor Matters.
(a)    There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Borrower’s knowledge, threatened against or involving the Borrower, any of its Subsidiaries or any Guarantor, other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    There are no unfair labor practices, grievances or complaints pending, or, to the Borrower’s knowledge, threatened, against or involving the Borrower, any of its Subsidiaries or any Guarantor, nor, to the Borrower’s knowledge, are there any unfair labor practices, arbitrations or grievances threatened involving the Borrower, any of its Subsidiaries or any Guarantor, other than those that if resolved adversely to the Borrower, such Subsidiary or such Guarantor, as applicable, would not reasonably be expected to have a Material Adverse Effect.
5.16    ERISA.
(a)    Each Employee Benefit Plan that is intended to qualify under Section 401 of the Code (i) (x) has received a favorable determination letter, or is subject to a favorable opinion letter, from the IRS indicating that such Employee Benefit Plan is so qualified and any trust created under any Employee Benefit Plan is exempt from tax under the provisions of Section 501 of the Code, (y) is substantially similar to an “employee benefit plan” as defined in Section 3(3) of ERISA that is, or was, sponsored, maintained, or contributed to by a former ERISA Affiliate that received such a favorable determination letter or opinion letter prior to the Spinoff, or (z) is the subject of an application for such a favorable determination letter or opinion letter that is currently being processed by the IRS, and (ii) to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of such determination or opinion letter, as applicable, which would cause such Employee Benefit Plan to lose its qualified status or that would cause such trust to become subject to tax, except where such failures could not reasonably be expected to have a Material Adverse Effect.
(b)    Except for the Deferred PBGC Payments, the Borrower, each of its Subsidiaries, each Guarantor and each of their respective ERISA Affiliates is in material compliance with all applicable provisions and requirements of ERISA, the Code and applicable Employee Benefit Plan provisions with respect to each Employee Benefit Plan except for non-compliances that would not reasonably be expected to have a Material Adverse Effect.
(c)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect.
(d)    There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(e)    Except (i) to the extent required under Section 4980B of the Code or similar state laws, and (ii) with respect to which the aggregate liability, calculated on a FAS 106 basis as of December 31, 2014, does not exceed $150,000,000, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) to any retired or former employees, consultants or directors (or their dependents) of the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates.
(f)    With respect to each retirement savings scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Borrower or any of its Subsidiaries, that is not subject to United States law (a “Foreign Plan”), except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:
(i)    Any employer contributions required by law or the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or if applicable,

accrued, in accordance with normal accounting practices of the jurisdiction in which such plan is maintained;
(ii)    The Fair Market Value of the assets of each funded Foreign Plan that is required to be funded, or the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles of the jurisdiction in which such plan is maintained; and
(iii)    Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
5.17    Environmental Matters.
(a)    The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those orders, agreements, notices, proceedings or investigations that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)    To the knowledge of the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by the Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
5.18    Intellectual Property. Except where the failure to do so would not, taken as a whole, reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Collateral Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto. Except where the failure to do so would not, taken as a whole, reasonably be expected to have a Material Adverse Effect, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.
5.19    Title; Real Property.
(a)    Each of the Borrower and its Subsidiaries has valid and indefeasible title to, or valid leasehold interests in, all of its material properties and assets (including Real Property) and good title to, or valid leasehold interests in, all material personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent financial statements delivered by the Borrower hereunder, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 7.02. The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s and its Subsidiaries’ right, title and interest in and to all such property, other than those that would not reasonably be expected to result in a Material Adverse Effect.
(b)    Set forth on Schedule 5.19(b) is a complete and accurate list, as of the Closing Date, of all (i) owned Real Property located in the United States with a reasonably estimated Fair Market Value in excess of $3,000,000 showing, as of the Closing Date, the street address, county (or other relevant jurisdiction or state) and the record owner thereof and (ii) leased Real Property located in the United States with annual lease payments in excess of $1,000,000 showing, as of the Closing Date, the street address and county (or other relevant jurisdiction or state) thereof.
(c)    No portion of any Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition other than those that would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no portion of any Mortgaged Property is located in a special flood hazard area as designated by any federal Governmental Authority other than those for which flood insurance has been provided in accordance with Section 4.02(a)(iii).
(d)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (iii) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such person, (v) each Loan Party reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense and (vi) the Borrower has no knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

(e)    None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property or any part thereof, except those that would not reasonably be expected to have a Material Adverse Effect.
(f)    Each of the Loan Parties, and, to the knowledge of the Borrower, each other party thereto, has complied with all obligations under all leases of Real Property to which it is a party other than those the failure with which to comply would not reasonably be expected to have a Material Adverse Effect and all such leases are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms other than those the failure of which to so comply with the foregoing would not reasonably be expected to have a Material Adverse Effect. No landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any lease payment under any lease of Real Property other than those that would not reasonably be expected to have a Material Adverse Effect.
(g)    There are no pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Property, nor are there any contemplated improvements to such owned Real Property that may result in such special or other assessments, other than those that would not reasonably be expected to have a Material Adverse Effect.
5.20    Security Instruments. The provisions of the Security Instruments, from and after the Closing Date, are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.02) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed on or prior to the Closing Date and filings and other actions contemplated hereby and by the Security Instruments, no filing or other action in the United States will be necessary to perfect or protect such Liens.
5.21    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee or agent thereof, is or is owned or controlled by an individual or entity that is (i) listed on the List of Specially Designated Nationals and Blocked Persons or Sectoral Sanctions Identifications List maintained by OFAC, (ii) otherwise the subject of any Sanctions or a Person who, under any Sanctions, the Administrative Agent, any Lender or any L/C Issuer is prohibited from transacting business with or (iii) in violation of any applicable Requirement of Law relating to Sanctions. No Loan, nor the proceeds from any Loan, has or have been used, directly by the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, by any recipient of those funds from the Borrower or any Subsidiary, to lend, contribute, provide or make available by any Loan Party or any Subsidiary to fund any activity or business in any Designated Jurisdiction if that activity or business would violate any Sanctions, or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that, in each case, would result in any violation by any Lender, the Arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender of Sanctions.
5.22    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in all material respects in compliance with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures intended to promote and achieve compliance with such laws.
5.23    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.24    Budget. The Budget has been prepared in good faith based upon assumptions of the Borrower reasonable at the time made.
ARTICLE VI
AFFIRMATIVE COVENANTS
The Borrower agrees to each of the following, (a) from and after the Closing Date and until the Revolving Credit Facility Termination Date, with the Revolving Credit Lenders, the L/C Issuer and the Administrative Agent (and the Term Loan Lenders hereby agree that no Term Loan Lender shall have any right to make requests under this Article VI, provided that the Borrower, the Administrative Agent and the Revolving Credit Lenders agree that the Term Loan Lenders may make requests pursuant to Section 6.10) and, (b) from and after the Revolving Credit Facility Termination Date and thereafter as long as any Obligation or any Commitment remains outstanding, with the Term Loan Lenders and the Administrative Agent and, in each case, unless the Required Lenders otherwise consent in writing (provided that those provisions under this Article VI with which Subsidiaries of the Borrower are required to comply shall exclude from such compliance any Captive Insurance Subsidiary):
6.01    Financial Statements. The Borrower shall furnish to the Administrative Agent each of the following:
(a)    Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (unless such period is extended pursuant to SEC guidelines), consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
(b)    Annual Reports. Within 120 days after the end of the Fiscal Year ending December 31, 2018 and within 90 days after the end of each Fiscal Year thereafter (unless such period is extended pursuant to SEC guidelines), consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or, except with respect to the Fiscal Years ending December 31, 2017 and December 31, 2018 only, as to the Borrower being a going concern by the Borrower’s Accountants, together with the report of such accounting firm stating that (i) such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (ii) the examination by the Borrower’s Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
(c)    Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (a) or (b) above, a Compliance Certificate (i) showing in reasonable detail the calculations used in determining the Senior Leverage Ratio and demonstrating compliance with each of the other financial covenants contained in Section 7.16; provided that with respect to the Fiscal Quarter ending December 31, 2018 only, the Compliance Certificate may demonstrate non-compliance if it certifies as to the accuracy of the calculations therein (and such non-compliance shall not be deemed a Default or Event of Default), and (ii) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto.
(d)    Monthly Reports. Within 15 days after the end of each calendar month, commencing with the calendar month ending October 31, 2017, (i) a consolidated balance sheet and profit and loss statement and (ii) segment-level profit and loss statements, in each case, relating to the most recently ended calendar month and with commentary by management on financial and operational performance.
The Borrower hereby acknowledges that (i) the Administrative Agent and/or one or more of the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that the Borrower intends to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, each Arranger, each L/C Issuer and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
6.02    Collateral Reporting Requirements. The Borrower shall furnish to the Administrative Agent each of the following:
(a)    Updated Corporate Chart. If requested by the Administrative Agent, together with each delivery of any financial statement pursuant to Section 6.01(b), a corporate organizational chart or other equivalent list, current as of the date of delivery, in form and substance reasonably acceptable to the Administrative Agent and certified as true, correct and complete by a Responsible Officer of the Borrower, setting forth, for each of the Loan Parties, all Persons subject to Section 6.22, all Subsidiaries of any of them and any joint venture (including Joint Ventures) entered into by any of the foregoing, (i) its full legal name, (ii) its jurisdiction of organization and organizational number (if any) and (iii) the number of shares of each class of its Stock authorized (if applicable), the number outstanding as of the date of delivery, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower.
(b)    Additional Information. From time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all as the Administrative Agent may reasonably request, and in reasonable detail.
(c)    Additional Filings. At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of the Loan Parties, duly executed, delivered and recorded instruments and documents for the purpose of obtaining or preserving the full benefits of this Agreement, each Security Instrument and each other Loan Document and of the rights and powers herein and therein granted (and each Loan Party shall take such further action as the Administrative Agent may reasonably request for such purpose, including the filing of any financing or continuation statement under the UCC or other similar Requirement of Law in effect in any domestic jurisdiction with respect to the security interest created by the Collateral Agreement but excluding (other than as set forth in Amendment No. 3) (i) any filings to perfect Liens on intellectual property, other than any such filings under the UCC or with the U.S. Patent and Trademark Office or U.S. Copyright Office and (ii) any filings or actions in any jurisdiction outside the United States.
The reporting requirements set forth in this Section 6.02 are in addition to, and shall not modify and are not in replacement of, any rights and other obligation set forth in any Loan Document

(including notice and reporting requirements) and satisfaction of the reporting obligations in this Section 6.02 shall not, by itself, operate as an update of any Schedule or any schedule of any other Loan Document and shall not cure, or otherwise affect in any way, any Default, including any failure of any representation or warranty of any Loan Document to be correct in any respect when made.
6.03    Default and Certain Other Notices. Promptly and in any event within five Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower shall give the Administrative Agent notice:
(a)    of the occurrence of any Default or Event of Default;
(b)    of any amendments, additions or modifications to the Form 10 effectuated on or after the Closing Date, or of any material notices from the SEC with respect thereto, including, without limitation, notice of the effectiveness of the Spinoff;
(c)    of the issuance of a notice of proposed debarment or notice of proposed suspension by a Governmental Authority or Governmental Authorities; and
(d)    of (i) management changes, (ii) reorganization and consolidation changes with respect to Foreign Subsidiaries and (iii) changes to the Vølund Projects Schedule.
Each notice pursuant to this Section 6.03 (other than Section 6.03(b)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, the anticipated effect thereof, and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Any notice pursuant to this Section 6.03, if given by telephone, shall be promptly confirmed in writing on the next Business Day.
6.04    Litigation. Promptly after a Responsible Officer of the Borrower obtains actual knowledge of the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, regarding the Borrower, any of its Subsidiaries or any Joint Venture that (i) seeks injunctive or similar relief that, in the reasonable judgment of the Borrower, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or (ii) in the reasonable judgment of the Borrower would expose the Borrower, such Subsidiary or such Joint Venture to liability in an amount aggregating $20,000,000 (in excess of insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) or more or that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
6.05    Labor Relations. Promptly after a Responsible Officer of the Borrower has actual knowledge of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower, any of its Subsidiaries, any Guarantors or any Joint Venture is a party, including any strikes, lockouts or other material disputes relating to any of such Person’s plants and other facilities, provided that such dispute, strike or lockout involves a work stoppage exceeding 30 days, (b) any material Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person affecting 300 or more employees of the Borrower and its Subsidiaries and (c) any material union organization activity with respect to employees of the Borrower or any of its Subsidiaries not covered by a collective bargaining agreement as of the Closing Date.
6.06    Tax Returns. Upon the reasonable request of any Lender, through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower, any of its Subsidiaries or any Joint Venture in respect of taxes measured by income (excluding sales, use and like taxes).
6.07    Insurance. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent with a report on the standard “Acord” form (or other form acceptable to the Administrative Agent) outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage.
6.08    ERISA Matters. The Borrower shall furnish the Administrative Agent each of the following:
(a)    promptly and in any event within 30 days after a Responsible Officer of the Borrower knows, or has reason to know, that any ERISA Event has occurred that, alone or together with any other ERISA Event, would reasonably be expected to result in liability of the Borrower, any Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $20,000,000, written notice describing the nature thereof, what action the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto, including copies of any notices or correspondence with any Governmental Authority and, when known by such Responsible Officer, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect to such event;
(b)    simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files with the PBGC a notice of intent to terminate any Title IV Plan, if, at the time of such filing, such termination would reasonably be expected to require additional contributions of the Borrower, any Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $20,000,000 in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice; and
(c)    promptly, copies of (i) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates with the IRS with respect to each Title IV Plan, which is requested by the Administrative Agent; (ii) all notices received by the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in liability of the Borrower, any Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $20,000,000; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.
Notwithstanding the foregoing, promptly, and in any event within 60 days after a Multiemployer Plan is certified to be in “endangered” or “critical” status within the meaning of Code Section 432 or Section 305 of ERISA, notice of such Multiemployer Plan’s status and a copy of such Multiemployer Plan’s most recent funding improvement plan or rehabilitation plan, as required to be adopted under ERISA.
6.09    Environmental Matters. The Borrower shall provide the Administrative Agent promptly, and in any event within 10 Business Days after any Responsible Officer of the Borrower obtains actual knowledge of any of the following, written notice of each of the following:
(a)    that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that would reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $20,000,000 or more;
(b)    the receipt by any Loan Party of notification that any material real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;
(c)    the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by a Responsible Officer of the Borrower that there exists a condition that would reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs of $20,000,000 or more; and
(d)    promptly following reasonable written request by any Lender, through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Section 6.09.
6.10    Patriot Act Information. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
6.11    Other Information. The Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower, any of its Subsidiaries or any Joint Venture as the Administrative Agent or such Lender, through the Administrative Agent, may from time to time reasonably request.
6.12    Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 7.03, 7.04 and 7.06 and except if, in the reasonable business judgment of the Borrower, it is in the business interest of the Borrower or such Subsidiary not to preserve and maintain such rights (charter and statutory) and franchises, and such failure to preserve the same would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to materially affect the interests of the Secured Parties under the Loan Documents or the rights and interests of any of them in the Collateral.
6.13    Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect.
6.14    Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course (except for non-material changes in the nature or conduct of its business as carried on as of the Closing Date) and (b) use its reasonable efforts, in the ordinary course, to preserve its business and the goodwill and business of the customers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except where the failure to comply with the covenants in each of clauses (a) and (b) above would not reasonably be expected to have a Material Adverse Effect.
6.15    Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge (or cause to be paid and discharged) before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies made, assessed, filed or otherwise imposed on or against any of them, except where (a) contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP or (b) the failure to so pay and discharge would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.16    Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as, in the reasonable determination of the Borrower, is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and (b) cause all property and general liability insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured (with respect to liability policies), loss payee (with respect to property policies) or lender’s loss payee (with respect to property policies), as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ written notice thereof to the Administrative Agent.
6.17    Access. The Borrower shall from time to time during normal business hours permit the Administrative Agent, the L/C Issuers and the Lenders, or any agents or representatives thereof, within five Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors; provided that the Borrower will not be required to permit any examination or visit as set forth in clauses (a) and (b) above with respect to each of the Administrative Agent, the L/C Issuers and the Lenders (or any agents or representatives thereof) (i) within the twelve-month period following the date of the most recent examination or visit by any L/C Issuer, any Lender or the Administrative Agent (or any agents or representatives thereof), as applicable, unless an Event of Default has occurred and is continuing and (ii) unless such visit is coordinated through the Administrative Agent.
6.18    Keeping of Books. The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of the financial transactions and assets and business of the Borrower and each such Subsidiary.
6.19    Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) in good working order and condition (ordinary wear and tear excepted) all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary in the conduct of its business and (c) all Material Intellectual Property, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not reasonably be expected to have a Material Adverse Effect.
6.20    Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 5.13.
6.21    Environmental.
(a)    The Borrower shall, and shall cause each of its Subsidiaries to, exercise reasonable due diligence in order to comply in all material respects with all Environmental Laws.
(b)    The Borrower agrees that the Administrative Agent may, from time to time, retain, at the expense of the Borrower, an independent professional consultant reasonably acceptable to the Borrower to review any report relating to Contaminants prepared by or for the Borrower and to conduct its own investigation (the scope of which investigation shall be reasonable based upon the circumstances) of any property currently owned, leased, operated or used by the Borrower or any of its Subsidiaries, if (x) a Default or an Event of Default shall have occurred and be continuing, or (y) the Administrative Agent reasonably believes (1) that an occurrence relating to such property is likely to give rise to any Environmental Liabilities and Costs or (2) that a violation of an Environmental Law on or around such property has occurred or is likely to occur, which could, in either such case, reasonably be expected to result in Environmental Liabilities and Costs in excess of $20,000,000, provided that, unless an Event of Default shall have occurred and be continuing, such consultant shall not drill on any property of the Borrower or any of its Subsidiaries without the Borrower’s prior written consent. Borrower shall use its reasonable efforts to obtain for the Administrative Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to Borrower, to enter into or on to the facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any property shall be conducted, unless otherwise agreed to by Borrower and the Administrative Agent, during normal business hours and shall be conducted so as not to unreasonably interfere with the ongoing operations at any such property or to cause any damage or loss at such property. Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this subsection will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders’ internal credit decisions, to monitor the Obligations and to protect the Liens created by the Loan Documents, and the Administrative Agent and the Lenders hereby acknowledge and agree any such report will be kept confidential by them to the extent permitted by law except as provided in the following sentence. The Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (i) it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrower’s use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Borrower, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.
(c)    Promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower shall advise the Administrative Agent in writing and in reasonable detail of (i) any Release or threatened Release of any Contaminants required to be reported by Borrower or its Subsidiaries, to any Governmental Authorities under any applicable Environmental Laws and which would reasonably be expected to have Environmental Liabilities and Costs in excess of $20,000,000, (ii) any and all written communications with respect to any pending or threatened claims under Environmental Law in each such case which, individually or in the aggregate, have a reasonable possibility of giving rise to Environmental Liabilities and Costs in excess of $20,000,000, (iii) any Remedial Action performed by Borrower or any other Person in response to (x) any Contaminants on, under or about any property, the existence of which has a reasonable possibility of resulting in Environmental Liabilities and Costs in excess of $20,000,000, or (y) any other Environmental Liabilities and Costs in excess of $20,000,000 that could result in Environmental Liabilities and Costs in excess of $20,000,000, (iv) discovery by Borrower or its Subsidiaries of any occurrence or condition on any material property that could cause Borrower’s or its Subsidiaries’ interest in any such property to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any applicable Environmental Laws or Environmental Liens, and (v) any written request for information from any Governmental Authority that fairly suggests such Governmental Authority is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for a Release or threatened Release of Contaminants which has a reasonable possibility of giving rise to Environmental Liabilities and Costs in excess of $20,000,000.
(d)    Borrower shall promptly notify the Administrative Agent of (i) any proposed acquisition of Stock, assets, or property by Borrower or any of its Subsidiaries that would reasonably be expected to expose Borrower or any of its Subsidiaries to, or result in Environmental Liabilities and Costs in excess of $20,000,000 and (ii) any proposed action to be taken by Borrower or any of its Subsidiaries to commence manufacturing, industrial or other similar operations that would reasonably be expected to subject Borrower or any of its Subsidiaries to additional Environmental Laws, that are materially different from the Environmental Laws applicable to the operations of Borrower or any of its Subsidiaries as of the Closing Date.

(e)    Borrower shall, at its own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection.
(f)    To the extent required by Environmental Laws or Governmental Authorities under applicable Environmental Laws, Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary Remedial Action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Contaminants on, under or affecting any property in order to comply in all material respects with all applicable Environmental Laws and Permits. In the event Borrower or any of its Subsidiaries undertakes any Remedial Action with respect to the presence, Release or threatened Release of any Contaminants on or affecting any property, Borrower or any of its Subsidiaries shall conduct and complete such Remedial Action in material compliance with all applicable Environmental Laws, and in material accordance with the applicable policies, orders and directives of all relevant Governmental Authorities except when, and only to the extent that, Borrower or any such Subsidiaries’ liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Contaminants is being contested in good faith by Borrower or any of such Subsidiaries. In the event Borrower fails to take required actions to address such Release or threatened Release of Contaminants or to address a violation of or liability under Environmental Law, the Administrative Agent may, upon providing the Borrower with 5 Business Days’ prior written notice, enter the property and, at Borrower’s sole expense, perform whatever action the Administrative Agent reasonably deems prudent to rectify the situation.
6.22    Additional Collateral and Guaranties. Notify the Administrative Agent promptly after any Person (i) becomes a Wholly-Owned Domestic Subsidiary that is not an Immaterial Subsidiary (including a Wholly-Owned Domestic Subsidiary that ceases for any reason to satisfy the definition of “Immaterial Subsidiary” at any time) or (ii) becomes a First-Tier Foreign Subsidiary, and promptly thereafter (and in any event within 30 days, or such longer period of time permitted by the Administrative Agent in its sole discretion):
(a)    if such Person is a Wholly-Owned Domestic Subsidiary and is not a Captive Insurance Subsidiary or an Excluded Domestic Subsidiary:
(i)    cause such Wholly-Owned Domestic Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem reasonably appropriate for such purpose; and
(ii)    cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iv), (v) and (vii) of Section 4.02(a) and, at the request of the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)(i)), all in form, content and scope reasonably satisfactory to the Administrative Agent;
(iii)    cause such Person to deliver to the Administrative Agent for the benefit of the Secured Parties, Security Instruments (or supplements thereto), as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all certificated Pledged Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.02(a)(ii) and (iii)), securing payment of all the Obligations and constituting Liens on all such real and personal properties,
(iv)    take whatever action (including the filing of Uniform Commercial Code financing statements and the giving of notices) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Instruments (or supplements thereto) delivered pursuant to this Section 6.22, enforceable against all third parties in accordance with their terms (subject to Liens permitted by the Loan Documents), provided that no such actions shall be required in any jurisdiction outside the United States; and
(b)    if such Person is a First-Tier Foreign Subsidiary any of whose Stock is owned by a Loan Party (or a Person becoming a Loan Party pursuant to this Section), cause such Loan Party to deliver to the Administrative Agent for the benefit of the Secured Parties all certificated Pledged Interests in and of such First-Tier Foreign Subsidiary, and any Security Instruments (or supplements thereto), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, in each case securing payment of all the Obligations and constituting Liens on all such Pledged Interests.
6.23    Real Property. With respect to any fee interest in any Material Real Property that is acquired or any lease of domestic Real Property that is leased for more than $5,000,000 annually, in either case after the Closing Date by the Borrower or any other Loan Party, the Borrower or the applicable Loan Party shall promptly (and, in any event, within thirty days following the date of such acquisition, unless such date is extended by the Administrative Agent in its sole discretion) (i) in the case of any Material Real Property, execute and deliver a first priority Mortgage (subject only to Liens permitted by this Agreement and such Mortgage) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such Real Property and complying with the provisions herein and in the Security Instruments, (ii) in the case of any leased domestic Real Property that is leased for more than $5,000,000 annually, if requested by the Administrative Agent, execute and deliver a first priority Mortgage (subject only to Liens permitted by this Agreement and such Mortgage) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such Real Property and complying with the provisions herein and in the Security Instruments, (iii) provide the Secured Parties with title insurance in an amount at least equal to the purchase price of such Real Property (or such other amount as the Administrative Agent shall reasonably specify) described in clauses (i) or (ii) above, and if applicable, lease estoppel certificates, all in accordance with the standards for deliveries contemplated on or prior to the Closing Date, as described in Section 4.02(a)(iii) hereof, (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, (v) if requested by the Administrative Agent, use commercially reasonable efforts to obtain Landlord Lien Waivers for each domestic Real Property leasehold interest on which a manufacturing facility or warehouse or other facility where Collateral is stored or held (but excluding any office lease that does not include manufacturing or warehouse facilities), provided that no such Landlord Lien Waiver shall be required for any location at which Collateral is stored or located unless the aggregate value of Collateral stored or held at such location exceeds $5,000,000 and (vi) comply with the Flood Requirement Standards. Without limiting the foregoing, at any time there is Material Real Property that is subject to a Mortgage, no MIRE Event shall be consummated prior to the Administrative Agent confirming compliance with the Flood Requirement Standards. Notwithstanding the foregoing, for any Material Real Property that is not subject to a Mortgage as of the Amendment No. 3 Effective Date, such Material Real Property shall not be required to be subject to a Mortgage, and no Loan Party shall be required to deliver any of the documents or other agreements under this Section 6.23, until 60 days (or such longer period as permitted by the Administrative Agent in its sole discretion) after the Amendment No. 3 Effective Date.
6.24    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower or the applicable Loan Party shall (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Instruments, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party, and cause each of its Subsidiaries that is required by this Agreement to be a Guarantor to do so. Notwithstanding anything to the contrary contained in this Section 6.24 or any Loan Document (other than as set forth in Amendment No. 3), no Loan Party shall be required to (i) make any filings to perfect Liens on intellectual property, other than any such filings under the UCC or with the U.S. Patent and Trademark Office or U.S. Copyright Office and (ii) make any filings or take any actions in any jurisdiction outside the United States to create or perfect any Liens created by the Security Instruments.
6.25    Anti-Corruption Laws; Sanctions. The Borrower will, and will cause its Subsidiaries to, maintain in effect and enforce policies and procedures intended to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective activities on behalf of the Borrower and its Subsidiaries) with applicable Anti-Corruption Laws and applicable Sanctions.
6.26    Cash Collateralization of Extended Letters of Credit. The Borrower shall provide Cash Collateral (in an amount equal to 105% of the maximum face amount of each Extended Letter of Credit, calculated in accordance with Section 1.08) to each applicable L/C Issuer with respect to each Extended Letter of Credit issued by such L/C Issuer by a date that is no earlier than 120 days prior to the Revolving Credit Facility Maturity Date, but no later than

~~95~~40 days prior to the Revolving Credit Facility Maturity Date (or, if such Letter of Credit is issued on or after the date that is ~~95~~ 40days prior to the Revolving Credit Facility Maturity Date, on the date of issuance thereof); provided that if the Borrower fails to provide Cash Collateral with respect to any such Extended Letter of Credit by such time, such event shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to 105% of the maximum face amount of each such Letter of Credit, calculated in accordance with Section 1.08), which shall be reimbursed (or participations therein funded) in accordance with Section 2.03(c), with the proceeds being utilized to provide Cash Collateral for such Letter of Credit. The Cash Collateralization documentation with respect to each Extended Letter of Credit shall require that the applicable L/C Issuer, and the applicable Loan Party or Subsidiary shall direct such L/C Issuer, to return any Cash Collateral released on account of the undrawn termination or return of the applicable Extended Letter of Credit or reduction of the face value thereof (“Released Cash Collateral”) to the Administrative Agent to be applied as a prepayment in accordance with Section 2.05(b)(iv), unless the Administrative Agent shall have provided notice to such L/C Issuer that the Revolving Credit Facility Termination Date has occurred.
6.27    Post Closing Deliveries. To the extent not delivered on or prior to the Closing Date pursuant to a waiver by the Administrative Agent with respect to such Mortgaged Property as provided in Section 4.02(a)(iii), the Borrower shall deliver to the Administrative Agent on or prior to sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion) each document, and satisfy each other condition, with respect to such Mortgaged Property as described in Section 4.02(a)(iii), including (to the extent applicable) a favorable opinion with respect thereto as described in Section 4.02(a)(vi).
6.28    Consultant. (a) Within 30 days after the Amendment No. 3 Effective Date, solely during the Relief Period, the Borrower shall (i) retain a Consultant, which Consultant shall assist the Borrower in further developing its financial planning & analysis function, standardization of segment reporting and weekly cash flow forecasting, and shall not terminate or modify such engagement without the consent of the Administrative Agent and the Required Lenders (except as set forth in the last sentence of this Section 6.28), (ii) cause the Consultant to be available to the Administrative Agent and the Administrative Agent’s advisors, including FTI, in each case as commercially reasonable and (iii) cause the Consultant to present a monthly written update to the Administrative Agent and the Lenders and answer any related questions of the Administrative Agent or the Lenders, (b) immediate effect from the Amendment No. 5 Effective Date, solely during the Relief Period, the Borrower shall cause the Consultant to, in addition to the Consultant’s existing responsibilities specified in the foregoing clause (a)(ii) and (iii), (i) assist with the business plan of the Borrower and its Subsidiaries to ensure that all assumptions are viable, (ii) assist management in identifying and implementing additional cost reduction opportunities and third party recoveries, and present related findings to the Borrower, the Administrative Agent, and the Lenders, (iii) assist management with evaluating and making recommendations on incremental project write-downs and/or losses, (iv) assist management with evaluating strategic business sale(s) and equity transactions and make recommendations to the board of directors, and, (v) with respect to all of the Consultant’s responsibilities, provide a detailed presentation of the results of such responsibilities to the Administrative Agent and Lenders as may be reasonably requested by the Administrative Agent, and (c) as soon as commercially reasonable and no later than 30 days after the Amendment No. 5 Effective Date, deliver to the Administrative Agent a copy of a duly executed amendment to the engagement letter with the Consultant, in form and substance reasonable satisfactory to the Administrative Agent, pertaining to the expanded responsibilities of the Consultant as described in clause (b). To the extent that, following the Amendment No. 16 Effective Date, the Borrower hires professional staff members as mutually agreed to between the CIO and the other members of senior management of the Borrower in respect of its financial planning and analysis functions, upon notice to the Administrative Agent, the Borrower may modify the engagement described under this Section 6.28 (on such terms as may be reasonably acceptable to the Administrative Agent) to permit the CIO to implement a transition process in respect of such financial planning and analysis functions from the Consultant to such professional staff members.
6.29    Variance and Cash Flow Reporting. Solely during the Relief Period, the Borrower shall deliver, each in form and substance satisfactory to the Administrative Agent, (a) prior to 5:00 p.m. (New York City time) on the third Business Day of each calendar week, a variance report showing all variances by line-item from the amounts set forth in the Budget, as most recently updated, with an explanation for each material line-item variance, and (b) prior to 5:00 p.m. (New York City time) on the tenth (10th) Business Day of each calendar month, an update to the Budget covering the 13-week period after the week’s end of the week in which such day occurs.
6.30    Account Control Agreements. Except as set forth on Schedule 6.36, at all times after 30 days after the Amendment No. 3 Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion), the Borrower shall maintain and shall cause each other Loan Party to enter into and maintain, Control Agreements with respect to each of the Loan Parties’ deposit accounts, securities accounts, commodity accounts, except for Excluded Deposit Accounts.
6.31    Information Updates. Solely during the Relief Period, the Borrower shall (a) (i) hold bi-weekly conference calls with its advisors, including legal counsel, the Administrative Agent and the Administrative Agent’s advisors, including FTI and Freshfields Bruckhaus Deringer US LLP, and the Consultant, and, (ii) commencing once the relevant delivery requirement is in effect, a monthly conference call with the Administrative Agent, the Administrative Agent’s advisors, including FTI, the Lenders and the Consultant to discuss the financial statements furnished pursuant to Section 6.01(d), each segment’s performance and material contracts, including current margin expectations compared to original estimates, and (b) provide the Administrative Agent’s advisors, including FTI, upon request with commercially reasonable access to records, books of account and the properties of the Borrower and its Subsidiaries with no notice required and on an ongoing basis until the end of the Relief Period.
6.32    [Reserved].
6.33    Chief Implementation Officer. The Borrower shall continue to retain, on terms and having a scope of engagement satisfactory to the Administrative Agent and the Required Lenders (which appointment shall not be modified or terminated without the consent of the Administrative Agent and the Required Lenders), a chief implementation officer acceptable to the Administrative Agent and the Required Lenders (the “CIO”), which CIO shall (a) report to and be supervised by the board of directors of the Borrower, (b) be responsible, in consultation with the Chief Executive Officer, for directly managing and implementing the obligations and activities specified in Section 6.28 of this Agreement, (c) be vested with the power and authority to manage and direct, (i) all restructuring activities of the Borrower and its Subsidiaries, (ii) the Borrower’s and its Subsidiaries’ liquidity management, (iii) the Borrower and its Subsidiaries’ vendor relationships, (iv) strategic alternatives and refinancing initiatives for the Borrower and its Subsidiaries, and (v) such other activities and such additional duties as the board of directors may from time to time determine, and (d) be authorized by the Borrower to communicate directly with the Administrative Agent and the Lenders as to its duties described above. The CIO and the senior management of the Borrower shall undertake to work cooperatively with each other.
6.34    [Reserved].
6.35    Net Cash Proceeds from Asset Sales. The Borrower and its Subsidiaries shall have achieved the Sale Milestone prior to October 31, 2018.
6.36    Foreign Collateral; Pledges of Stock and Stock Equivalents. Except as set forth on Schedule 6.36, as soon as commercially reasonable, the Borrower shall cause, (i) upon the request of the Administrative Agent, each Foreign Security Provider subject to such a request to execute a Joinder Agreement to the Guaranty or other guaranty or equivalent documentation satisfactory to the Administrative Agent and provide, pursuant to security documentation satisfactory to the Administrative Agent, a security interest in substantially all of its assets (subject to exceptions to be agreed between the Borrower and the Administrative Agent) and (ii) each Foreign Subsidiary identified by the Administrative Agent from time to time, in consultation with the Borrower, to grant a security interest to the Administrative Agent in proceeds with respect to insurance policies and deliver other related customary documentation in the applicable jurisdiction and (b) each Loan Party to provide a pledge of 100% of the Stock and Stock Equivalents in each Wholly-Owned Subsidiary to the Administrative Agent to the extent not previously pledged prior to the Amendment No. 6 Effective Date, together with, in each case, such customary legal opinions as may be reasonably requested by the Administrative Agent.
6.37    ~~[Reserved]~~ Recovery Event Proceeds Account    ~~.~~. At all times after 15 days after the Amendment No. 20 Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion), the Borrower shall maintain the Recovery Event Proceeds Account with the Administrative Agent.
~~6.38        [Reserved].~~
~~6.39        Corporate Action Milestones. The Borrower shall (a) on or prior to November 10, 2019, have distributed a confidential information memorandum with respect to the contemplated Corporate Action, (b) on or prior to January 24, 2020, have received executed letters of intent from potential counterparties in respect to the Corporate Action and have delivered such executed letters of intent to the Administrative Agent and (c) on or prior to March 15, 2020, have caused the occurrence of the Revolving Credit Facility Termination Date.~~
The Administrative Agent shall provide copies of any written information provided to it by the Borrower or any Loan Party pursuant to this Article VI to any Lender requesting the same to the extent that such Lender had the right to make such request herein. Prior to the Revolving Credit

Facility Termination Date, the Administrative Agent shall have no obligation to distribute to any Term Loan Lender information received from any Loan Party pursuant to this Article VI.
ARTICLE VII
NEGATIVE COVENANTS
The Borrower agrees to each of the following, (a) from and after the Closing Date and until the Revolving Credit Facility Termination Date, with the Revolving Credit Lenders, the L/C Issuer and the Administrative Agent and, (b) from and after the Revolving Credit Facility Termination Date and thereafter as long as any Obligation or any Commitment remains outstanding, with the Term Loan Lenders and the Administrative Agent and, in each case, unless the Required Lenders otherwise consent in writing (provided that references herein to “Subsidiaries” shall exclude any Captive Insurance Subsidiary for all Sections under this Article VII except Sections 7.01 and 7.02):
7.01    Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.01;
(c)    Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is permitted by this Section 7.01 (other than clause (g) below);
(d)    (i) Indebtedness in respect of Capital Lease Obligations and purchase money obligations for tangible property, (ii) Indebtedness in respect of sale and leaseback transactions permitted by Section 7.13 (giving effect to the proviso contained therein) and (iii) other secured Indebtedness (including secured Indebtedness incurred or assumed by the Borrower and its Subsidiaries in connection with a Permitted Acquisition); provided, however, that (A) the Liens securing such Indebtedness shall be within the limitations set forth in Sections 7.02(d), 7.02(e) or 7.02(k), (B) other than during the Relief Period the aggregate principal amount of all such Indebtedness permitted by this subsection (d) at any one time outstanding shall not exceed $100,000,000 and (C) during the Relief Period, (x) no amount may be outstanding under clause (d)(ii), (y) the aggregate principal amount of all such Indebtedness at any one time outstanding under clause (d)(i) shall not exceed $50,000,000 less any usage pursuant to clause (d)(iii) and (z) the aggregate principal amount of all such Indebtedness at any one time outstanding under clause (d)(iii) shall not exceed $10,000,000 (it being understood that at no time during the Relief Period shall the aggregate principal amount of all Indebtedness outstanding under this clause (d) exceed $50,000,000);
(e)    renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (d) above or this clause (e); provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of (plus reasonable fees, expenses and any premium incurred in connection with the renewal, extension, refinancing or refunding of such Indebtedness), and is on terms that in the aggregate are not materially less favorable to the Borrower or such Subsidiary than, including as to weighted average maturity, the Indebtedness being renewed, extended, refinanced or refunded;
(f)    Indebtedness arising from intercompany loans among the Borrower and its Subsidiaries; provided that (x) if any such Indebtedness owing to a Loan Party that is a party to the Collateral Agreement is evidenced by a promissory note, such note shall be subject to a first priority Lien pursuant to the Collateral Agreement, (y) all such Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party shall be Subordinated Debt, and (z) any payment by any Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the Borrower or to any of its Subsidiaries for whose benefit such payment is made; provided, further, that, in each case, the Investment in the intercompany loan by the lender thereof is permitted under Section 7.03;
(g)    Non-Recourse Indebtedness;
(h)    Indebtedness under or in respect of Swap Contracts that are not speculative in nature;
(i)    unsecured Indebtedness of any Subsidiary (other than a Guarantor) in aggregate principal amount not to exceed $100,000,000 at any time outstanding;
(j)    Indebtedness in respect of any insurance premium financing for insurance being acquired by the Borrower or any Subsidiary under customary terms and conditions and not in connection with the borrowing of money;
(k)    Indebtedness under or in respect of Cash Management Agreements;
(l)    Indebtedness in respect of matured or drawn Performance Guarantees in the nature of letters of credit, bankers acceptances, bank guarantees or other similar obligations, but only so long as such Indebtedness is reimbursed or extinguished within 5 Business Days of being matured or drawn;
(m)    Indebtedness in respect of matured or drawn Performance Guarantees in the nature of surety bonds, performance bonds and other similar obligations, in each case that would appear as indebtedness on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, in an aggregate amount not to exceed $150,000,000 at any time outstanding;
(n)    Cash Collateralized Letters of Credit;
(o)    unsecured Indebtedness of any Loan Party so long as at the time of incurrence of such Indebtedness (i) no Default has occurred and is continuing or would result therefrom and (ii) the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.16 immediately before and after giving effect to the incurrence of such Indebtedness;
(p)    Indebtedness of the Loan Parties under the Second Lien Credit Agreement in an aggregate outstanding principal amount not to exceed the applicable Maximum Second Priority Principal Amount (as defined in the Intercreditor Agreement); ~~and~~
(q)    Indebtedness arising from agreements of the Borrower or its Subsidiaries providing for the commitments or implementation of Customer Concessions; and

(r)    Indebtedness with respect to (i) unmatured or undrawn obligations to reimburse B. Riley Financial, Inc. with respect to the [***] Letter of Credit and (ii) matured or drawn obligations to reimburse B. Riley Financial, Inc. with respect to the [***] Letter of Credit, provided that such Indebtedness is deemed a Tranche A-5 Term Loan Borrowing within 2 Business Days of being matured or drawn (or such longer period, not to exceed five (5) Business Days, in the Administrative Agent’s reasonable discretion).
provided that after the Amendment No. 5 Effective Date and during the Relief Period, the aggregate outstanding principal amount of all Indebtedness pursuant to Sections 7.01(i) and (o) (including any Indebtedness that is Subordinated Debt) shall not exceed $7,500,000 at any time.
7.02    Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:
(a)    Liens created pursuant to any Loan Document;
(b)    Liens existing on the Closing Date and listed on Schedule 7.02;
(c)    Customary Permitted Liens;
(d)    Liens granted by the Borrower or any Subsidiary of the Borrower under a Capital Lease and Liens to which any property is subject at the time, on or after the Closing Date, of the Borrower’s or such Subsidiary’s acquisition thereof in accordance with this Agreement, in each case securing Indebtedness permitted under Section 7.01(d) and limited to the property purchased (and proceeds thereof) with the proceeds subject to such Capital Lease or Indebtedness;
(e)    purchase money security interests in real property, improvements thereto or equipment (including any item of equipment purchased in connection with a particular construction project that the Borrower or a Subsidiary expects to sell to its customer with respect to such project and that, pending such sale, is classified as inventory) hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any of its Subsidiaries; provided, however, that (i) such security interests secure purchase money Indebtedness permitted under Section 7.01(d) and are limited to the property purchased with the proceeds of such purchase money Indebtedness (and proceeds thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within ninety days of such acquisition or construction, and (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or Fair Market Value of such real property, improvements or equipment at the time of such acquisition or construction;
(f)    any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b), (d) or (e) above, this clause (f) or clause (k) below, without any material change in the assets subject to such Lien;
(g)    Liens in favor of lessors securing operating leases permitted hereunder;
(h)    Liens securing Non-Recourse Indebtedness permitted under Section 7.01(g) on (i) the assets of the Subsidiary or Joint Venture financed by such Non-Recourse Indebtedness and (ii) the Stock of the Joint Venture or Subsidiary financed by such Non-Recourse Indebtedness;

(i)    Liens arising out of judgments or awards and not constituting an Event of Default under Section 8.01(g);
(j)    Liens encumbering inventory, work-in-process and related property in favor of customers or suppliers securing obligations and other liabilities to such customers or suppliers (other than Indebtedness) to the extent such Liens are granted in the ordinary course of business and are consistent with past business practices;
(k)    Liens not otherwise permitted hereunder securing Indebtedness permitted by Section 7.01(d)(ii) or (iii) and encumbering assets of (i) Foreign Subsidiaries or (ii) Domestic Subsidiaries that are not (and are not required to be) Guarantors, in each case that do not constitute Collateral;
(l)    Liens with respect to foreign exchange netting arrangements to the extent incurred in the ordinary course of business and consistent with past business practices; provided that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed $10,000,000 at any time;
(m)    Liens securing insurance premium financing permitted under Section 7.01(j) under customary terms and conditions; provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;
(n)    Liens not otherwise permitted by this Section securing obligations or other liabilities (other than Indebtedness for borrowed money) of the Borrower or its Subsidiaries; provided that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed (i) after the Amendment No. 16 Effective Date and during the Relief Period, $4,000,000 and (ii) other than during the Relief Period, $15,000,000 at any time;
(o)    Liens on Cash Collateral securing only Cash Collateralized Letters of Credit;
(p)    Liens securing reimbursement obligations of any Foreign Subsidiary in respect of Performance Guarantees (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) issued by a Person that is not the Borrower or an Affiliate of the Borrower; provided such Liens shall be limited to (i) any contract as to which such Performance Guarantee provides credit support, (ii) any accounts receivable arising out of such contract and (iii) the deposit account into which such accounts receivable are deposited (the property described in clauses (i) through (iii), collectively, the “Performance Guarantee Collateral”);
(q)    Liens on cash or Cash Equivalents securing (i) reimbursement obligations in respect of Performance Guarantees and other similar obligations (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) and (ii) Swap Contracts that are not speculative in nature; provided that, in each case, the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed (x) at any time during the Relief Period, $25,000,000 or (y) at any time other than during the Relief Period, $200,000,000;

(r)    Liens securing Indebtedness or other obligations of the Loan Parties permitted to be incurred in accordance with Section 7.01(p), so long as such Liens are subject to the provisions of the Intercreditor Agreement; and
(s)    Liens not otherwise permitted by this Section securing obligations or other liabilities of the Borrower or its Subsidiaries; provided that such Liens and the aggregate outstanding amount of all such obligations and liabilities secured by such Liens permitted under this clause (s) shall be on terms and conditions satisfactory to the Administrative Agent and the Required Lenders.
Notwithstanding the foregoing or anything to the contrary contained in any Loan Document, with effect from the Amendment No. 5 Effective Date, no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, any asset owned by a Domestic Subsidiary as credit support in favor of, or for the benefit of, any Non-Loan Party.
7.03    Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:
(a)    Investments existing on the Closing Date and disclosed on Schedule 7.03, and any refinancings of such Investments to the extent constituting Indebtedness otherwise permitted under Section 7.01(b), provided such refinancing complies with the provisions of Section 7.01(e);
(b)    Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;
(c)    Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;
(d)    Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;
(e)    Investments by the Borrower in any Wholly-Owned Subsidiary and Investments of any Wholly-Owned Subsidiary in the Borrower or in another Wholly-Owned Subsidiary;
(f)    loans or advances to employees of the Borrower or any of its Subsidiaries (or guaranties of loans and advances made by a third party to employees of the Borrower or any of its Subsidiaries) in the ordinary course of business; provided, that the aggregate principal amount of all such loans and advances and guaranties of loans and advances shall not exceed $1,000,000 at any time;
(g)    Investments constituting Guaranty Obligations permitted by Section 7.01;
(h)    Investments in connection with a Permitted Acquisition; provided, that at any time after the Amendment No. 3 Effective Date and during the Relief Period, no Investments in connection with a Permitted Acquisition shall be permitted;
(i)    Investments in Rabbi Trusts in an aggregate amount not to exceed $15,000,000 (plus income and capital growth with respect thereto);
(j)    Investments in the nature of, and arising directly as a result of, consideration received in connection with an Asset Sale made in compliance with Section 7.04;

(k)    Investments made in connection with the Foreign Subsidiary Reorganization;
(l)    other Investments not constituting Acquisitions by the Borrower or any Subsidiary made after the Closing Date; provided that the aggregate outstanding amount of all Investments made pursuant to this clause (l) (i) at a time (other than during the Relief Period) when the Senior Leverage Ratio (after giving pro forma effect to such Investments and any Indebtedness incurred in connection therewith) was greater than or equal to 2.00 to 1.00 shall not exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP as of the last day of the immediately preceding Fiscal Year and (ii) at any time after the Amendment No. 3 Effective Date and during the Relief Period shall not exceed $0.00; provided further that upon request by the Administrative Agent at any time the Senior Leverage Ratio is greater than or equal to 2.00 to 1.00, the Borrower shall deliver to the Administrative Agent a schedule of all then-outstanding Investments made pursuant to this clause (l) at a time when the Senior Leverage Ratio was less than 2.00 to 1.00.
For purposes of covenant compliance, the amount of any Investment shall be the original cost of such Investment, minus the amount of any portion of such Investment repaid to the investor as a dividend, repayment of loan or advance, release or discharge of a guarantee or other obligation or other transfer of property or return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.
7.04    Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of their respective assets or any interest therein (including the sale or factoring at maturity of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Stock or Stock Equivalent (any such disposition being an “Asset Sale”) except for the following:
(a)    the sale or disposition of inventory in the ordinary course of business;
(b)    transfers resulting from any taking or condemnation of any property of the Borrower or any of its Subsidiaries (or, as long as no Default exists or would result therefrom, deed in lieu thereof);
(c)    as long as no Default exists or would result therefrom, the sale or disposition of equipment that the Borrower reasonably determines is no longer useful in its or its Subsidiaries’ business, has become obsolete, damaged or surplus or is replaced in the ordinary course of business;
(d)    as long as no Default exists or would result therefrom, the sale or disposition of assets (including the issuance or sale of Stock or Stock Equivalents) of any Subsidiary that either (i) is not a Wholly-Owned Subsidiary or (ii) is an Immaterial Subsidiary that, in each case, both at the time of such sale and as of the Closing Date (or if later, the time of formation or acquisition of such Subsidiary), do not constitute, in the aggregate, all or substantially all of the assets (or the Stock or Stock Equivalents) of such Subsidiary;

(e)    as long as no Default exists or would result therefrom, the lease or sublease of Real Property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement or the Mortgages;
(f)    as long as no Default exists or would result therefrom, non-exclusive assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;
(g)    as long as no Default exists or would result therefrom, discounts, adjustments, settlements and compromises of Accounts and contract claims in the ordinary course of business;
(h)    any Asset Sale (i) to the Borrower or any Guarantor or (ii) by any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;
(i)    as long as no Default exists or would result therefrom, any other Asset Sale for Fair Market Value and where (A) at least 75% of the consideration received therefor is cash or Cash Equivalents and (B) the Non-Cash Consideration from such Asset Sale and all other Asset Sales made in reliance upon this subclause (B) during (x) the Relief Period does not exceed $0.00 and (y) any Fiscal Year not entirely within the Relief Period does not exceed $10,000,000; provided, however, that with respect to any such Asset Sale in accordance with this clause (i), the aggregate consideration received for the sale of all assets sold in accordance with this clause (i) during any Fiscal Year, including such Asset Sale, shall not exceed the lesser of (I) $10,000,000 and (II) 5% of Consolidated Tangible Assets as of the last day of the immediately preceding Fiscal Year;
(j)    any single transaction or series of related transactions so long as neither such single transaction nor such series of related transactions involves assets having a Fair Market Value of more than $2,000,000;
(k)    Asset Sales permitted by Section 7.13, Investments permitted by Section 7.03 and Restricted Payments permitted by Section 7.05;
(l)    the Foreign Subsidiary Reorganization;
(m)    the Form 10 Transactions by and among the Borrower and its Subsidiaries and BWC and its Subsidiaries reasonably necessary to effectuate the Spinoff;
(n)    any Asset Sale of (i) Project Top Hat and (ii) the China JV;
(o)    the sale of Selected Assets at Fair Market Value and in accordance with the Plan and the Orion Plan on terms and conditions and pursuant to documentation satisfactory to the Administrative Agent and the Required Lenders; provided that (1) the terms and conditions of the documentation relating to such Asset Sales shall be satisfactory to the Required Lenders and the Administrative Agent and (2) to the extent that such documentation is satisfactory, the parties hereto agree to revisit (x) the Relief Period Sublimit and (y) the covenants set forth in Sections 7.16(a) and (b), taking into account the EBITDA and working capital needs associated with the Selected Assets being sold and the application of the sale proceeds thereof; and
(p)    any Asset Sale of Project Burn; provided that the Initial Tranche A Term Loan Funding shall have been made available to the Administrative Agent in Same Day Funds at the

Administrative Agent’s Office not later than 1:00 p.m. on the Business Day prior to the consummation thereof.
7.05    Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay or make any sum for any Restricted Payment except for:
(a)    Restricted Payments by the Borrower to any Guarantor;
(b)    Restricted Payments by (i) any Subsidiary of the Borrower to the Borrower or any Guarantor or (ii) any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;
(c)    Restricted Payments by any Subsidiary that is not a Wholly-Owned Subsidiary to the Borrower or any Guarantor and to any other direct or indirect holders of equity interests in such Subsidiary to the extent (i) such Restricted Payments are made pro rata (or on a basis more favorable to the Borrower or such Guarantor) among the holders of the equity interests in such Subsidiary or (ii) pursuant to the terms of the joint venture or other distribution agreement for such Subsidiary in form and substance approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed);
(d)    any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries (i) made solely with the proceeds received from the exercise of any warrant or option or (ii) that is deemed to occur upon the cashless exercise of stock options or warrants;
(e)    the repurchase, redemption or other acquisition or retirement for value of any Stock or Stock Equivalents of the Borrower or any Subsidiary held by any current or former officer, director or employee pursuant to any equity-based compensation plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement in an aggregate amount not to exceed $20,000,000 in any Fiscal Year;
(f)    so long as no Default exists or would result therefrom and the Relief Period is not then in effect (it being understood that no Restricted Payment under this clause (f) may be declared, made or paid during the Relief Period), the Borrower may make Restricted Payments of the type described in clauses (a) and (b) of the definition thereof (including Restricted Payments of the type described in clause (e) of this Section that are in excess of the aggregate amount permitted in clause (e) of this Section); provided that the aggregate amount of all Restricted Payments made under this clause (f) at a time when the Senior Leverage Ratio (after giving pro forma effect to such proposed Restricted Payment and any Indebtedness incurred in connection therewith) was greater than or equal to 2.00 to 1.00 shall not exceed $150,000,000 in any Fiscal Year;
(g)    the dividend or other distribution to BWC and its Subsidiaries of intercompany receivables owed by BWC and its Subsidiaries to the Borrower and its Subsidiaries in connection with the Spinoff to the extent constituting a Form 10 Transaction; and
(h)    any purchase or other acquisition on the Amendment No. 3 Effective Date of any Stock or Stock Equivalents of the Borrower from Lightship Capital LLC or any of its Affiliates made solely with the proceeds of the Initial A Loans (as defined in the Second Lien Credit Agreement as in effect on the Amendment No. 3 Effective Date) incurred under the Second Lien Credit Agreement to the extent disclosed in writing to and approved by the Administrative Agent and the Required Lenders; and
(i)    the payment and/or prepayment of principal, premium, interest, fees and other charges under the Second Lien Credit Agreement, provided that both before and immediately after such payment and/or prepayment no Default or Event of Default shall exist and be continuing.
7.06    Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge or consolidate with or into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging or consolidating with another Subsidiary, the continuing or surviving Person shall be a Guarantor (whether as the survivor or by becoming a Guarantor in a manner reasonably satisfactory to the Administrative Agent, including by joining the Guaranty);
(b)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;
(c)    any Person may be merged or amalgamated with or into the Borrower or any Subsidiary of the Borrower in connection with a transaction that constitutes a Permitted Acquisition, provided that (i) if the Borrower is a party to such transaction, the Borrower shall be the continuing or surviving Person, or (ii) if a Guarantor is a party to such transaction, the continuing or surviving Person shall be a Guarantor (whether as the survivor or by becoming a Guarantor in a manner reasonably satisfactory to the Administrative Agent, including by joining the Guaranty);
(d)    any Subsidiary may dissolve or liquidate so long as (i) such dissolution or liquidation could not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the value of the Guaranty or the Collateral (if any) and (ii) if such dissolving Subsidiary is a Guarantor, it transfers all or substantially all of its assets and operations to another Guarantor; and
(e)    an Asset Sale permitted under Section 7.04 may be consummated.
7.07    Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the Eligible Line of Business.
7.08    Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of any kind involving aggregate payments or consideration in excess of $1,000,000 with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as could reasonably be expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate except:

(a)    transactions among the Borrower and its Subsidiaries not otherwise prohibited under the Loan Documents;
(b)    Restricted Payments and Investments otherwise permitted by this Agreement;
(c)    transactions in accordance with the Affiliate Agreements or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Lenders or the Borrower in any material respect than such agreement as it was in effect on the Closing Date;
(d)    reasonable director, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) and indemnification and insurance arrangements, in each case, as determined in good faith by the Borrower’s board of directors or senior management;
(e)    the entering into of a tax sharing agreement, or payments pursuant thereto, between the Borrower and/or one or more Subsidiaries, on the one hand, and any Tax Affiliate, on the other hand, which payments by the Borrower and its Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;
(f)    so long as the Borrower is subject to the filing requirements of the SEC, any transaction not otherwise prohibited under the Loan Documents with a Person that would constitute an Affiliate of the Borrower solely because the Borrower or a Subsidiary owns Stock in or otherwise Controls such Person;
(g)    pledges by the Borrower or any Subsidiary of Stock of any Joint Venture in a transaction permitted by Section 7.02(h)(ii);
(h)    any transaction entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or a Subsidiary (provided that such transaction is not entered into in contemplation of such event);
(i)    the Form 10 Transactions by and among the Borrower and its Subsidiaries and BWC and its Subsidiaries reasonably necessary to effectuate the Spinoff;
(j)    transactions pursuant to the Tranche A Last Out Facility Commitment Letter or with Vintage Capital Management, LLC contemplated hereunder;
(k)    any Additional Cashless Term Loan Prepayment;
(l)    transactions pursuant to the Qualified Rights Offering; and
(m)    immediately following the Qualified Rights Offering, the Borrower’s issuance to B. Riley FBR, Inc. or to any other Person at the direction of B. Riley FBR, Inc. of up to 16,666,667 in warrants with respect to the Stock of the Borrower (other than Disqualified Stock).
7.09    Burdensome Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) other than for any Subsidiary that is not a Wholly-Owned Subsidiary, agree to enter into or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or enter into any Guaranty Obligation or pay any Indebtedness owed to, the

Borrower or any other Subsidiary of the Borrower or (b) other than customary non-assignment provisions in contracts entered into in the ordinary course of business, enter into or permit to exist or become effective any enforceable agreement prohibiting or limiting the ability of the Borrower or any Subsidiary to create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations; provided that the limitations of this Section 7.09 shall not apply to such limitations contained in (i) the Loan Documents or the Second Lien Credit Agreement, (ii) any agreement governing any Non-Recourse Indebtedness or any Indebtedness permitted by Section 7.01(b), (d), (e), (g) (in the case of any such Indebtedness, so long as any prohibition or limitation is only effective against the assets financed thereby) or (i) or (iii) any agreement of a Subsidiary that is not (and is not required to become) a Loan Party that is in existence at the time of, and is not entered into in anticipation of, the acquisition of such Person as a Subsidiary of the Borrower (and, with respect to this clause (iii), including any amendment, extension, amendment and restatement, replacement, refinancing or other modification of such agreement so long as the relevant limitations are not altered in any manner that is materially adverse to the interests of the Lenders).
7.10    Form 10. Amend, make additions to or otherwise modify the Form 10 on or after the Closing Date in a manner that could reasonably be expected to be adverse to any material interest of the Administrative Agent or the Lenders (unless approved by the Required Lenders, notwithstanding the provisions of Section 10.01 to the contrary, such approval not to be unreasonably conditioned, withheld or delayed); provided that the termination or withdrawal of the Form 10 without the consummation of the Spinoff shall not, without more, be adverse to any material interests of the Lenders.
7.11    Fiscal Year. The Borrower shall not change its Fiscal Year.
7.12    Use of Proceeds. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in contravention of Regulation U of the FRB and (b) the proceeds of Loans made after the Amendment No. 5 Effective Date shall not be used to cash collateralize any letters of credit, sureties, support for warranties or performance obligations, or any similar obligations other than the Letters of Credit.
7.13    Sale Leasebacks. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction unless the proceeds of such transaction received by the Loan Parties equal the Fair Market Value of the properties subject to such transaction and, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered at any one time by all sale and leaseback transactions permitted hereunder (other than any sale and leaseback transaction of property entered into within 90 days of the acquisition of such property) does not exceed $20,000,000; provided that notwithstanding the foregoing, in no event shall the Borrower enter into or consummate, or permit any of its Subsidiaries to enter into or consummate, any sale and leaseback transaction at any time during the Relief Period.

7.14    No Speculative Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material speculative transaction or in any material transaction involving the entry into of Swap Contracts by such Person except for the sole purpose of hedging in the normal course of business.
7.15    Anti-Corruption Laws. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension in violation of applicable Anti-Corruption Laws.
7.16    Financial Covenants.
(a)    Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter of the Borrower set forth below to be less than the ratio set forth below opposite such period (provided that, notwithstanding any Fiscal Quarter not being included in the below, the Borrower shall include a reasonably detailed calculation of the Interest Coverage Ratio in the Compliance Certificate delivered pursuant to Section 6.01(c) with respect to such Fiscal Quarter):

Fiscal Quarters Ending	Minimum Interest Coverage Ratio
December 31, 2018	N/A
March 31, 2019	0.75:1:00
June 30, 2019	0.90:1:00
September 30, 2019	1.10:1:00
December 31, 2019	1.10:1:00
March 31, 2020	~~1.50~~0.70:1:00
June 30, 2020	1.75:1:00
(b)    Senior Leverage Ratio. The Borrower shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period (provided that, notwithstanding any Fiscal Quarter not being included in the below, the Borrower shall include a reasonably detailed calculation of the Senior Leverage Ratio in the Compliance Certificate delivered pursuant to Section 6.01(c) with respect to such Fiscal Quarter):

Fiscal Quarters Ending	Maximum Senior Leverage Ratio
December 31, 2018	N/A
March 31, 2019	9.75:1:00
June 30, 2019	9.25:1:00
September 30, 2019	6.75:1:00
December 31, 2019	6.00:1:00
March 31, 2020	~~3.50~~7.50:1:00
June 30, 2020	3.25:1:00
; provided that, for purposes of compliance with this clause (b) as of the last day of the Fiscal Quarter ended March 31, 2019 only, the Senior Leverage Ratio shall be calculated by giving effect to the prepayment of Revolving Credit Loans on April 8, 2019 as if such prepayment was made on March 31, 2019.
7.17    Sanctions. The Borrower shall not, and shall not permit any of its Subsidiaries to use the proceeds of any Credit Extension, or make available such proceeds to any Subsidiary, Joint Venture partner or other individual or entity, to fund, finance or facilitate any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, in each case at the time of such funding, is the subject of Sanctions, or in any other manner that, to the Borrower’s knowledge, would result in a violation by any Lender, Arranger, Administrative Agent, L/C Issuer or Swing Line Lender of Sanctions.
7.18    Minimum Liquidity. The Borrower shall not permit Liquidity as of the last Business Day of any calendar month, as demonstrated by a certificate of a Responsible Officer delivered within 15 days of the end of the relevant calendar month certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent, commencing on the calendar month ending April 30, 2019, to be less than $30,000,000.
7.19    Additional Charges. Commencing with the quarter ending March 31, 2019, the Borrower shall not permit the recognized and accounted for costs, expenses, losses and/or reductions in Consolidated Net Income (exclusive of any recognized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of liabilities in connection with the Vølund Projects disclosed in writing and acceptable to the Administrative Agent) experienced in connection with the Vølund Projects contracts with the counterparties listed on Exhibit A to Amendment No. 16 under the heading “Charge Basket Projects,” net of the net cash proceeds actually received on or after April 1, 2019 by the Borrower or its Subsidiaries from any customer or vendor recoveries, insurance or other loss, damage or delay claims, and other similar items in each case in connection with the “Charge Basket Projects,” to exceed $15,000,000.

7.20    Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in each fiscal year to exceed $27,500,000 for such fiscal year other than any expenditures for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with the proceeds of insurance to repair replace any such assets or equipment that were lost, damaged or destroyed from a casualty or condemnation event.
7.21    Use of Vølund Projects Letters of Credit. The Borrower shall not, and shall not permit any of its Subsidiaries to, use any Letter of Credit issued on account of any Vølund Project for any purpose other than for credit support for the underlying insurance guaranties supported by such Letter of Credit and in existence on the Amendment No. 13 Effective Date without the consent of the Required Lenders.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall, at any time on or after the Closing Date (other than with respect to Section 8.01(c)), and at any time with respect to Section 8.01(c), constitute an “Event of Default”:
(a)    Non-Payment of Principal. the Borrower shall fail to pay any principal of any Loan or any L/C Obligation when the same becomes due and payable; or
(b)    Non-Payment of Interest and Other Amounts. the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above and other than Obligations under any Secured Cash Management Agreement or Secured Hedge Agreement) and such non-payment continues for a period of three Business Days after the due date therefor; or
(c)    Representations and Warranties. any representation or warranty made or deemed made by any Loan Party in any Loan Document shall prove to have been incorrect in any material respect (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) when made or deemed made; or
(d)    Failure to Perform Covenants. any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 6.03(a), 6.08, 6.12 (with respect to the existence of the Borrower), 6.17, 6.25, 6.26, 6.34, 6.35, 6.37, 6.38, 6.39 or Article VII or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower obtains actual knowledge of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent, any Lender or any L/C Issuer; or
(e)    Cross-Default. (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any recourse Indebtedness of the Borrower or any such Subsidiary (other than the Obligations (except Obligations under Secured Cash Management Agreements and Secured Hedge Agreements, which are expressly covered by this clause (e))) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness (x) having a principal amount in excess of $25,000,000 when the same becomes due and payable

(whether by scheduled maturity, required prepayment, acceleration, demand, early termination event or otherwise), (y) incurred under the Second Lien Credit Agreement or (z) under any foreign revolving credit facility, whether committed or uncommitted, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that clauses (ii) and (iii) above shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or
(f)    Insolvency Proceedings, Etc. (i) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of its Material Subsidiaries (but not instituted by the Borrower or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or an order or decree approving or ordering any of the foregoing shall be entered, or (iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) or (ii) above; or
(g)    Judgments. one or more judgments, orders or decrees (or other similar process) for the payment of money in an amount in excess of $35,000,000 in the aggregate (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be rendered against one or more of the Borrower and its Material Subsidiaries and shall remain unpaid and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment, injunction or order or (y) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, injunction or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(h)    ERISA. one or more ERISA Events shall occur and the amount of all liabilities and deficiencies resulting therefrom imposed on or which could reasonably be expected to be imposed directly on the Borrower, any of its Subsidiaries or any Guarantor, whether or not assessed, when taken together with amounts of all such liabilities and deficiencies for all other such ERISA Events exceeds $35,000,000 in the aggregate; or
(i)    Invalidity of Loan Documents. Either:
(i)    any provision of any Security Instrument or the Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason, except as permitted by the Loan Documents, cease to be valid and binding on, or enforceable against, any Loan Party which is a party thereto, or any Loan Party shall so state in writing; or

(ii)    any Security Instrument shall for any reason fail or cease to create a valid Lien on any Collateral with an aggregate value of $10,000,000 or more purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or
(j)    Change of Control. there occurs any Change of Control; or
(k)    Project-Related Defaults. (x) With respect to any Vølund Project other than the Vølund Projects located at [***], the exercise of any rejection or termination right under any contract with respect to the Vølund Projects in accordance with the terms thereof pursuant to any written communication or notice or pursuant to any judicial, regulatory or administrative procedure and such rejection or termination is not cured or waived within 10 Business Days, (y) [reserved] or (z) with respect to any Vølund Project other than the Vølund Projects located at [***], (A) any Vølund Project counterparty or other Vølund Project stakeholder takes any material step to enforce any rights or remedies it may have with respect to Performance Guarantees it may have against any Loan Party as determined by the Administrative Agent based upon advice of counsel or the Engineering Consultant (as defined in Amendment No. 6), (B) the aggregate potential liability thereof exceeds $10,000,000 and (C) the relevant counterparties and/or stakeholders have not agreed to waive or postpone the exercise of such rights or remedies within 10 Business Days; or
(l)    Tranche A Term Loan Fundings. (x) A failure to fund the Initial Tranche A Term Loan Funding or the Incremental Tranche A Term Loan Funding in accordance with the terms hereunder or under the Tranche A Last Out Facility Commitment Letter, (y) the Borrower amends, supplements, waives or otherwise modifies (or permits the amendment, supplement or other modification of) the Tranche A Last Out Facility Commitment Letter or consents to the assignment of any obligations of Vintage Capital Management, LLC or B. Riley FBR, Inc. set forth therein without the prior written consent of the Administrative Agent, or (z) Vintage Capital Management, LLC or B. Riley FBR, Inc. (as applicable) amends, supplements, modifies, terminates, breaches, defaults under, or fails to perform the Tranche A Last Out Facility Commitment Letter or seeks to assign to any other party any obligations set forth therein without the prior written consent of the Administrative Agent; provided further that time is of the essence with respect to Vintage Capital Management, LLC’s and B. Riley FBR, Inc.’s obligations under the Tranche A Facility Commitment Letter.
(m)    Refinancing Backstop. (x) the Borrower amends, supplements, waives or otherwise modifies (or permits the amendment, supplement or other modification of) the 2020 Refinancing Backstop Commitment Letter or consents to the assignment of any obligations of B. Riley FBR, Inc. set forth therein without the prior written consent of the Administrative Agent, or (y) B. Riley FBR, Inc. amends, supplements, modifies, terminates, breaches, defaults under, or fails to perform the 2020 Refinancing Backstop Commitment Letter or seeks to assign to any other party any obligations set forth therein without the prior written consent of the Administrative Agent; provided that time is of the essence with respect to B. Riley FBR, Inc.’s obligations under the 2020 Refinancing Backstop Commitment Letter; provided, further that no syndication by B. Riley FBR, Inc. of obligations to fund all or a portion of the Refinancing (as defined in Annex A to Amendment No. 20) shall trigger any Event of Default under this clause (m), so long as B. Riley FBR, Inc. remains fully obligated under the 2020 Refinancing Backstop Commitment Letter.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Revolving Credit Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Revolving Credit Loans, L/C Borrowings and other Obligations arising under the Loan Documents owing to the Revolving Credit Lenders, ratably among the

Revolving Credit Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Revolving Credit Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to cash collateralize that portion of L/C Obligations composed of the aggregate undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Sections 2.03 and 2.15, ratably among the L/C Issuers in proportion to the respective amounts described in this clause Fifth held by them;
Sixth, to payment of that portion of the Obligations constituting interest on the Term Loans and other Obligations arising under the Loan Documents owing to the Term Loan Lenders, ratably among the Term Loan Lenders in proportion to the respective amounts described in this clause Sixth payable to them;
Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Term Loan Lenders in proportion to the respective amounts described in this clause Seventh held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by the Intercreditor Agreement or any applicable Requirement of Law.
Subject to Sections 2.03(c) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
ADMINISTRATIVE AGENT

9.01    Appointment and Authority.
(a)    Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrower shall not have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law; provided that the meaning of such term in Section 10.06(c) is intended to be consistent with the meaning of such term as used in Section 5f.103-1(c) of the United States Treasury Regulations. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender at the time of such appointment and succession. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative

Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer with respect to the Letters of Credit issued by Bank of America and the related L/C Obligations (which may be another existing L/C Issuer) or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers, Arrangers, Co-Syndication Agents, Co-Documentation Agents or Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim.
(a)    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent, in its sole discretion, to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
(b)    Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
(c)    The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests in the asset or assets so purchased (or in the Stock, Stock Equivalents or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles; provided that all such documents will reflect the agreements set forth in Section 8.03 and any other subordination terms set forth herein; provided further that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets, Stock or Stock Equivalents thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Stock, Stock Equivalents and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Stock, Stock Equivalents and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters.
(a)    Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank, and on behalf of their Affiliates in such capacities) and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements either (x) as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made or (y) notice has not been received by the Administrative Agent from the applicable Cash Management Bank or Hedge Bank that such amounts are then due and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document (including, without limitation, in connection with the Foreign Subsidiary Reorganization) or (iii) subject to Section 10.01 (including Section 10.01(h)), if approved, authorized or ratified in writing by the Required Lenders;
(ii)    to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(b), (d), (e), (f) or (h), and to enter into any intercreditor agreement, subordination agreement or similar agreement with respect to any such property; and
(iii)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefits of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Instrument) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE X
MISCELLANEOUS
10.01    Amendments, Etc. Subject to Section 3.03(c), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    (x) waive any condition set forth in Section 4.01 or Section 4.02 (other than Section 4.02(e)(i) or (f)) without the written consent of each Revolving Credit Lender or (y) waive any condition set forth in Section 4.04 or Section 4.05 without the written consent of each Term Loan Lender holding a Term Loan Commitment;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment (i) terminated pursuant to Section 8.02 or (ii) mandatorily reduced pursuant to Section 2.06(a)(ii), but excluding any waiver or modification with respect to any mandatory Commitment reduction pursuant to Section 2.06(a)(ii)) without the written consent of such Lender;

(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments, if any) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment, provided that a postponement of any payment with respect to the Term Loan Facility that results from a modification of the definition of “Revolving Credit Facility Maturity Date” shall not be deemed to be a postponement of any payment;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (including any rights to indemnification or expense reimbursement under clauses (a) and (b) of Section 10.04) without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest, commitment fees or Letter of Credit Fees at the Default Rate, (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder or (iii) to amend the terms and conditions of the Relief Period even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder, provided that, after giving effect to such amendment, the rate of interest on Loans and L/C Borrowings and fees payable hereunder are no less than such amounts immediately prior to the Relief Period;
(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(f)    amend Section 1.06 or the definition of “Alternative Currency” without the written consent of the Administrative Agent and each affected L/C Issuer;
(g)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(h)    release all or substantially all of the Collateral in any transaction or series of related transactions, or release all or substantially all of the value of the Guaranty, in each case without the written consent of each Lender, except to the extent the release of any Collateral or any Guarantor is permitted pursuant to Section 9.10 (other than Section 9.10(a)(iii)) (in which case such release may be made by the Administrative Agent acting alone);
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (y) the Administrative Agent, the Borrower and the applicable L/C Issuer may, without the consent of any other Lender or L/C Issuer, make such changes as may be necessary to incorporate provisions with respect to the issuance of Letters of Credit in any Alternative Currency approved by such L/C Issuer. Notwithstanding anything to the contrary contained in this Section, if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the applicable Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
Notwithstanding any provision herein to the contrary:
(x) this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder so long as such amendment does not adversely impact any other Lender’s ability to participate in such vote or action;
(y) until the occurrence of the Revolving Credit Facility Termination Date, for purposes of determining whether the “Required Lenders” or any other amount of requisite Lenders (other than express references to the “Required Term Lenders”) have (i) consented to any amendment, modification, waiver, consent or other action with respect to any terms of the Loan Documents or (ii) directed or required the Administrative Agent or any other Secured Party to undertake any action with respect to the Loan Documents, the Term Loan Lenders shall be deemed to have voted in the same proportion as the allocation of voting with respect to such matter by the Revolving Credit Lenders; provided that, to the extent such clause is applicable to any Term Loan Lender, such Term Loan Lender shall have consent rights under clauses (a)(y), (b), (c), (d), (e), and (g) of this Section 10.01 prior to the occurrence of the Revolving Credit Facility Termination Date; and
(z) for purposes of determining whether the “Required Lenders” or any other amount of requisite Lenders have (i) consented to any amendment, modification, waiver, consent or other action with respect to any terms of the Loan Documents or (ii) directed or required the Administrative Agent or any other Secured Party to undertake any action with respect to the Loan Documents, any Lender who holds (I) either Term Loans or Term Loan Commitments and (II) Revolving Credit Commitments shall, in its capacity as Revolving Credit Lender, be deemed to have voted in the same proportion as the allocation of voting with respect to such matter by the Revolving Credit Lenders which do not hold Term Loans or Term Loan Commitments; provided that, to the extent such clause is applicable to any Revolving Credit Lender, such Revolving Credit Lender shall have consent rights under clauses (b), (c), (d), (e), and (g) of this Section 10.01.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, the Administrative Agent, Bank of America as an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender or any other L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-

mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer and the Swing Line

Lender. In addition, each Lender and each L/C Issuer agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender or L/C Issuer. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them (including the acceleration of any Obligations) or exercise any right under the applicable law or to credit bid at any foreclosure sale, UCC sale, any sale under Section 363 of the Bankruptcy Code (and for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale) or other similar Disposition of Collateral shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or any appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law (subject to any limitations set forth in Section 11.06); and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including MLPFS and including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, and of special and local counsel retained by the Administrative Agent, but not any other separate counsel to the Arrangers or the Lenders), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement (including, without limitation, the administration of any assignment under Section 10.06 that is determined to be void ab initio) and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out of pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, provided that the Borrower’s obligations to pay or reimburse for legal fees and expenses pursuant to this clause (iii) shall be limited to the reasonable and documented legal fees and expenses of a single law firm as counsel for the Administrative Agent and one additional law firm as counsel for all other such parties, taken together, in each appropriate jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where any such Person determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Person advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented legal fees and expenses of such separate counsel shall also be paid or reimbursed; ~~and~~ (iv) all out of pocket expenses incurred by any Term Loan Lender in connection with review, administration or negotiation of Amendment No. 15 or Amendment No. 16 or the negotiation and documentation of any intercreditor arrangements among the Term Loan Lenders, in an aggregate amount not to exceed $650,000 (the “2019 Term Loan Lender Expenses”) and (v) all out of pocket expenses incurred by any Tranche A-4 Term Loan Lender and their respective Affiliates in connection with review, administration or negotiation of Amendment No. 20 or the negotiation and documentation of the 2020 Refinancing Backstop Commitment Letter, in an aggregate amount not to exceed $20,000 (the “2020 Term Loan Lender Expenses”).
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (subject to proviso (y) to this sentence below, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Contaminants on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (B) arises solely from disputes solely between or among Indemnitees (except that in the event of a dispute involving the Administrative Agent, an Arranger, any L/C Issuer or the Swing Line Lender (in each case, acting in its capacity as such), the Administrative Agent, such Arranger, such L/C Issuer or the Swing Line Lender, as applicable, shall be entitled (subject to the other limitations and exceptions set forth in this clause (b)) to the benefit of such indemnification) not relating to or in connection with acts or omissions by the Borrower, any of its Subsidiaries, any of their respective Affiliates or any other Person or entity or (C) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction and (y) the Borrower’s obligation to pay or reimburse an Indemnitee for the reasonable fees, charges and disbursements of counsel under this subsection (b) shall be limited to the reasonable and documented fees, charges and disbursements of a single law firm chosen by the Administrative

Agent as counsel for all such Indemnitees, taken together, in each appropriate jurisdiction (which may include a single law firm as special or local counsel acting in multiple jurisdictions), except that in the case where an Indemnitee determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Indemnitee advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented fees, charges and disbursements of each such separate counsel shall also be paid or reimbursed. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay (and without limiting any obligation of the Borrower so to pay) any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s unused Revolving Credit Commitments and Revolving Credit Exposure and, other than respect to payments to any L/C Issuer or Swing Line Lender, unused Term Loan Commitments and Term Loans at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the applicable L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for the Borrower’s direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. Except as otherwise agreed herein, all amounts due under this Section shall be payable not later than ten Business Days after demand therefor. Notwithstanding the foregoing, until the occurrence of the Revolving Credit Facility Termination Date, no amounts owing by any Loan Party pursuant to this Section 10.04 may be paid to any Term Loan Lender or Affiliate thereof other than the Initial Funding Term Loan Lender Expenses netted against the initial Term Loan Borrowing in accordance with Section 2.02(b) ~~and~~ ,the 2019 Term Loan Lender Expenses and the 2020 Term Loan Lender Expenses (and no Default or Event of Default shall occur as a result of such non-payment), provided that such amounts may accrue. For the avoidance of doubt, nothing in this Agreement shall prohibit the reimbursement of expenses of any party hereto or their respective affiliates, which are incurred in connection with a Qualified Rights Offering and required to be reimbursed pursuant to documentation other than the Loan Documents.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and/or the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the

Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that in each case any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Revolving Credit Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Loans or the Revolving Credit Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations under any separate revolving credit or term loan facilities provided pursuant to the last paragraph of Section 10.01 in each case on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) any unfunded Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, (y) any unfunded Term Loan Commitment, or (z) any Term Loan if such assignment is to a Person that is not a Term Loan Lender, an Affiliate of such Term Loan Lender, or B. Riley FBR, Inc.; and
(C)    the consent of each L/C Issuer and of the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person, or (D) to any competitor of the Borrower or any of its Subsidiaries that is primarily engaged in an Eligible Line of Business and that has been previously identified as such, by legal entity name, by the Borrower to the Administrative Agent and provided by the Administrative Agent to the Lenders on the Platform, it being understood that the Administrative Agent shall have no responsibility for maintaining or otherwise managing any such list of competitors. No assignment of any unfunded Term Loan Commitment shall be made, except to B. Riley FBR, Inc. to the extent necessary for B. Riley FBR, Inc. to satisfy any of its obligations under the Tranche A Last Out Facility Commitment Letter. No assignment of any Revolving Credit Commitment or Revolving Credit Loan shall be made to any Term Loan Lender or any of the Term Loan Lender’s Affiliates or Subsidiaries.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Requirements of Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Person described in Section 10.06(b)(v) that is not permitted to be an assignee with respect to Loans or Commitments) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant to the extent that such Lender has such right to agree hereunder. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Reserved.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Resignation as L/C Issuer or Swing Line Lender after Assignment.
(i)    Notwithstanding anything to the contrary contained herein, if at any time Bank of America or any other L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, then (i) Bank of America or such other L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) Bank of America may, upon 30 days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer (which may be an existing L/C Issuer) or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America or the applicable L/C Issuer as an L/C Issuer or of Bank of America as the Swing Line Lender, as the case may be.
(ii)    If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer with respect to such resigning L/C Issuer (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (y) such successor L/C Issuer (or another of the L/C Issuers, as may be arranged by the Borrower) shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the resigning L/C Issuer and outstanding at the time of such succession, or make other arrangements satisfactory to Bank of America or such other resigning L/C Issuer to effectively assume the obligations of Bank of America or such other resigning L/C Issuer with respect to such Letters of Credit. The provisions of subparts (g)(i) and (g)(ii) of this Section shall not limit the ability of the Borrower to appoint and remove L/C Issuers pursuant to Sections 2.03(l) and (m).
(iii)    If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower, any Subsidiary or any Affiliate of the Borrower relating to the Borrower, any Subsidiary or any Affiliate of the Borrower or any of their respective businesses, other than any such information that is (i) available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower, any Subsidiary or any Affiliate of the Borrower, or (ii) is clearly and conspicuously marked “PUBLIC” by the Borrower, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the page thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States Federal and state securities laws.

Notwithstanding anything herein, (i) no Term Loan Lender or its Affiliate shall have any right to (x) attend any meeting or discussions (whether in person, via telephone or otherwise) among the Administrative Agent, any advisors retained by the Administrative Agent (including, without limitation, legal counsel and financial advisors) or any Revolving Credit Lender to which representatives of the Loan Parties are not invited or (y) receive any information or material prepared by the Administrative Agent, any advisors retained by the Administrative Agent (including, without limitation, legal counsel and financial advisors) or any Revolving Credit Lender or any communication by or among the Administrative Agent and/or one or more Revolving Credit Lenders and (ii) the Term Loan Lenders shall receive from the Borrower all information that the Borrower has provided to the Administrative Agent for distribution to the Revolving Credit Lenders.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that (i) in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff and (ii) in the event that any Term Loan Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent to, as applicable, prepay Revolving Credit Loans and, if the Revolving Credit Loans are paid in full, Cash Collateralize Letters of Credit or application in accordance with the provisions of 8.03 and, pending such payment, shall be segregated by such Term Loan Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Revolving Credit Lenders, and (y) the Term Loan Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Term Loan Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section

10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender is subject to replacement pursuant to the last paragraph of Section 10.01, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Requirements of Law; and
(e)    in the case of an assignment resulting from a Lender becoming a non-consenting Lender pursuant to the last paragraph of Section 10.01, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.

NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to the Borrower or any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.18    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
10.20    Parallel Debt.
(a)    For the purpose of this Section 10.20, “Corresponding Obligations” means each Loan Party’s Obligations other than the Parallel Debt.
(b)    Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, acting on its own behalf and not as agent for any person, an amount equal to the Corresponding Obligations (such payment undertakings by each Loan Party to the Administrative Agent, hereinafter referred to as the “Parallel Debt”).
(c)    The Parallel Debt will become due and payable in the currency or currencies of the Corresponding Obligations as and when one or more of the Corresponding Obligations become due and payable.
(d)    Each of the parties to this Agreement hereby acknowledges that: (i) the Parallel Debt constitutes an undertaking, obligation and liability of each Loan Party to the Administrative Agent which is transferable and separate and independent from, and without prejudice to, the Corresponding Obligations; (ii) the Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of the Parallel Debt from each Loan Party and (iii) the Liens granted under the Loan Documents to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt and shall not be held in trust, it being understood, that the amount which may become payable by each Loan Party under or pursuant to the Parallel Debt from time to time shall never exceed the aggregate amount which is payable under the relevant Corresponding Obligations from time to time.
(e)    For the purpose of this Section 10.20 the Administrative Agent acts in its own name and on behalf of itself (for the benefit of the Secured Parties and each subsequent maker of any Loan by its making thereof) and not as agent or representative of any of the Secured Parties and each subsequent maker of any Loan by its making thereof.
(f)    To the extent the Administrative Agent irrevocably receives any amount in payment of the Parallel Debt (the “Received Amount”), the Corresponding Obligations shall be reduced by an aggregate amount (the “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received as a payment of the Corresponding Obligations. For the avoidance of doubt, to the extent the Administrative Agent irrevocably receives any amount in payment of the Corresponding Obligations, the Parallel Debt shall be reduced accordingly as if such payment was received as a payment of the Parallel Debt. All amounts received or recovered by the Administrative Agent from or by the enforcement of any security interest granted to secure the Parallel Debt, shall be applied in accordance with this Agreement. Without limiting or affecting the Administrative Agent’s rights against the Loan Parties (whether under this Section 10.20 or under any other provisions of the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement) each Loan Party acknowledges that (i) nothing in this Section 10.20 shall impose any obligation on the Administrative Agent to advance any sum to any Loan Party or otherwise under any Loan Document or any Secured Cash Management Agreement or Secured Hedge Agreement, except in its capacity as Lender, Cash Management Bank or Hedge Bank and (ii) for the purpose of any vote taken under any Loan Document or any Secured Cash Management Agreement or Secured Hedge Agreement, the Administrative Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender, Cash Management Bank or Hedge Bank.
10.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE XI
ADDITIONAL SUBORDINATION TERMS
11.01    Payment Subordination. The Term Loan Lenders agree that the Obligations with respect to the Term Loan Facility are expressly subordinate and junior in right of payment to all Obligations with respect to the Revolving Credit Facility (including any interest or entitlement to fees or expenses or other charges with respect to the Revolving Credit Facility accruing after the commencement of any proceeding under any Debtor Relief Law, whether or not such amounts are allowed in any proceeding), except for any payment of (a) the Amendment No. 9 Closing Fee, (b) the Initial Funding Term Loan Lender Expenses, (c) OID, (d) Additional Term Loan Prepayments, (e) the structuring fees to be paid to B. Riley FBR, Inc. on the Amendment No. 16 Effective Date and as disclosed in writing to the Administrative Agent, (f) the 2019 Term Loan Lender Expenses and the 2020 Term Loan Lender Expenses and (g) other than upon and during the continuance of an Event of Default, any interest on the Term Loans due on the applicable Interest Payment Date or on any Additional Term Loan Prepayment on the date that such prepayment is made.
11.02    Turnover.
(a)    Any payment or distribution (whether in cash, property or securities) that may be received by any Term Loan Lender or its Affiliate on account of any Obligations with respect to the Term Loan Facility ~~or~~, the Tranche A Last Out Facility Commitment Letter or the 2020 Refinancing Backstop Commitment Letter in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Administrate Agent, for the benefit of the Secured Parties, in each case, in the same form as received, with any necessary endorsements, and each of the Term Loan Lenders hereby authorizes the Administrative Agent to make any such endorsements as agent for such Term Loan Lender or its respective Affiliate (in each case, which authorization, being coupled with an interest, is irrevocable). All such payments paid over to the Administrative Agent shall be, as applicable, used to prepay Revolving Credit Loans and, if the Revolving Credit Loans are paid in full, Cash Collateralize Letters of Credit or applied in accordance with the provisions of Section 8.03. For purposes of this Agreement, each Term Loan Lender agrees that in an any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party of the Borrower, any debt or equity securities issued or to be issued by the reorganized or liquidating Borrower or any reorganized or liquidating Loan Party that is allocated to any Term Loan Lender or Affiliate thereof on account of the Term Loan Facility ~~or~~, the Tranche A Last Out Facility Commitment Letter or the 2020 Refinancing Backstop Commitment Letter in a plan of reorganization or liquidation shall be deemed to be payments that are subject to the turnover provisions hereunder.
(b)    If the Administrative Agent or any Revolving Credit Lender is required in any proceeding under any Debtor Relief Law or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, then the Obligations with respect to the Revolving Credit Facility shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Revolving Credit Facility Termination Date, as applicable, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each of the Term Loan Lenders agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that any benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
11.03    Financing Matters. Prior to the Revolving Credit Facility Termination Date, if any Loan Party becomes subject to any proceeding under any Debtor Relief Law:
(a)    If the Administrative Agent or the Revolving Credit Lenders consent (or do not object) to the use of cash collateral under the Bankruptcy Code or provide debtor-in-possession financing to any Loan Party under the Bankruptcy Code or consent (or do not object) to the provision of such financing to any Loan Party by any third party, then each Term Loan Lender agrees that it (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such debtor-in-possession financing and (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 11.04 below.
(b)    No Term Loan Lender or Affiliate thereof may (i) propose to provide any debtor-in-possession financing or (ii) support any other Person in providing any debtor-in-possession financing to any Loan Party that competes with any debtor-in-possession financing offered by one or more of the Administrative Agent or the Revolving Credit Lenders.
11.04    Adequate Protection. Prior to the occurrence of the Revolving Credit Facility Termination Date, no Term Loan Lender shall be granted any adequate protection in any proceeding under any Debtor Relief Law, provided that, if the Administrative Agent, for the benefit of itself and the Revolving Credit Lenders, or the Revolving Credit Lenders are granted adequate protection consisting of replacement Liens on existing Collateral or new Liens on property that is unencumbered or does not constitute Collateral and/or superpriority claims in connection with any debtor-in-possession financing or use of cash collateral, then in connection with any such debtor-in-possession financing or use of cash collateral each of the Term Loan Lenders may, as adequate protection, seek or accept (and the Administrative Agent and the Revolving Credit Lenders shall not object to) adequate protection consisting solely of (x) replacement Liens on existing Collateral or new Liens on such property that is unencumbered or does not constitute Collateral, which replacement Liens shall be subordinated in all respects to the Liens granted to the Administrative Agent, for the benefit of itself and the Revolving Credit Lenders, or the Revolving Credit Lenders and such debtor-in-possession financing and/or (y) superpriority claims junior in all respects to the superpriority claims granted the Administrative Agent, for the benefit of itself and the Revolving Credit Lenders, or the Revolving Credit Lenders; provided, however, that each Term Loan Lender shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, that prior to the occurrence of the Revolving Credit Facility Termination Date any plan of reorganization under the Bankruptcy Code may provide, and any stipulation and/or order granting such adequate protection may similarly provide, that the Term Loan Lenders may receive on account of such junior superpriority claims any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such superpriority claims; provided further that recovery on account of the superpriority claim received by any Term Loan Lender is subject to, inter alia, Section 11.02.
11.05    Voting Matters. Prior to the occurrence of the Revolving Credit Facility Termination Date, in no event shall any Term Loan Lender or any Affiliate thereof vote to accept or take any other action to support the confirmation or approval of any plan of reorganization in any proceeding under any Debtor Relief Law if the Administrative Agent has provided notice to the Term Loan Lenders at least one Business Day prior to the applicable voting deadline that the Required Lenders do not approve of such plan of reorganization.
11.06    Right to Appear. Prior to the occurrence of the Revolving Credit Facility Termination Date, each of the Term Loan Lenders may appear in any proceeding under any Debtor Relief Law; provided, however, that no Term Loan Lender may oppose any action or position taken or relief sought by the Administrative Agent.
11.07    Indemnification; Release.
(a)    The Term Loan Lenders, jointly and severally, agree to indemnify, defend and hold harmless the Administrative Agent and/or the Revolving Credit Lenders from and against any and all reasonable and documented expenses, losses, claims, damages, suits, proceedings and liabilities that are incurred by or threatened against the Administrative Agent and/or the Revolving Credit Lenders, including, but not limited to reasonable attorneys’ fees and expenses caused by or resulting from the breach of any representation, warranty, agreement, covenant or other obligation of the Term Loan Lenders contained herein; provided that no Term Loan Lender shall be liable under this clause (a) for the payment of any portion of the foregoing that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s and/or any Revolving Credit Lender’s own gross negligence, willful misconduct or breach in bad faith of the Loan Documents. The indemnification rights set forth in this clause (a) are in addition to any rights of indemnification or reimbursement that the Administrative Agent or the Revolving Credit Lenders may have under this Agreement or any other Loan Document.

(b)    No Term Loan Lender shall have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of the Administrative Agent or any other such Lender under the Loan Documents (except to the extent the basis of such claim is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent or the Revolving Credit Lenders).
11.08    Enforceability. The parties hereto expressly acknowledge that the provisions of this Article XI, any other subordination terms set forth herein and any other provision governing the rights among any and all Secured Parties are a “subordination agreement” under Section 510(a) of the Bankruptcy Code and that such provisions shall be effective before, during and after the commencement of any proceeding under any Debtor Relief Law and shall survive the termination of this Agreement.
11.09    Article XI; Generally. The provisions of this Article XI are solely for the benefit of the Administrative Agent, the Revolving Credit Lenders, the L/C Issuers and the Term Loan Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of such provisions.

[Signature pages omitted.]

ANNEX C
Commitments and Applicable Percentages
[On file with the Administrative Agent]

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement- Annex C]

ANNEX D
Committed Loan Notice
[Please see attached]

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement- Annex D]

ANNEX D

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date:     _____, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of May 11, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer.
The undersigned hereby requests (select one):1
☐ A Revolving Credit Borrowing
☐ A Tranche A-1 Term Loan Borrowing
☐ A Tranche A-2 Term Loan Borrowing
☐ A Tranche A-3 Term Loan Borrowing
☐ A Tranche A-4 Term Loan Borrowing
☐ A Tranche A-5 Term Loan Borrowing
☐ A conversion [Term Loan/Revolving Credit Loans] of [Type] to [Type]
☐ A continuation [Term Loan/Revolving Credit Loans] of Eurocurrency Rate Loans
1.    On ___________, _____ (a Business Day).
2.In the amount of $________.
[principal amount to be borrowed, converted or continued]
3.Comprised of ______________.
[Type of Borrowing requested or to which an existing Borrowing is to be converted]
4.For Eurocurrency Rate Loans: with an Interest Period of _________ months.

5.	For conversions or continuations of Eurocurrency Rate Loans: Loan Number ____________.

1 At any time after the Initial Tranche A Term Loan Funding and prior to the termination of the Availability Period with respect to the Term Loan Facility, each Committed Loan Notice shall be accompanied by a Committed Loan Notice with respect to a Tranche A-1 Term Loan Borrowing or Revolving Credit Borrowing, as applicable, with principal to be borrowed in amounts that will satisfy the Funding Ratio Condition.

[The Borrowing requested herein complies with [Section 2.01]2 [Section 2.01A]3 [Section 2.01B]4 [Section 2.01C]5 [Section 2.01D]6 [Section 2.01E]7 of the Credit Agreement.]8 The Borrower hereby represents and warrants that the conditions specified in [Sections 4.03(a), (b) and (e)]9 [Section 4.05]10 [Section 4.06]11 [Section 4.07]12 [Section 4.08]13 [Section 4.09]14 shall be satisfied on and as of the date of the applicable Credit Extension.

2 Applicable if requesting a Revolving Credit Borrowing.
3 Applicable if requesting a Tranche A-1 Term Loan Borrowing.
4 Applicable if requesting a Tranche A-2 Term Loan Borrowing.
5 Applicable if requesting a Tranche A-3 Term Loan Borrowing.
6 Applicable if requesting a Tranche A-4 Term Loan Borrowing.
7 Applicable if requesting a Tranche A-5 Term Loan Borrowing.
8 Applicable if requesting a Borrowing.
9 Applicable if requesting a Revolving Credit Borrowing
10 Applicable if requesting a Tranche A-1 Term Loan Borrowing.
11 Applicable if requesting a Tranche A-2 Term Loan Borrowing.
12 Applicable if requesting a Tranche A-3 Term Loan Borrowing.
13 Applicable if requesting a Tranche A-4 Term Loan Borrowing.
14 Applicable if requesting a Tranche A-5 Term Loan Borrowing.

[Remainder of this Page is Intentionally Left Blank]

BABCOCK & WILCOX ENTERPRISES, INC.
By: _______________________
Name: ___________________________
Title: ___________________________

ANNEX E
Assignment and Assumption
[Please see attached]

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement- Annex E]

ANNEX E

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignors:

2.	Assignee:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Babcock & Wilcox Enterprises, Inc.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Credit Agreement, dated as of May 11, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders, the Administrative Agent, the Swing Line Lender and each L/C Issuer

6.	Assigned Interests:

Facility Assigned	Aggregate Amount of Commitment/ Loans[1] for all Lenders for applicable Facility[2]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]	CUSIP Number

[7.    Trade Date: ___________________]4
Effective Date: ___________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT
AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name: _______________________
Title: ________________________

1 With respect to the Term Loan Facility, after the Tranche A-1 Term Loan Commitment, Tranche A-2 Term Loan Commitment, Tranche A-3 Term Loan Commitment, Tranche A-4 Term Loan Commitment or Tranche A-5 Term Loan Commitment had been terminated or reduced to zero, only the assignment of such Loans will be applicable. With respect to the Term Loan Facility, specify whether the loan is a Tranche A-1 Term Loan, a Tranche A-2 Term Loan, a Tranche A-3 Term Loan, a Tranche A-4 Term Loan or a Tranche A-5 Term Loan.
2 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment / Revolving Credit Loans of all Lenders thereunder.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name: _______________________
Title: ________________________

[Consented to and]5 Accepted:
BANK OF AMERICA, N.A., as Administrative Agent
By:     ____________________
Name: _______________________
Title: ________________________
Consented to:
BANK OF AMERICA, N.A.,
as an L/C Issuer and Swing Line Lender
By:     ____________________
Name: _______________________
Title: ________________________

[Consented to:
BABCOCK & WILCOX ENTERPRISES, INC.
By:     ____________________
Name: _______________________
Title: ________________________]

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it has reviewed the list of restricted Persons posted on the Platform pursuant to Section 10.06(b)(v)(D) of the Credit Agreement and the Assignee is not a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v)(D) thereof; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement) and, after review of the list of restricted Persons posted on the Platform pursuant to Section 10.06(b)(v)(D) thereof, is not a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v) thereof, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York. If the Assignee is a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v)(D) of the Credit Agreement, the Assignor and Assignee agree that the assignment provided herein shall be void ab initio, and that each of them shall, jointly and severally, indemnify the Administrative Agent for any loss, cost or expense arising from the voiding of such assignment.

ANNEX F
Conditions Precedent to the Refinancing Transaction
[Please see attached]

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 20 to Credit Agreement- Annex F]

ANNEX F

Conditions Precedent to the A&R Credit Agreement

Generally limited to the following:

1.
The occurrence of the Refinancing occurring simultaneously with the effectiveness of the A&R Credit Agreement, which shall result in (a) a full paydown of Revolving Credit Loans with no Revolving Credit Loans drawn on the effective date of the A&R Credit Agreement (the “Restatement Effective Date”) and (b) $45,000,000 (less the Amendment and Restatement Fees) in unrestricted Cash and Cash Equivalents to be held by the Borrower and its Subsidiaries (with at least $15,000,000 of such amount to be held by Loan Parties that are Domestic Subsidiaries) after pro forma application of proceeds of Refinancing on the Restatement Effective Date;

2.	No Default or Event of Default exists or would result from the effectiveness of the A&R Credit Agreement;

3.
Representations and warranties made by (i) the Borrower in Article V (Representations and Warranties) of the A&R Credit Agreement and (ii) each Loan Party in each other Loan Document to be true and correct in all material respects, as of the Refinancing Date (or if such representation and warranty speaks solely to another date, as of such date);

4.	The Administrative Agent shall have received payment of the Amendment and Restatement Fee;

5.
Evidence satisfactory to each Lender of flood insurance as may be required to comply with the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Biggert-Waters Flood Insurance Act of 2012;

6.	Satisfactory environmental assessment as may be required by each Revolving Credit Lender;

7.	The Administrative Agent shall be satisfied with compliance under any applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

8.	A Note executed by the Borrower in favor of each Lender requesting a Note;

9.
Without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Revolving Credit Lenders, including on account of the Agent’s Legal Advisor and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Restatement Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced);

10.
Delivery of a satisfactory opinion of each of the Loan Parties’ counsel (including the Loan Parties’ in-house counsel) regarding due execution, enforceability and non-contravention of agreements and law, in form and substance reasonably satisfactory to the Administrative Agent (and consistent in scope to prior opinions delivered to the Administrative Agent);

11.
A officer’s certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent and substantially consistent with such officer’s certificate delivered in connection with Amendment No. 20;

12.
A certificate of the secretary or assistant secretary of each of the Loan Parties that are Domestic Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent and substantially consistent with such certificate delivered in connection with Amendment No. 20;

13.	A funds flow memorandum, in form and substance reasonably acceptable to the Administrative Agent, detailing the flow of funds in respect to the Refinancing;

14.
Such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party that are Domestic Subsidiaries that each such Loan Party is validly existing and in good standing in its jurisdiction of organization;

15.
A certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the A&R Credit Agreement, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

16.	The Loan Parties’ affirmation of Security Instruments and each other similar document required under Canadian or Mexican law with respect to each Foreign Security Provider[1];

17.
A solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent immediately before and after the occurrence of the Restatement Effective Date; and

18.
Each Letter of Credit issued by Credit Agricole Corporate and Investment Bank or its affiliates shall have been terminated, returned or replaced with a Letter of Credit issued by an L/C Issuer other than Credit Agricole Corporate and Investment Bank or its affiliates, in each case, undrawn.

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1 If commercially reasonable efforts are made by the Borrower, any actions required under foreign law may be moved to a post-closing obligation.